UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
NACCO INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)

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NOTICE OF ANNUAL MEETING
PROXY STATEMENT
BUSINESS TO BE TRANSACTED
1. Election of Directors
Director Nominee Information
Director Meetings and Committees
Procedures for Submission and Consideration of Director Candidates
Board Leadership Structure and Risk Management
Compensation Committee Interlocks and Insider Participation
Certain Business Relationships
Report of the Audit Review Committee
Director Compensation
Executive Compensation
Compensation Discussion and Analysis
Compensation Committee Report
Summary Compensation Table
Grants of Plan-Based Awards
Equity Compensation
Potential Payments upon Termination/Change in Control
Non-Qualified Deferred Compensation Benefits
Defined Benefit Pension Plans
Section 16(a) Beneficial Ownership Reporting Compliance
2. Approval, for purposes of Section of 162(m) of the Internal Revenue Code, of the NACCO Industries, Inc. Annual Incentive Compensation Plan (Effective September 28, 2012)
3. Ratification of Appointment of Independent Registered Public Accounting Firm for the Company for the Current Fiscal Year
BENEFICIAL OWNERSHIP OF CLASS A COMMON AND CLASS B COMMON
Class A Common Stock
Class B Common Stock
SUBMISSION OF STOCKHOLDERS PROPOSALS
COMMUNICATIONS WITH DIRECTORS
SOLICITATION OF PROXIES
OTHER MATTERS
Appendix A
FORM OF PROXY CARD

5875 LANDERBROOK DRIVE; SUITE 220
CLEVELAND, OHIO 44124-4069
NOTICE OF ANNUAL MEETING
The Annual Meeting of stockholders of NACCO Industries, Inc., which we refer to as the Company, will be held on Tuesday, May 7, 2013 at 9:00 A.M., at 5875 Landerbrook Drive, Cleveland, Ohio, for the following purposes:

1.	To elect nine directors for the ensuing year;

2.	To act on the proposal to approve, for purposes of Section 162(m) of the Internal Revenue Code, the NACCO Industries, Inc. Annual Incentive Compensation Plan;

3.	To ratify the appointment of the independent registered public accounting firm of the Company for the current fiscal year; and

4.	To transact such other business as may properly come before the meeting.
The Board of Directors has fixed the close of business on March 13, 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. The 2013 Proxy Statement and related form of proxy are being mailed to stockholders commencing on or about March 22, 2013.

John D. Neumann
Secretary
March 22, 2013
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders To Be Held on May 7, 2013
The 2013 Proxy Statement and 2012 Annual Report are available, free of charge, at
http://www.nacco.com by clicking on the “2013 Annual Meeting Materials” link and then clicking on either the “2013 Proxy Statement” link or the “2012 Annual Report” link, as appropriate.
If you wish to attend the meeting and vote in person, you may do so.

The Company's Annual Report for the year ended December 31, 2012 is being mailed to stockholders concurrently with the 2013 Proxy Statement. The 2012 Annual Report contains financial and other information about the Company, but is not incorporated into the 2013 Proxy Statement and is not deemed to be a part of the proxy soliciting material.
If you do not expect to be present at the Annual Meeting, please promptly fill out, sign, date and mail the enclosed form of proxy or, in the alternative, vote your shares electronically either over the internet (www.investorvote.com/NC) or by touch-tone telephone (1-800-652-8683). If you hold shares of both Class A Common Stock and Class B Common Stock, you only have to complete the single enclosed form of proxy or vote once via the internet or telephone. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

5875 LANDERBROOK DRIVE; SUITE 220
CLEVELAND, OHIO 44124-4069
PROXY STATEMENT — MARCH 22, 2013
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of NACCO Industries, Inc., a Delaware corporation, which we also refer to as the Company, NACCO, we, our or us, of proxies to be used at the annual meeting of stockholders of the Company to be held on May 7, 2013, which we refer to as the Annual Meeting. This Proxy Statement and the related form of proxy are being mailed to stockholders commencing on or about March 22, 2013.
If the enclosed form of proxy is executed, dated and returned or if you vote electronically, the shares represented by the proxy will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Proxies that are properly signed without any indication of voting instructions will be voted as follows:

•	for the election of each director nominee;

•	for the approval of the incentive compensation plan recommended by our Board of Directors;

•	for the ratification of the appointment of the independent registered public accounting firm; and

•	as recommended by our Board of Directors with regard to any other matters or, if no recommendation is given, in the proxy holders' own discretion.
The proxies may be revoked at any time prior to their exercise by giving notice to us in writing or by executing and delivering a later dated proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a previously granted proxy.
Stockholders of record at the close of business on March 13, 2013 will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 6,787,202 outstanding shares of Class A Common Stock, par value $1.00 per share, which we refer to as the Class A Common, entitled to vote at the Annual Meeting and 1,582,255 shares of Class B Common Stock, par value $1.00 per share, which we refer to as the Class B Common, entitled to vote at the Annual Meeting. Each share of Class A Common is entitled to one vote for a nominee for each of the nine directorships to be filled and one vote on each other matter properly brought before the Annual Meeting. Each share of Class B Common is entitled to ten votes for each such nominee and ten votes on each other matter properly brought before the Annual Meeting. Class A Common and Class B Common will vote as a single class on all matters anticipated to be brought before the Annual Meeting.
At the Annual Meeting, in accordance with Delaware law and our Bylaws, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. As provided by Delaware law and our Bylaws, the holders of a majority of our stock, issued and outstanding, and entitled to vote at the Annual Meeting and present in person or by proxy at the Annual Meeting, will constitute a quorum for the Annual Meeting. The inspectors of election intend to treat properly executed proxies marked “abstain” as “present” for purposes of determining whether a quorum has been achieved at the Annual Meeting. The inspectors will also treat proxies held in “street name” by brokers that are voted on at least one, but not all, of the proposals to come before the Annual Meeting, which we refer to as broker non-votes, as “present” for purposes of determining whether a quorum has been achieved at the Annual Meeting.
In accordance with Delaware law, the nine director nominees receiving the greatest number of votes will be elected directors. Proposal two is to approve, for purposes of Section 162(m) of the Internal Revenue Code, which we refer to as Code Section 162(m), the NACCO Industries, Inc. Annual Incentive Compensation Plan, which we refer to as the NACCO Short-Term Plan. The affirmative vote of a majority of the votes cast is required to approve proposal two for purposes of Code Section 162(m). For purposes of Code Section 162(m), abstentions and broker non-votes will not be treated as votes cast, so abstentions and broker non-votes will not affect the outcome of proposal two.
In accordance with our Bylaws, the affirmative vote of the holders of a majority of the voting power of our stock that is present in person or represented by proxy and that is actually voted is required to approve all other proposals that are brought before the Annual Meeting. As a result, abstentions and broker non-votes in respect of any proposal will not be counted for purposes of determining whether a proposal has received the requisite approval by our stockholders.

In accordance with Delaware law and our Bylaws, we may, by a vote of the stockholders, in person or by proxy, adjourn the Annual Meeting to a later date or dates, without changing the record date. If we were to determine that an adjournment was desirable, the appointed proxies would use the discretionary authority granted pursuant to the proxy cards to vote in favor of such an adjournment.

BUSINESS TO BE TRANSACTED

1.	Election of Directors
Director Nominee Information
It is intended that shares represented by proxies in the enclosed form will be voted for the election of the nominees named in the following table to serve as directors for a term until the next annual meeting and until their successors are elected, unless contrary instructions are received. All of the nominees listed below presently serve as our directors and were elected at our 2012 annual meeting of stockholders, except James A. Ratner and David B.H. Williams, who were appointed to fill vacancies on our Board of Directors effective September 28, 2012, the date on which we spun-off Hyster-Yale Materials Handling, Inc, which we refer to as Hyster-Yale, to our stockholders. If an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute some other person for any of the nominees, shares represented by proxies will be voted for such other person as the proxy holders may select.
The disclosure below provides information as of the date of this Proxy Statement about each director nominee. The information presented is based upon information each director has given us about his age, positions held, principal occupation and business experience for the past five years, and the names of other publicly-held companies for which he currently serves as a director or has served as a director during the past five years. In addition, we have presented information regarding each nominee's specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that he should serve as a director. We also believe that the nomination of each of our director nominees is in the best long-term interests of our stockholders, as each individual possesses the highest personal and professional ethics, integrity and values, and has the judgment, skill, independence and experience required to serve as a member of our Board of Directors. Each individual has also demonstrated a strong commitment of service to the Company.

Name	Age	Principal Occupation and Business Experience and Other Directorships in Public Companies During Last Five Years	Director Since
John P. Jumper	68
President, Chief Executive Officer and Chairman of the Board of Science Applications International Corporation (a government technology solutions company). Retired Chief of Staff, United States Air Force. From prior to 2008, President, John P. Jumper & Associates (aerospace consulting). Also, Director of Wesco Aircraft Holding, Inc. and Hyster-Yale. From prior to 2008 to 2012, Director of Goodrich Corporation. From prior to 2008 to 2009, Director of TechTeam Global and from prior to 2008 to 2010, Director of Somanectics Corp. From prior to 2008 to February 2012, Director of Jacobs Engineering, Inc.
			2012

Through his extensive military career, including as the highest-ranking officer in the U.S. Air Force, General Jumper developed valuable and proven leadership and management skills that make him a significant contributor to our Board of Directors. In addition, General Jumper's service on the boards of other publicly-traded corporations allows him to provide valuable insight to the Board of Directors on matters of corporate governance and executive compensation policies and practices.

Dennis W. LaBarre	70	Partner in the law firm of Jones Day. Mr. LaBarre also serves as a Director of Hyster-Yale.	1982

Mr. LaBarre is a lawyer with broad experience counseling boards and senior management of publicly-traded and private corporations regarding corporate governance, compliance and other domestic and international business and transactional issues. In addition, he has over 30 years of experience as a member of senior management of a major international law firm. These experiences enable him to provide our Board of Directors with an expansive view of the legal and business issues pertinent to the Company, which is further enhanced by his extensive knowledge of us as a result of his many years of service on our Board of Directors and through his involvement with its committees.

Name	Age	Principal Occupation and Business Experience and Other Directorships in Public Companies During Last Five Years	Director Since
Richard de J. Osborne	78	Retired Chairman and Chief Executive Officer of ASARCO Incorporated (a leading producer of non-ferrous metals). Current non-executive Chairman of the Board of Directors of Datawatch Corp.	1998

Mr. Osborne's experience as chairman, chief executive officer and chief financial officer of a leading producer of non-ferrous metals enables him to provide our Board of Directors with a wealth of experience in and understanding of the mining industry. From this experience, as well as his past and current service on the boards of other publicly-traded corporations, Mr. Osborne offers our Board of Directors a comprehensive perspective for developing corporate strategies and managing risks of a major publicly-traded corporation.

Alfred M. Rankin, Jr.	71
Chairman, President and Chief Executive Officer of the Company. Chairman of the Board of each of our principal wholly-owned subsidiaries: The North American Coal Corporation, which we refer to as NA Coal, Hamilton Beach Brands, Inc., which we refer to as HBB, and The Kitchen Collection, LLC, which we refer to as KC. Also, Chairman, President and Chief Executive Officer of Hyster-Yale and Chairman of its principal operating subsidiary, NACCO Materials Handling Group, Inc., which we refer to as NMHG. Also, Director of Hyster-Yale and The Vanguard Group. From prior to 2008 to 2012, Chairman of the Board of Directors of the Federal Reserve Bank of Cleveland. From prior to 2008 to 2012, Director of Goodrich Corporation.
			1972

In over 40 years of service to the Company as a Director and over 20 years in senior management, Mr. Rankin has amassed extensive knowledge of all of our strategies and operations. In addition to his extensive knowledge of the Company, he also brings to our Board of Directors unique insight resulting from his service on the boards of other publicly-traded corporations and former service on the Board of Directors of the Federal Reserve Bank of Cleveland. Additionally, through his dedicated service to many of Cleveland's cultural institutions, he provides a valuable link between our Board of Directors, the Company and the community surrounding our corporate headquarters.

James A. Ratner	68	Executive Vice President of Forest City Enterprises, Inc. (a real estate development company) and Chairman and Chief Executive Officer of Forest City Commercial Group, the commercial real estate development and management division of Forest City.	2012

Mr. Ratner's experience in senior management of a major publicly-traded company and his service on the boards of many of Cleveland's civic and cultural institutions provides our Board of Directors with valuable insight into corporate governance and strategy and provides a valuable link between our Board of Directors, the Company and the community surrounding our corporate headquarters.

Britton T. Taplin	56	Self-employed (personal investments). Mr. Taplin also serves as a Director of Hyster-Yale.	1992

		Mr. Taplin is the grandson of the founder of the Company and brings the perspective of a long-term stockholder to our Board of Directors.

Name	Age	Principal Occupation and Business Experience and Other Directorships in Public Companies During Last Five Years	Director Since
David F. Taplin	63	Self-employed (tree farming).	1997

		Mr. Taplin is the grandson of the founder of the Company and brings the perspective of a long-term stockholder to our Board of Directors.

John F. Turben	77	Founding Partner of Kirtland Capital Partners (a private equity company).	1997

Mr. Turben brings to our Board of Directors the entrepreneurial perspective of a founder and operator of a successful company. Mr. Turben has acquired extensive experience handling transactional and investment issues through his over 35 years of involvement in operating a private equity firm. Through this experience, as well as his service on other boards of publicly-traded corporations and private institutions, he provides important insight and assistance to our Board of Directors in the areas of finance, investments and corporate governance, which enable him to be a significant contributor to our Board of Directors.

David B.H. Williams	43	Partner in the law firm of Williams, Bax & Saltzman, P.C.	2012

Mr. Williams is a lawyer with nearly 20 years of experience in providing legal counsel to businesses in connection with litigation and commercial matters. Mr. Williams' substantial experience as a litigator and commercial advisor enables him to provide valuable insight on business and legal issues pertinent to the Company.

Directors' Meetings and Committees
The Board of Directors has an Audit Review Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Finance Committee and an Executive Committee. The members of such committees are as follows:

Audit Review Committee	Compensation Committee
John P. Jumper	John P. Jumper
Richard de J. Osborne (Chairman)	Richard de J. Osborne (Chairman)
James A. Ratner	James A. Ratner
John F. Turben

Finance Committee	Executive Committee
Dennis W. LaBarre	Dennis W. LaBarre
Alfred M. Rankin, Jr.	Richard de J. Osborne
James A. Ratner	Alfred M. Rankin, Jr. (Chairman)
Britton T. Taplin	John F. Turben
John F. Turben (Chairman)
David B.H. Williams

Nominating and Corporate Governance Committee
John P. Jumper (Chairman)
Dennis W. LaBarre
Richard de J. Osborne
David F. Taplin
The Audit Review Committee held eight meetings in 2012. The Audit Review Committee has the responsibilities set forth in its charter with respect to:

•	the quality and integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the adequacy of our internal controls;

•	our guidelines and policies to monitor and control our major financial risk exposures;

•	the qualifications, independence, selection and retention of the independent registered public accounting firm;

•	the performance of our internal audit function and independent registered public accounting firm;

•	assisting our Board of Directors and us in interpreting and applying our Corporate Compliance Program and other issues related to corporate and employee ethics; and

•	preparing the Annual Report of the Audit Review Committee to be included in our Proxy Statement.
Our Board of Directors has determined that Richard de J. Osborne, the Chairman of the Audit Review Committee, qualifies as an audit committee financial expert as defined in Section 407(d) of Regulation S-K under the Securities Exchange Act of 1934, which we refer to as the Exchange Act. The Board of Directors has determined that Mr. Osborne and each of the members of the Audit Review Committee are independent, as that term is defined in the listing standards of the New York Stock Exchange, which we refer to as the NYSE, and Rule 10A-3(b)(1) under the Exchange Act. Our Board of Directors believes that, in keeping with our high standards, all members of the Audit Review Committee should have a high level of financial knowledge, and has determined that each member of the Audit Review Committee is financially literate as described in Section 303A.07(a) of the NYSE listing standards. No member of the Audit Review Committee serves individually on more than three public company audit committees.

The Compensation Committee held six meetings in 2012. The Compensation Committee has the responsibilities set forth in its charter with respect to the administration of our policies, programs and procedures for compensating our employees, including our executive officers and directors. Among other things, the Compensation Committee's responsibilities include:

•	the review and approval of corporate goals and objectives relevant to compensation for the Chief Executive Officer and other executive officers;

•	the evaluation of the performance of the Chief Executive Officer and other executive officers in light of these goals and objectives;

•	the determination and approval of Chief Executive Officer and other executive officer compensation levels;

•	the consideration of whether the risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on us;

•
the making of recommendations to our Board of Directors, where appropriate or required, and the taking of other actions with respect to all other compensation matters, including incentive compensation plans and equity-based plans; and

•	the review and approval of the Compensation Discussion and Analysis and the preparation of the annual Compensation Committee Report to be included in our Proxy Statement.
Consistent with applicable laws, rules and regulations, the Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to one or more subcommittees of the Compensation Committee or, in appropriate cases, to our senior managers. The Compensation Committee retains and receives assistance in the performance of its responsibilities from an internationally recognized compensation consulting firm, discussed further below under the heading “Executive Compensation - Compensation Discussion and Analysis - Compensation Consultants.” Each member of the Compensation Committee is independent, as defined in the NYSE listing standards.
The Nominating and Corporate Governance Committee held three meetings in 2012. The Nominating and Corporate Governance Committee has the responsibilities set forth in its charter. Among other things, the Nominating and Corporate Governance Committee's responsibilities include:

•	the review and making of recommendations to our Board of Directors of the criteria for membership on our Board of Directors;

•	the review and making of recommendations to our Board of Directors of the optimum number and qualifications of directors believed to be desirable;

•	the establishment and monitoring of a system to receive suggestions for nominees to directorships of the Company; and

•	the identification and making of recommendations to our Board of Directors of specific candidates for membership on our Board of Directors.
The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. See “- Procedures for Submission and Consideration of Director Candidates” on page 9. In addition to the foregoing responsibilities, the Nominating and Corporate Governance Committee is responsible for reviewing our Corporate Governance Guidelines and recommending changes to the Corporate Governance Guidelines, as appropriate; overseeing evaluations of the Board of Directors' effectiveness; and annually reporting to the Board of Directors the Nominating and Corporate Governance Committee's assessment of our Board of Directors' performance. Each member of the Nominating and Corporate Governance Committee is independent, as defined in the NYSE listing standards. However, the Nominating and Corporate Governance Committee may, from time to time, consult with other members of the Taplin and Rankin families, including Alfred M. Rankin, Jr., regarding the composition of our Board of Directors.
The Finance Committee held six meetings in 2012. The Finance Committee reviews our financing and financial risk management strategies and those of our principal subsidiaries and makes recommendations to our Board of Directors on matters concerning finance.

The Executive Committee did not hold any meetings in 2012. The Executive Committee may exercise all of the powers of our Board of Directors over the management and control of our business during the intervals between meetings of our Board of Directors.
Our Board of Directors held ten meetings in 2012. In 2012, all of the directors attended at least 90 percent of the total meetings held by our Board of Directors and by the committees on which they served during their tenure.
Our Board of Directors has determined that, based primarily on the ownership of Class A Common and Class B Common by the members of the Taplin and Rankin families and their voting history, we have the characteristics of, and may be, a “controlled company,” as that term is defined in Section 303A of the NYSE listing standards. Accordingly, our Board of Directors has determined that we could be characterized as a “controlled company.” However, our Board of Directors has elected not to make use at the present time of any of the exceptions to the requirements of the NYSE listing standards that are available to controlled companies. Accordingly, at least a majority of the members of our Board of Directors is independent, as defined in the NYSE listing standards. In making a determination as to the independence of our directors, our Board of Directors considered Section 303A of the NYSE listing standards and broadly considered the materiality of each director's relationship with us. Based upon the foregoing criteria, our Board of Directors has determined that the following directors are independent as defined in the NYSE listing standards: John P. Jumper, Dennis W. LaBarre, Richard de J. Osborne, James A. Ratner, Britton T. Taplin, David F. Taplin and John F. Turben.
In accordance with the rules of the NYSE, our non-management directors are scheduled to meet in executive session, without management, once a year. The Chairman of the Compensation Committee presides at such meeting. Additional meetings of the non-management directors may be scheduled from time to time when the non-management directors believe such meetings are desirable. The determination of which director should preside at such additional meetings will be made based upon the principal subject matter to be discussed at each such meeting. A meeting of the non-management directors was held on February 12, 2013.
We hold a regularly scheduled meeting of our Board of Directors in conjunction with our annual meeting of stockholders. Directors are expected to attend the annual meeting of stockholders absent an appropriate excuse. All of our directors who were directors on the date of our 2012 annual meeting of stockholders attended our 2012 annual meeting of stockholders.

We have adopted a code of ethics, entitled “Code of Corporate Conduct,” applicable to all of our personnel, including the principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions. Waivers of our code of ethics for our directors or executive officers, if any, may be disclosed on our website, by press release or by filing a Current Report on Form 8-K with the Securities and Exchange Commission, which we refer to as the SEC. We have also adopted Corporate Governance Guidelines, which provide a framework for the conduct of our Board of Directors' business. The Code of Corporate Conduct, the Corporate Governance Guidelines and the Independence Standards for Directors, as well as each of the charters of the Audit Review Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, are available free of charge on our website at http://www.nacco.com, under the heading “Corporate Governance.” The information contained on or accessible through our website other than this Proxy Statement is not incorporated by reference into this Proxy Statement, and you should not consider such information contained on or accessible through our website as part of this Proxy Statement.
The Audit Review Committee reviews all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest in such transactions. Our legal department is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions in order to enable the Audit Review Committee to determine, based on the facts and circumstances, whether we have or a related person has a direct or indirect material interest in the transaction. As set forth in the Audit Review Committee's charter, in the course of the review of a potentially material related-person transaction, the Audit Review Committee considers:

•	the nature of the related person's interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•	any other matters the Audit Review Committee deems appropriate.
Based on this review, the Audit Review Committee will determine whether to approve or ratify any transaction that is directly or indirectly material to us or a related person.
Any member of the Audit Review Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote with respect to the approval or ratification of the transaction; however, such director may be counted in determining the presence of a quorum at a meeting of the Audit Review Committee that considers the transaction.
Procedures for Submission and Consideration of Director Candidates
Stockholder recommendations for nominees for election to our Board of Directors must be submitted to NACCO Industries, Inc., 5875 Landerbrook Drive, Suite 220, Cleveland, Ohio 44124-4069, Attention: Secretary, and must be received at our offices on or before December 31 of each year in anticipation of the following year's annual meeting of stockholders. The Nominating and Corporate Governance Committee will consider such recommendations if they are in writing and set forth the following information:

1.
the name and address of the stockholder recommending the candidate for consideration as such information appears on our records, the telephone number where such stockholder can be reached during normal business hours, the number of shares of Class A Common and Class B Common owned by such stockholder and the length of time such shares have been owned by the stockholder; if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person's beneficial ownership of such shares or such person's authority to act on behalf of such entity;

2.
complete information as to the identity and qualifications of the proposed nominee, including the full legal name, age, business and residence addresses and telephone numbers and other contact information, and the principal occupation and employment of the candidate recommended for consideration, including his or her occupation for at least the past five years, with a reasonably detailed description of the background, education, professional affiliations and business and other relevant experience (including directorships, employments and civic activities) and qualifications of the candidate;

3.	the reasons why, in the opinion of the recommending stockholder, the proposed nominee is qualified and suited to be one of our directors;

4.	the disclosure of any relationship the candidate has with us or any of our subsidiaries or affiliates, whether direct or indirect;

5.
a description of all relationships, arrangements and understandings between the proposing stockholder and the candidate and any other person(s) (naming such person(s)) pursuant to which the candidate is being proposed or would serve as a director, if elected; and

6.
a written acknowledgment by the candidate being recommended that he or she has consented to being considered as a candidate, has consented to our undertaking of an investigation into that individual's background, education, experience and other qualifications and will consent to be named in our Proxy Statement and to serve as one of our directors, if elected.

We do not require our directors to possess any specific qualifications or specific qualities or skills. In evaluating director nominees, the Nominating and Corporate Governance Committee will consider such factors as it deems appropriate, and other factors identified from time to time by our Board of Directors. The Nominating and Corporate Governance Committee will consider the entirety of each proposed director nominee's credentials. As a general matter, the Nominating and Corporate Governance Committee will consider a diverse number of factors such as judgment, skill, ethics, integrity, values, independence, possible conflicts of interest, experience with businesses and other organizations of comparable size or character, the interplay of the candidate's experience and approach to addressing business issues with the experience and approach of incumbent members of our Board of Directors and other new director candidates. The Nominating and Corporate Governance Committee's goal in selecting directors for nomination to our Board of Directors is generally to seek a well-balanced membership that combines a diversity of experience and skill in order to enable us to pursue our strategic objectives.
The Nominating and Corporate Governance Committee will consider all information provided to it that is relevant to a candidate's nomination as one of our directors. Following such consideration, the Nominating and Corporate Governance Committee may seek additional information regarding, and may request an interview with, any candidate whom it wishes to continue to consider. Based upon all information available to it and any interviews it may have conducted, the Nominating and Corporate Governance Committee will meet to determine whether to recommend the candidate to our Board of Directors. The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders on the same basis as candidates from other sources.
The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for directors. The Nominating and Corporate Governance Committee regularly reviews the appropriate size of our Board of Directors and whether any vacancies on our Board of Directors are expected due to retirement or otherwise. In the event vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee may consider various potential candidates. Candidates may be recommended by current members of our Board of Directors, third-party search firms or stockholders. No search firm was retained by the Nominating and Corporate Governance Committee during the past fiscal year. The Nominating and Corporate Governance Committee generally does not consider recommendations for director nominees submitted by individuals who are not stockholders or otherwise affiliated with us. In order to preserve its impartiality, the Nominating and Corporate Governance Committee may not consider a recommendation that is not submitted in accordance with the procedures set forth above.
Board Leadership Structure and Risk Management
Through our holding company structure, we operate a diverse group of businesses spanning the following three principal industries: mining, small appliances and specialty retail. Due to the diversity of our businesses, including in terms of their products, customers, operations, geographical scope, risks and structure, the Board of Directors believes that our Chief Executive Officer is the most appropriate person to serve as our Chairman because he possesses in-depth knowledge of the issues, opportunities and challenges facing each of our principal businesses. Because of this knowledge and insight, the Board of Directors believes that he is in the best position to effectively identify strategic opportunities and priorities and to lead the discussion for the execution of the Company's strategies and achievement of its objectives. As Chairman, our Chief Executive Officer is able to:

•	focus our Board of Directors on the most significant strategic goals and risks of our businesses;

•	utilize the individual qualifications, skills and experience of the other members of the Board of Directors in order to maximize their contributions to our Board of Directors;

•	ensure that each other member of our Board of Directors has sufficient knowledge and understanding of our businesses to enable him to make informed judgments;

•	provide a seamless flow of information from our subsidiaries to our Board of Directors; and

•	facilitate the flow of information between our Board of Directors and our management.
This board leadership structure also enhances the effectiveness of the boards of directors of our subsidiaries, which have parallel structures and provide oversight at the strategic and operational business unit level. Each director who serves on our Board of Directors is also a member of each subsidiary's board of directors, which integrates our Board of Directors with the boards of our subsidiaries. Our Chief Executive Officer serves as the Chairman of each subsidiary's board of directors, which provides a common and consistent presence that enables these subsidiary boards of directors to function effectively and efficiently. The Chief Executive Officer's role as Chairman of the subsidiary boards also allows him to exercise effective oversight, including risk oversight, on an independent and informed basis. The Board of Directors believes that the combined role of Chairman and Chief Executive Officer promotes strategic development and execution at each of the subsidiaries, which is essential to effective governance. We do not assign a lead independent director but the Chairman of our Compensation Committee presides at the regularly scheduled meetings of non-management directors.
The Board of Directors oversees our risk management. The full Board of Directors (as supplemented by the appropriate board committee in the case of risks that are overseen by a particular committee) regularly reviews information provided by management in order for our Board of Directors to oversee the risk identification, risk management and risk mitigation strategies. Our board committees assist the full Board of Directors' oversight of our material risks by focusing on risks related to the particular area of concentration of the relevant committee. For example, our Compensation Committee oversees risks related to our executive compensation plans and arrangements, our Audit Review Committee oversees financial reporting and control risks, our Finance Committee oversees financing and other financial risk management strategies and our Nominating and Corporate Governance Committee oversees risks associated with the independence of the Board of Directors and potential conflicts of interest. Each committee reports on these discussions of the applicable relevant risks to the full Board of Directors during the Board of Directors meetings. The full Board of Directors incorporates the insight provided by these reports into its overall risk management analysis.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves or has served on the compensation committee of any entity that has one or more executive officers serving as a member of our Compensation Committee.
Certain Business Relationships
Dennis W. LaBarre, one of our and our principal subsidiaries' directors, is a partner in the law firm of Jones Day. Jones Day provided legal services on our behalf and on behalf of our principal subsidiaries during 2012 on a variety of matters, and it is anticipated that such firm will provide similar services in 2013. Mr. LaBarre does not receive any direct compensation from legal fees we pay to Jones Day and these legal fees do not provide any material indirect compensation to Mr. LaBarre.
Report of the Audit Review Committee
The Audit Review Committee has reviewed and discussed with our management and Ernst & Young LLP, our independent registered public accounting firm, our audited financial statements contained in our Annual Report to Stockholders for the year ended December 31, 2012. The Audit Review Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The Audit Review Committee has received and reviewed the written disclosures and the independence letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP's communications with the Audit Review Committee concerning independence, and has discussed with Ernst & Young LLP its independence.
Based on the review and discussions referred to above, the Audit Review Committee recommended to the Board of Directors (and the Board of Directors subsequently approved the recommendation) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC.
RICHARD DE J. OSBORNE, CHAIRMAN
JOHN P. JUMPER
JAMES A. RATNER
JOHN F. TURBEN

Director Compensation
The following table sets forth all compensation of each current or former director for services as our directors and as directors of our principal subsidiaries for 2012, other than Alfred M. Rankin, Jr. In addition to being a director, Mr. Rankin currently serves as Chairman, President and Chief Executive Officer of the Company and Chairman of each of NA Coal, HBB and KC. Mr. Rankin does not receive any compensation for his services as a director. Mr. Rankin's compensation for services as one of our executive officers is shown in the Summary Compensation Table on page 49.
DIRECTOR COMPENSATION
For Fiscal Year Ended December 31, 2012

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
John P. Jumper	$110,677	$71,883	$1,709	$184,269
Dennis W. LaBarre	$60,368	$130,175	$5,704	$196,247
Richard de J. Osborne	$117,300	$79,481	$1,551	$198,332
James A. Ratner (4)	$25,785	$17,215	$700	$43,700
Michael E. Shannon (5)	$89,540	$66,435	$919	$156,894
Britton T. Taplin	$91,177	$71,883	$5,445	$168,505
David F. Taplin	$87,177	$71,883	$5,634	$164,694
John F. Turben	$122,025	$77,007	$5,585	$204,617
David B.H. Williams (4)	$20,285	$17,215	$700	$38,200
Eugene Wong (5)	$28,254	$103,010	$3,919	$135,183

(1)
Amounts in this column reflect the annual retainers and other fees earned by the directors in 2012. They also include payment for certain fractional shares of Class A Common that were earned and paid in cash under the Non-Employee Directors' Plan described below.

(2)
Under the Non-Employee Directors' Plan, the directors are required to receive a portion of their annual retainer in shares of Class A Common, which we refer to as the Mandatory Shares. They are also permitted to elect to receive all or part of the remainder of the retainer and all fees in the form of shares of Class A Common, which we refer to as the Voluntary Shares. Amounts in this column reflect the aggregate grant date fair value of the Mandatory Shares and Voluntary Shares that were granted to directors under the Non-Employee Directors' Plan, determined pursuant to the Financial Accounting Standards Board Accounting Standards Codification Topic 718, which we refer to as FASB ASC Topic 718. The amounts listed include the following amounts that certain directors elected to receive in the form of Voluntary Shares rather than in cash: $58,292 for Mr. LaBarre, $7,598 for Mr. Osborne, $11,767 for Mr. Shannon, $5,123 for Mr. Turben and $48,342 for Dr. Wong. See Note (2) of the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 for more information regarding the accounting treatment of our equity awards.

(3)
The amount listed includes: (i) Company-paid premium payments for life insurance for the benefit of the directors in the amount of $471 for Messrs. Jumper, LaBarre, Osborne, Britton Taplin, David Taplin, and Turben; $376 for Messrs. Ratner and Williams and $95 for Messrs. Shannon and Wong (ii) other Company-paid premium payments for accidental death and dismemberment insurance for the director and his spouse; and (iii) personal excess liability insurance for the director and immediate family members. The amount listed also includes charitable contributions made in our name on behalf of the director and his spouse under our matching charitable gift program in the amount of $4,000 each for Mr. LaBarre, Britton Taplin, David Taplin and Mr. Turben and $3,000 for Dr. Wong.

(4)	Messrs. Ratner and Williams were appointed to our Board of Directors effective September 28, 2012 in connection with the Hyster-Yale spin-off.

(5)	Messrs. Shannon and Wong resigned from our Board of Directors effective September 28, 2012 in connection with the Hyster-Yale spin-off.

Description of Material Factors Relating to the Director Compensation Table
Each non-employee director is entitled to receive the following compensation for service on our Board of Directors and on our subsidiaries' boards of directors:

•	a retainer of $125,000 ($69,000 of which is required to be paid in the form of shares of Class A Common, as described below);

•	attendance fees of $1,000 for each meeting attended (including telephonic meetings) of our Board of Directors or a subsidiary board of directors, but not exceeding $2,000 per day;

•
attendance fees of $1,000 for each meeting attended (including telephonic meetings) of a committee of our Board of Directors on which the director served or a committee of a subsidiary's board of directors on which the Director served;

•	a retainer of $5,000 for each committee of our Board of Directors on which the director served (other than the Executive Committee);

•	an additional retainer of $5,000 for each committee of our Board of Directors on which the director served as chairman (other than the Audit Review Committee); and

•	an additional retainer of $10,000 for the chairman of the Audit Review Committee of our Board of Directors.
The retainers are paid quarterly in arrears and the meeting fees are paid following each meeting. Each director is also reimbursed for expenses incurred as a result of attendance at meetings. We also occasionally make our private aircraft available to directors for attendance at meetings of our Board of Directors and our subsidiaries' boards of directors.
Under the Non-Employee Directors' Plan, each director who was not an officer of the Company or of any of our subsidiaries received $69,000 of his $125,000 retainer in whole shares of Class A Common. Any fractional shares were paid in cash. The actual number of shares of Class A Common issued to a director is generally determined by the following formula:
the dollar value of the portion of the $69,000 retainer that was earned by the director each quarter divided by
the average closing price of shares of Class A Common on the NYSE for each week during such quarter.
However, with respect to the retainer that was paid to the directors for the third quarter of 2012, modified calculations were required as a result of the spin-off of Hyster-Yale from the Company effective September 28, 2012 and the impact the spin-off had on the average closing price of shares of Class A Common. The number of shares issued was determined under a formula that used the fair market value of a share of hypothetical composite NACCO Class A Common/Hyster-Yale class A common stock for the quarter.
These shares are fully vested on the date of grant, and the director is entitled to all rights of a stockholder, including the right to vote and receive dividends. However, the shares cannot be assigned, pledged, hypothecated or otherwise transferred by the director, voluntarily or involuntarily, other than:

•	by will or the laws of descent and distribution;

•	pursuant to a qualifying domestic relations order; or

•	to a trust for the benefit of the director or his spouse, children or grandchildren.
The foregoing restrictions on transfer lapse upon the earliest to occur of:

•	the date which is ten years after the last day of the calendar quarter for which such shares were earned;

•	the date of the death or permanent disability of the director;

•	five years (or earlier with the approval of our Board of Directors) from the date of the retirement of the director from our Board of Directors;

•	the date that a director is both retired from our Board of Directors and has reached 70 years of age; or

•	at such other time as determined by the Board of Directors in its sole discretion.
In addition, each director may elect under the Non-Employee Directors' Plan to receive shares of Class A Common in lieu of cash for up to 100% of the balance of his retainers and meeting attendance fees. The number of shares issued is determined under the same formula stated above. However, these Voluntary Shares are not subject to the foregoing transfer restrictions.
Each director also receives (i) Company-paid life insurance in the amount of $50,000; (ii) Company-paid accidental death and dismemberment insurance for the director and spouse; (iii) personal excess liability insurance in the amount of $10 million for the director and immediate family members who reside with the director and (iv) up to $4,000 per year in matching charitable contributions.
Director Compensation Program for 2013
The Compensation Committee periodically evaluates and recommends changes to our compensation program for directors. After receiving advice from the Hay Group, our compensation consultant, the Compensation Committee and our Board of Directors reviewed our director compensation program and determined that no changes should be made to the program as a result of the Hyster-Yale spin-off in 2012 or for 2013.
Executive Compensation
Hyster-Yale Spin-Off
On September 28, 2012, the Company spun-off Hyster-Yale, a former wholly-owned subsidiary of the Company, to our stockholders. The spin-off resulted in changes to our Named Executive Officer group (as defined below), as well as our compensation programs. For the portion of 2012 prior to the spin-off, Messrs. Rankin, Schilling and Butler were employed by NMHG, the principal operating subsidiary of Hyster-Yale. For periods after the spin-off:

•
Alfred M. Rankin, Jr. provided services to both NACCO and Hyster-Yale and was employed and compensated by both NACCO and NMHG after the spin-off. In addition to reflecting post-spin compensation that was paid to Mr. Rankin from NACCO, this Proxy Statement includes compensation earned by Mr. Rankin during the first nine months of 2012 prior to the spin-off while Hyster-Yale and NMHG were wholly-owned subsidiaries of NACCO.

•
Kenneth C. Schilling was both our and Hyster-Yale's principal financial officer until the spin-off date. He resigned from NACCO on the spin-off date but continued in his role as the principal financial officer of Hyster-Yale after the spin-off date. This Proxy Statement includes only compensation that was earned by Mr. Schilling during the first nine months of 2012 prior to the spin-off date while NMHG was a wholly-owned subsidiary of NACCO.

•
J.C. Butler, Jr., the Senior Vice President - Finance, Treasurer and Chief Administrative Officer of NACCO, became the Company's principal financial officer on September 28, 2012. This Proxy Statement describes the compensation earned by Mr. Butler during the entire 2012 calendar year, both before and after the spin-off.

SEC rules require that Hyster-Yale also disclose in its 2013 proxy statement compensation earned by Messrs. Rankin and Schilling during the first nine months of 2012 prior to the spin-off date. As a result, the disclosure of pre-spin compensation contained in this Proxy Statement is duplicative of the pre-spin compensation shown in Hyster-Yale's 2013 proxy statement. NACCO and Hyster-Yale did not each pay Messrs. Rankin and Schilling for services provided prior to the spin-off and Messrs. Rankin and Schilling were not compensated twice for the same duties. As a result, the information contained in this Proxy Statement and Hyster-Yale's 2013 proxy statement should be read carefully to avoid double-counting of such amounts.
Compensation Discussion and Analysis
The following describes the material elements of our compensation objectives and policies as they relate to those individuals named in the Summary Compensation Table on page 49, whom we refer to as the Named Executive Officers. This discussion and analysis of our compensation program should be read in conjunction with the accompanying tables, footnotes and text disclosing the compensation awarded to, earned by or paid to the Named Executive Officers during 2012. Although the information below focuses primarily on compensation provided by NACCO, it includes information regarding pre-spin compensation provided by NMHG where required.

Executive Compensation Governance
The Compensation Committee of our Board of Directors and the Compensation Committees of the Company's subsidiary boards of directors, which we refer to collectively as the Compensation Committee unless the context requires otherwise, establish and oversee the administration of our policies, programs and procedures for compensating our employees, including our executive officers. Each Compensation Committee consists solely of independent directors.
The Compensation Committee's responsibilities include:

•	review and approval of corporate goals and objectives relevant to compensation for the Chief Executive Officer and other executive officers;

•	evaluation of the performance of the Chief Executive Officer and other executive officers in light of these performance goals and objectives;

•	determination and approval of the compensation levels of the Chief Executive Officer and other executive officers based on this evaluation;

•	consideration of whether the risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on us;

•	making recommendations to our Board of Directors, where appropriate or required, with respect to non-equity-based compensation matters; and

•	taking other actions with respect to all other compensation matters, including equity-based and other incentive compensation plans.
Named Executive Officers for 2012
The Named Executive Officers for 2012 are listed on the table below. For periods prior to the spin-off, Messrs. Rankin, Schilling and Butler were employed by NMHG, although they continued to provide services to NACCO and all of its subsidiaries. As a result of the Hyster-Yale spin-off, Messrs Rankin and Butler became employed by NACCO. Therefore, the Named Executive Officers for 2012 include executives who were employed by NMHG for a part of the year, NACCO for a part of the year and two other subsidiaries of the Company, NA Coal and HBB. None of the Named Executive Officers was employed by KC, our other major subsidiary.

Name	Title(s)	2012 Employer
Alfred M. Rankin, Jr. (1)	Chairman, President and Chief Executive Officer — NACCO Chairman — NA Coal, HBB and KC	NMHG/NACCO
Kenneth C. Schilling (2)	Vice President and Controller — NACCO Vice President and Chief Financial Officer — NMHG	NMHG
J.C. Butler, Jr. (3)	Sr. Vice President Finance, Treasurer and Chief Administrative Officer — NACCO Sr. Vice President Project Development & Administration — NA Coal Assistant Secretary — HBB and KC	NMHG/NACCO
Robert L. Benson	President and Chief Executive Officer — NA Coal	NA Coal
Gregory H. Trepp (4)	President and Chief Executive Officer — HBB Chief Executive Officer — KC	HBB
Michael J. Gregory	Vice President - International Operations and Special Projects — NA Coal	NA Coal

(1)	Although Mr. Rankin is an officer of NA Coal, HBB and KC, he does not receive any compensation from these subsidiaries or participate in any of their incentive compensation plans.

(2)	Mr. Schilling resigned as the principal financial officer of NACCO on September 28, 2012.

(3)
Mr. Butler became the principal financial officer of NACCO on September 28, 2012. Although Mr. Butler is an officer of NA Coal, HBB, and KC, he does not receive any compensation from these subsidiaries or participate in any of their incentive compensation plans.

(4)	Although Mr. Trepp is the Chief Executive Officer of KC, he does not receive any compensation from KC or participate in any of its incentive compensation plans.

Compensation Consultants
The Compensation Committee receives assistance and advice from the Hay Group, an internationally-recognized compensation consulting firm. The Hay Group is engaged by and reports to the Compensation Committee. The Hay Group also provides advice and discusses compensation issues directly with management.
Throughout 2012, the Hay Group prepared, presented and made recommendations regarding substantially all aspects of compensation for our directors and senior management employees, including the Named Executive Officers. For 2012, the Hay Group was engaged to:

•	make recommendations regarding Hay point levels, salary midpoints and incentive targets for all new senior management positions and/or changes to current senior management positions;

•
make recommendations regarding 2012 salary midpoints, short-term and long-term incentive compensation targets (calculated as a percentage of salary midpoint) and target total compensation for all senior management positions;

•	make recommendations regarding 2012 salary midpoints and/or range movement for all other employee positions; and

•	evaluate and provide recommendations regarding the compensation program for our non-employee directors.
At the direction of the Compensation Committee, all Hay point recommendations for new senior management positions and/or changes to current positions are determined by the Hay Group through the consistent application of the Hay point methodology, which is a proprietary method that takes into account the know-how, problem solving and accountability requirements of the position.
Representatives of the Hay Group attended one of the Compensation Committee meetings in 2012 by telephone and, during that meeting, consulted with the Compensation Committee in executive session without management present.
The Hay Group did not provide any other services to us or the Compensation Committee in 2012. The Compensation Committee has considered and assessed all relevant factors including, but not limited to, those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to the Hay Group. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by the Hay Group.
Hay Group's All Industrials Survey - Salary Midpoint
As a starting point for setting target total compensation, the Compensation Committee directed the Hay Group to use their proprietary survey of a broad group of domestic industrial organizations from almost all segments of industry ranging in size from under $150 million to over $5 billion in annual revenues, which we refer to as the All Industrials survey. Organizations that satisfy the consultant's quality assurance controls voluntarily participate in the All Industrials survey by submitting data to the consultant. For 2012, participants in the All Industrials survey included 298 parent organizations and 360 independent operating units representing almost all segments of industry, including the light and heavy manufacturing, consumer products and mining segments.
The Compensation Committee chose this particular survey as its benchmark for the following reasons:

•	the use of a broad-based survey reduces volatility and lessens the impact of cyclical upswings or downturns in any one industry that could otherwise skew the survey results in any particular year;

•	due to our holding group structure, this survey provides internal consistency in compensation among all of our subsidiaries, regardless of industry; and

•	it provides a competitive framework for recruiting employees from outside our industries.
Using its proprietary Hay point methodology, the Hay Group compares positions of similar scope and complexity with the data obtained in the All Industrials survey. The Hay Group then derives a median salary level for each Hay point level, including those positions occupied by the Named Executive Officers, which is targeted at the 50th percentile of the All Industrials survey. We refer to the 50th percentile median target as the salary midpoint. For 2012, the Compensation Committee used:

•
100% of the salary midpoints recommended by the Hay Group for (i) all positions at HBB and (ii) for NACCO and NMHG employees in Hay salary grades 25 and above, including the Named Executive Officers; and

•	95% of the salary midpoints for all positions at NA Coal.
Because salary midpoints are based on each Hay point level, all of the employees at a particular Hay point level at a particular company generally have the same salary midpoint. This process assures internal equity in pay among the executives across all business units.
Executive officers' compensation levels are set at (or slightly below) the salary midpoint recommended by the Hay Group because the Compensation Committee believes that the use of salary midpoints ensures that the compensation program provides sufficient compensation to attract and retain talented executives and maintain internal pay equity, without overcompensating our executive officers.
The salary midpoint provided by the Hay Group is then used to calculate the total target compensation of all senior management employees, including the Named Executive Officers.
Compensation Policies and Objectives - Total Target Compensation
The guiding principle of the compensation program for senior management employees, including Named Executive Officers, is the maintenance of a strong link between an employee's compensation, individual performance and the performance of the Company or the subsidiary for which the employee has responsibility. The primary objectives of our compensation program are:

•	to attract, retain and motivate talented management;

•	to reward management with competitive total compensation for achievement of specific corporate and individual goals; and

•	to make management long-term stakeholders in the Company.
In addition, due to our holding company structure, the Compensation Committee attempts to maintain consistency in compensation among all of the Company's subsidiaries.
The Compensation Committee establishes comprehensively defined “target total compensation” for each senior management employee following rigorous evaluation standards to ensure internal equity. Target total compensation is determined explicitly in dollar terms as the sum of: (i) salary midpoint, as determined by the Hay Group, (ii) target cash in lieu of perquisites, (iii) target short-term incentives, and (iv) target long-term incentives. The target short-term incentives and long-term incentives are generally determined by multiplying each employee's salary midpoint by a specified percentage of that midpoint, as determined by the Hay Group for each Hay salary grade.
The following table sets forth target total compensation for the Named Executive Officers, as recommended by the Hay Group and initially approved by the Compensation Committee for 2012 before the Hyster-Yale spin-off:

Named Executive Officer	(A) Salary Midpoint ($)(%)		(B) Cash in Lieu of Perquisites ($)(%)		(C) Short-Term Plan Target ($)(%)		(D) Long-Term Plan Target ($)(%)			(A)+(B)+(C)+(D) Target Total Compensation ($)
Alfred M. Rankin, Jr. (1)	$1,001,400	19%	$50,000	1%	$1,101,540	21%	$3,166,928	59%	(2)	$5,319,868
Kenneth C. Schilling (3)	$317,500	49%	$20,000	3%	$127,000	20%	$182,563	28%	(2)	$647,063
J.C. Butler, Jr.	$349,400	43%	$20,000	3%	$157,230	19%	$281,267	35%	(2)	$807,897
Robert L. Benson	$552,600	34%	$35,000	2%	$331,560	20%	$718,380	44%		$1,637,540
Gregory H. Trepp	$581,600	34%	$34,992	2%	$348,960	20%	$756,080	44%		$1,721,632
Michael J. Gregory	$242,800	55%	$16,000	4%	$97,120	22%	$84,980	19%		$440,900

(1)
Mr. Rankin's salary midpoint and perquisite allowance were established before the spin-off. The short-term plan target amount shown above is the sum of (i) his $1,001,400 target under a short-term incentive compensation plan sponsored by NMHG, referred to as the NMHG Short-Term Plan, that was established before the spin-off plus (ii) a new post-spin target amount of $100,140 that was approved by the Compensation Committee under the NACCO Industries, Inc. Annual Incentive Compensation Plan (Effective September 28, 2012), referred to as the NACCO Short-Term Plan, which was effective as of the spin-off date. The long-term plan target amount shown on the above table is the amount established by the Compensation Committee at the beginning of 2012 under the NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan (Amended and Restated Effective March 1, 2012), referred to as the NACCO Long-Term Plan.

(2)
The amounts include a 15% increase from the Hay-recommended long-term plan target awards that the Compensation Committee applies each year to account for the immediately taxable nature of the long-term equity plan awards. See “- Long-Term Incentive Compensation - Equity-Based Long-Term Incentive Compensation for Messrs. Rankin, Schilling and Butler” beginning on page 37.

(3)
The target amounts shown in the above table for Mr. Schilling are the amounts that were established by the Compensation Committee at the beginning of 2012 before the spin-off. Only 75% of these amounts were earned while Mr. Schilling was the principal financial officer of NACCO. Mr. Schilling's entire 2012 short-term award was paid under the NMHG Short-Term Plan and his entire 2012 long-term award was paid under the Hyster-Yale Materials Handling, Inc. Long-Term Equity Incentive Plan, referred to as the NMHG Long-Term Plan.

In addition to the target total compensation shown on the table above, we provide employees with competitive retirement benefits, with the opportunity for additional profit sharing benefits if a particular business unit (other than NA Coal) attains better than forecasted results.
The design of our compensation program offers opportunities for employees to earn truly superior compensation for outstanding results. It also includes significantly reduced compensation for results that do not meet or exceed the previously established performance targets for the year. In years when we have weaker financial results, payouts under the incentive compensation plans will generally be lower. In years when we have stronger financial results, payouts under the incentive compensation plans will generally be greater. We believe that our program encourages Named Executive Officers to earn incentive pay significantly greater than 100% of target over time by delivering outstanding managerial performance.
In most years, incentive compensation payments made to the Named Executive Officers exceed their base salary plus perquisite allowance for the year. See “- Hay Group's All Industrials Survey - Salary Midpoint” beginning on page 16. Each of the Named Executive Officer's incentive compensation exceeded the sum of his base salary and perquisite allowance for 2012.
Overview of Executive Compensation Methodology
We seek to achieve the foregoing policies and objectives through a mix of base salaries and incentive plans. Base salaries are set at levels appropriate to allow the incentive plans to serve as significant motivating factors. The Compensation Committee carefully reviews each of these components in relation to our performance.
Incentive-based compensation plans are designed to provide significant rewards for achieving or surpassing annual operating and financial performance objectives, as well as to align the compensation interests of the senior management employees, including the Named Executive Officers, with our short-term and long-term interests.
The Compensation Committee views the various components of compensation as related but distinct. While a significant percentage of total target compensation is allocated to incentive compensation as a result of the policies and objectives discussed above, there is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. The Compensation Committee does not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. Rather, the Compensation Committee reviews information provided from the Hay Group All Industrials survey to determine the appropriate level for each component and mix of compensation.
The Compensation Committee reviews and takes into account all elements of executive compensation in setting policies and determining compensation levels. In this process, the Compensation Committee reviews “tally sheets” with respect to target total compensation for the Named Executive Officers and other senior management employees. The tally sheets list each officer's title, Hay points, salary midpoint, base salary, perquisite allowance, short-term and long-term incentive compensation targets and target total compensation for the current year, as well as those that are being proposed for the subsequent year.
In November 2011, the Compensation Committee reviewed the tally sheets for each of our Named Executive Officers to decide whether it should make changes to the 2012 compensation program. The Committee determined that the overall program continued to be consistent with our compensation objectives and did not make any material changes for 2012.

Impact of Hyster-Yale Spin-Off on 2012 Compensation: However, as a result of the Hyster-Yale spin-off, the following changes were made to the compensation of Messrs. Rankin, Schilling and Butler:

•
Job Duties/Payrolls: Mr. Schilling resigned as the principal financial officer of NACCO on the spin-off date but continued as the principal financial officer of Hyster-Yale after the spin-off. Messrs. Rankin and Butler were transferred from an NMHG payroll to a NACCO payroll as of the spin-off date.

•
Base Salary and Perquisite Allowances: The Compensation Committee allocated Mr. Rankin's 2012 base salary and perquisite allowance for periods following the spin-off 60% to NMHG and 40% to NACCO, to reflect the fact that his time was divided between the companies after the spin-off. The pre-spin portion of the salary and perquisite allowance for Messrs. Rankin and Schilling is disclosed in this Proxy Statement and in Hyster-Yale's 2013 proxy statement.

•
Short-Term Incentive Compensation: Mr. Schilling retained his 2012 target award under the NMHG Short-Term Plan and received his entire short-term bonus under that plan. As a result of Mr. Schilling's services to NACCO during the first nine months of 2012, 75% of his 2012 short-term award takes into account the performance of NA Coal, HBB and KC for pre-spin service. Mr. Butler's entire 2012 short-term award was paid under the new NACCO Short-Term Plan. 75% of Mr. Butler's 2012 short-term award took into account NMHG performance for pre-spin service. Mr. Rankin's 2012 short-term incentive target award of $1,001,400 under the NMHG Short-Term Plan remained in effect but the NMHG compensation committee used negative discretion to reduce the amount of the actual payment to reflect the post-spin division of his duties between NACCO and NMHG. 75% of that award took into account the performance of NA Coal, HBB and KC for pre-spin service. Mr. Rankin was also granted a separate, pro-rata target award of $100,140 under the NACCO Short-Term Plan for post-spin NACCO service. The pre-spin portion of the short-term awards for Messrs. Rankin and Schilling is disclosed in this Proxy Statement and in Hyster-Yale's 2013 proxy statement.

•
Long-Term Incentive Compensation: Mr. Schilling received his entire 2012 long-term award under the NMHG Long-Term Plan. As a result of Mr. Schilling's services to NACCO during the first nine months of 2012, 75% of that award took into account the performance of NA Coal, HBB and KC for pre-spin service. The 2012 long-term incentive target amounts of Messrs. Rankin and Butler were not changed as a result of the spin-off. 75% of their 2012 awards under the NACCO Long-Term Plan took into account NMHG performance for pre-spin service. Mr. Rankin's 2012 long-term incentive target of $3,166,928 under the NACCO Long-Term Plan remained in effect following the spin-off but, as explained in more detail under "-Mr. Rankin Long-Term Incentive Calculation" beginning on page 38, the NACCO Compensation Committee used negative discretion to reduce the amount of the actual payment to reflect the post-spin division of his duties between NACCO and NMHG. The pre-spin portion of the long-term awards for Messrs. Rankin and Schilling is disclosed in this Proxy Statement and in Hyster-Yale's 2013 proxy statement.

Components of Named Executive Officers' Compensation. As discussed above, compensation for senior management employees primarily includes the following components:

•	base salary;

•	cash in lieu of perquisites;

•	short-term incentives; and

•	long-term incentives.
Target total compensation is supplemented by retirement benefits, which consist mainly of the qualified plans and nonqualified deferred compensation plans described below, and other benefits, such as health and welfare benefits. In addition, from time to time, the Compensation Committee may award discretionary cash and equity bonuses to employees, including the Named Executive Officers.
Base Salary. The Compensation Committee fixes an annual base salary intended to be competitive in the marketplace to recruit and retain talented senior management employees. Base salary is intended to provide employees with a set amount of money during the year with the expectation that they will perform their responsibilities to the best of their abilities and in accordance with our best interests.
Each year, the Compensation Committee determines the base salary for each senior management employee, including the Named Executive Officers, by taking into account the employee's individual performance for the prior year and the relationship of the employee's prior year's base salary to the new salary midpoint for the employee's Hay point level. The Committee also takes into account any other relevant information, including:

•	general inflation, salary trends and economic forecasts provided by the Hay Group;

•	general budget considerations and business forecasts provided by management; and

•	any extraordinary personal or corporate events that occurred during the prior year.
The potential for larger salary increases exists for individuals with lower base salaries relative to their salary midpoint and/or superior performance. The potential for smaller increases or even no increase exists for those individuals with higher base salaries relative to their salary midpoint and/or who have performed poorly during the performance period.
The following table sets forth the salary midpoint, salary range and base salary initially determined for each Named Executive Officer for 2012, as well as the percentage of increase from the 2011 base salary:

Named Executive Officer	Salary Midpoint Determined by the Hay Group ($)	Salary Range (Compared to Salary Midpoint) Determined by the Compensation Committee (%)	Base Salary For 2012 and as a Percentage of Salary Midpoint ($)(%)		Change Compared to 2011 Base Salary (%)
Alfred M. Rankin, Jr. (1)	$1,001,400	80% - 130%	$1,202,010	120%	3.0%
Kenneth C. Schilling (2)	$317,500	80% - 120%	$295,000	93%	6.5%
J.C. Butler, Jr.	$349,400	80% - 120%	$320,000	92%	7.3%
Robert L. Benson	$552,600	80% - 120%	$501,000	91%	8.9%
Gregory H. Trepp	$581,600	80% - 120%	$487,596	84%	6.0%
Michael J. Gregory	$242,800	80% - 120%	$241,691	100%	3.0%

(1)
Mr. Rankin earned $901,508 of his base salary through the spin-off date. The unpaid portion of his salary as of the spin-off date ($300,502) was allocated 60% to NMHG and 40% to NACCO to reflect the post-spin division of Mr. Rankin's time between the companies. The $1,021,709 salary amount included in the Summary Compensation Table on page 49 for Mr. Rankin is the sum of his pre-spin salary and his post-spin NACCO salary of $120,201.

(2)	The $221,250 salary amount included in the Summary Compensation Table on page 49 for Mr. Schilling is the amount he earned before the spin-off date and his resignation from NACCO.
Cash in Lieu of Perquisites. In addition to providing perquisites to a limited number of employees in unique circumstances, senior management employees are paid a fixed dollar amount of cash in lieu of perquisites. The amount of the perquisite allowance is equal to a flat dollar amount, based on the employee's Hay point level.
The applicable dollar amounts were recommended by the Hay Group based on an analysis of the 2010 data from its proprietary Benefits Report, which contains employee benefits data from a survey conducted by the Hay Group. For the 2010 Benefits Report, the organizations that submitted information included 852 organizations or operating units representing almost all areas of industry, including the light and heavy manufacturing, consumer products and mining segments, as well as other organizations from the health care, service and financial sectors. Consistent with the use of the All Industrials survey, the Compensation Committee determined that the Benefits Report was an appropriate benchmark because using a broad-based survey reduces volatility and lessens the impact of cyclical upswings or downturns in any industry that could otherwise affect the survey results in a particular year.
For this study, the Compensation Committee did not seek identical comparisons. Rather, it merely requested an indication of the cost of perquisites that would represent a reasonable competitive level of perquisites for our various executive positions, which are reflected in the Hay points assigned to each position.
The table below sets forth the 2012 perquisite allowance approved by the Compensation Committee for each of the Named Executive Officers. These amounts were paid in cash ratably throughout the year. This approach satisfied our objective of providing competitive total compensation to its Named Executive Officers while recognizing that many perquisites are largely just another form of compensation.

Named Executive Officer	2012 Perquisite Allowance ($)
Alfred M. Rankin, Jr. (1)	$50,000
Kenneth C. Schilling (2)	$20,000
J.C. Butler, Jr.	$20,000
Robert L. Benson	$35,000
Gregory H. Trepp	$34,992
Michael J. Gregory	$16,000

(1)
Mr. Rankin earned $37,500 of his perquisite allowance through the spin-off date. The unpaid portion of his perquisite allowance as of the spin-off date ($12,500) was allocated 60% to NMHG and 40% to NACCO. The $42,500 perquisite amount included in the Summary Compensation Table on page 49 for Mr. Rankin is the sum of his pre-spin perquisite allowance and his post-spin NACCO perquisite allowance of $5,000.

(2)	Mr. Schilling earned $15,000 of his perquisite allowance through the spin-off date and this is the amount reflected in the Summary Compensation Table.
Incentive Compensation of Named Executive Officers
Applicable Incentive Compensation Plans. As described in more detail under the heading “- Compensation Policies and Objectives - Total Target Compensation” begining on page 17, one of the principles of our compensation program is that senior management employees, including Named Executive Officers, are compensated based on the performance of the subsidiary for which the employee has responsibility or, in the case of employees who perform services at NACCO's global headquarters, our performance as a whole.
Due to our holding company structure, this means that the incentive compensation of the senior management employees who are employed by NACCO headquarters is based on the aggregate performance of our three subsidiaries - NA Coal, HBB and KC and, for periods prior to the Hyster-Yale spin-off, the performance of NMHG. However, the incentive compensation of the senior executives who are employed by a subsidiary of the Company is based solely on the performance of that particular subsidiary.
The table below identifies the incentive compensation plans in which the Named Executive Officers participated during 2012.

Name	Incentive Compensation Plans
Alfred M. Rankin, Jr.	NMHG Short-Term Plan (pre-spin) NACCO Short-Term Plan (post-spin) NACCO Long-Term Plan
Kenneth C. Schilling (1)	NMHG Short-Term Plan (pre-spin) NMHG Long-Term Plan (pre-spin)
J.C. Butler, Jr.	NACCO Short-Term Plan NACCO Long-Term Plan
Robert L. Benson	NA Coal Short-Term Plan NA Coal Long-Term Plan
Gregory H. Trepp	HBB Short-Term Plan HBB Long-Term Plan
Michael J. Gregory	NA Coal Short-Term Plan NA Coal Long-Term Plan

(1)	The only amounts that are required to be disclosed in this Proxy Statement for Mr. Schilling relate to amounts earned under the NMHG incentive compensation plans for pre-spin service.
Overview. A significant portion of the compensation of each Named Executive Officer is linked directly to the attainment of specific corporate financial and operating targets. The Compensation Committee believes that the Named Executive Officers should have a material percentage of their compensation contingent upon the performance of the Company and/or its subsidiaries, as applicable.
The performance criteria and target performance levels for the incentive plans are established within the

Compensation Committee's discretion, and are generally based upon management's recommendations as to the performance objectives of the particular business for the year. Two types of performance targets are used in the incentive compensation plans:

•
Targets Based on Annual Operating Plans. Certain performance targets are based on forecasts contained in each subsidiary's 2012 annual operating plan. With respect to these targets, there is an expectation that these performance targets will be met during the year. If they are not, the participants will not receive all or a portion of the award that is based on these performance criteria.

•
Targets Based on Long-Term Goals. Other performance targets are not based on the 2012 annual operating plans. Rather, they are based on long-term goals established by the Compensation Committee. Because these targets are not based on the annual operating plans, it is possible in any given year that the level of expected performance may be above or below the specified performance target for that year. Return on total capital employed, which we refer to as ROTCE, is an example of a target that is based on long-term goals (see below).

Each Named Executive Officer is eligible to receive a short-term cash incentive payment and a long-term incentive award based on a target incentive amount that is expressed as a percentage of salary midpoint. However, the final payout may be higher or lower than the targeted amount, as explained in further detail below.
Design of Incentive Program: Use of ROTCE and Underlying Performance Metrics. Code Section 162(m) provides that we may not deduct compensation of more than $1 million that is paid to the Named Executive Officers (other than Messrs. Schilling and Butler) unless that compensation consists of “qualified performance-based compensation.” The performance-based exception to Code Section 162(m) requires that deductible compensation be paid under a plan that has been approved by our stockholders. In order to comply with Code Section 162(m) during 2012, we previously obtained stockholder approval of the following incentive compensation plans which provide benefits to the Named Executive Officers, which we collectively refer to as the 162(m) Plans:

•	The NACCO Long-Term Plan;

•	The NMHG Short-Term Plan;

•	The North American Coal Corporation Annual Incentive Compensation Plan, referred to as the NA Coal Short-Term Plan; and

•	The Hamilton Beach Brands, Inc. Long-Term Incentive Compensation Plan, referred to as the HBB Long-Term Plan.
See “- Tax and Accounting Implications - Deductibility of Executive Compensation” on page 46 for additional information about our philosophy on structuring our incentive compensation plans for tax purposes.
In order for all or a portion of the incentive compensation payments to the Named Executive Officers to be deductible under Code Section 162(m), the Compensation Committee adopted performance targets under the 162(m) Plans that were designed to meet the requirements for qualified performance-based compensation under Code Section 162(m). For 2012, the Compensation Committee adopted minimum and maximum ROTCE performance targets under each of the 162(m) Plans. In each case, ROTCE is calculated as described below or in the same manner as described below under “- Incentive Compensation of Named Executive Officers - ROTCE Methodology and Explanation,” including the adjustments for non-recurring and special items.
For each 162(m) Plan, we establish a payment pool based on actual results against the ROTCE performance targets. The minimum ROTCE target must be met in order for any payment to be permitted, and any payment pool to be created, under a particular 162(m) Plan. The maximum ROTCE target is used to establish a maximum limit, and a maximum payment pool, for awards that can be paid to each covered employee under Code Section 162(m) under a particular 162(m) Plan for the 2012 performance period. For 2012, ROTCE results were at or above the applicable maximum ROTCE target and resulted in a maximum payment pool of 150% of target under all 162(m) Plans other than the NACCO Long-Term Plan which had a maximum payment pool of 200% except for the portion of the award payable to Mr. Butler that was based on the performance of NA Coal under the NA Coal Long-Term Plan. The ROTCE target used under the NACCO Long-Term Plan for 2012 was also used under the NACCO Short-Term Plan and the NMHG Short-Term Plan for 2012. The NACCO Short-Term Plan is not a 162(m) Plan for 2012 but is being submitted to stockholders at this Annual Meeting for approval so that it may meet the requirements for qualified performance-based compensation under Code Section 162(m) for 2013 and future years.
The Compensation Committee then considered actual results against underlying financial and operating performance measures for each of our subsidiaries and exercised “negative discretion,” as permitted under Code Section 162(m), to determine the final, actual incentive compensation payment for each participant. These underlying financial and operating performance measures reflect the achievement of our specified business goals for 2012 (for those targets that are based on the annual operating plans) or for future years (for those targets that are based on long-term goals), as further described below.
ROTCE Methodology and Explanation. For 2012, a substantial portion of the short-term incentive compensation and long-term incentive compensation for our employees depended on the extent to which our ROTCE performance met long-term financial objectives. The Compensation Committee views the ROTCE performance targets as stockholder protection rates of return. They reflect the Compensation Committee's belief that our stockholders are entitled to at least a certain rate of ROTCE for each of our subsidiaries and the Company overall. Accordingly, as a measure of protection for our stockholders, performance against the ROTCE rates of return, rather than based on cyclical movements in our stock price, should determine the payouts for a portion of our incentive compensation plans.
The ROTCE targets used for incentive compensation purposes reflect our long-term corporate objectives. They are not based on ROTCE operating targets established by management and contained in our five-year long-range business plan or the long-term subsidiary financial objectives (although there is a connection between them). The ROTCE performance targets that were established to determine the final payments under the 2012 incentive compensation plans represent the financial performance that the Compensation Committee believes we should deliver over the long-term, not the performance expected in the current year or the near-term.
The Compensation Committee considers the following factors together with its general knowledge of each of our industries and businesses, including the historical results of operations and financial positions of the subsidiaries and the Company overall, to determine the ROTCE performance targets for the Company and the subsidiaries:

•	forecasts of future operating results and the business models for the next several years (including the annual operating plans for the current fiscal year and our five-year long-range business plans);

•	anticipated changes in the industries and businesses that affect ROTCE (e.g., the amount of capital required to generate a projected level of sales); and

•	the potential impact a change in the ROTCE performance target would have on the ability to incentivize our employees.
The Compensation Committee reviews these factors annually and, unless the Compensation Committee concludes that changes in these factors warrant an increase or decrease in the ROTCE performance targets, the ROTCE performance targets generally remain the same from year to year. The ROTCE performance targets have been adjusted in the past from time to time. When made, these periodic adjustments generally have reflected:

•	a subsidiary's expected ability to take advantage of anticipated changes in industry dynamics over the longer term;

•	the anticipated impact of programs (such as layoffs and restructurings) on future profitability of a subsidiary's business;

•	the anticipated impact of economic conditions on a subsidiary's business;

•	major accounting changes; and

•	the anticipated impact over time of changes in a subsidiary's business model on the subsidiary's business.
The ROTCE targets that were used in the 162(m) Plans to establish the minimum and maximum incentive payment pools for purposes of Code Section 162(m), as well as the underlying negative discretion ROTCE targets that were used to determine final payouts for participants under the 162(m) Plans, remained essentially unchanged from the targets that were used in 2011, except that (i) the HBB ROTCE targets were reduced to reflect the economic climate and better incentivize employees and (ii) the NMHG Short-Term Plan used an overall NACCO ROTCE target rather than a NMHG ROTCE target.
After our year-end financial results are finalized, actual ROTCE performances are compared against the ROTCE performance targets and, using the pre-established formulas, used to determine both (i) the maximum payment pool under the 162(m) Plans and the NACCO Short-Term Plan for the year and (ii) the final incentive compensation payouts under the incentive plans for the year. As a result, ROTCE serves as both a metric for tax deductibility to establish maximum potential incentive amounts and as a metric for underlying performance to determine final incentive compensation payout amounts.

ROTCE is calculated for both of these purposes as follows:
Earnings Before Interest After-Tax after adjustments
divided by
Total Capital Employed after adjustments
Earnings Before Interest After-Tax is equal to the sum of interest expense, net of interest income, less 38% for taxes, plus income from continuing operations. Total Capital Employed is equal to (i) the sum of the average debt and average stockholders' equity less (ii) average consolidated cash. For purposes of the NACCO Short-Term Plan, NACCO Long-Term Plan and NMHG Short-Term Plan, average debt, stockholders' equity and consolidated cash are calculated by taking the sum of the balance at the beginning of the year and the balance at the end of each of the next twelve months divided by thirteen. ROTCE is calculated from the Company or subsidiary financial statements using average debt, average stockholders' equity and average cash based on the sum of the balance at the beginning of the year and the balance at the end of each quarter divided by five, which is then adjusted for any non-recurring or special items.
Following is the calculation of NACCO's consolidated ROTCE for purposes of the NACCO Short-Term Plan, NACCO Long-Term Plan and NMHG Short-Term Plan for 2012:

2012 NACCO income from continuing operations	$42.2
Plus: 2012 Interest expense, net	5.9
Less: Income taxes on 2012 interest expense, net at 38%	(2.2)
Earnings Before Interest After-Tax	$45.9

2012 Average stockholders' equity (12/31/2011 and each of 2012's quarter ends)	$474.9
2012 Average debt (12/31/2011 and each of 2012's quarter ends)	162.5
Less: 2012 Average cash (12/31/2011 and each of 2012's quarter ends)	(144.5)
Total Capital Employed	$492.9

ROTCE (Before Adjustments)	9.3%

Plus: Adjustments to Earnings Before Interest After-Tax	$277.7
Plus: Adjustments to Total Capital Employed	$7.7

NACCO Consolidated ROTCE (After Adjustments)	64.6%
Adjustments to the ROTCE calculation under the incentive compensation plans are non-recurring or special items that are established by the Compensation Committee at the time the ROTCE targets are set. For 2012, these ROTCE adjustments related to (i) the effect of the Hyster-Yale spin-off; (ii) the after-tax impact of subsidiary acquisition, disposition or related costs and expenses and (iii) the following costs or expenses only if they were in excess of the amounts included in the 2012 annual operating plans:

•	the after-tax cost of any tangible or intangible asset impairment;

•	the after-tax impact of subsidiary restructuring costs including reduction in force charges;

•	the after-tax impact of environmental expenses or early lease termination expenses; and

•	the after-tax impact of refinancing costs.
The Compensation Committee determined that these non-recurring or special items would be incurred in connection with improving our operations and, as a result, these items should not adversely affect incentive compensation payments, as the actions or events were beneficial to us or were generally not within the employees' control.
We do not disclose the ROTCE performance targets that were established for purposes of the 2012 incentive compensation plans because they would reveal competitively sensitive long-term financial information, as well as our long-range business plans, to both our competitors and our customers. The Compensation Committees expected that all ROTCE targets (with the exception of the ROTCE targets under the KC plans and the consolidated operations ROTCE target under the NA Coal Short-Term Plan) would be met in 2012, but such targets were not so low that the result was guaranteed.

Short-Term Incentive Compensation
In General. All of our short-term incentive compensation plans, which we refer to as short-term plans, follow the same basic pattern for award determination:

•
except for Mr. Rankin's post-spin target award that was granted under the newly established NACCO Short-Term Plan following the Hyster-Yale spin-off, target awards for each executive are equal to a specified percentage of the executive's 2012 salary midpoint, based on the number of Hay points assigned to the position and the Hay Group's recommendations regarding an appropriate level of short-term incentive compensation at that level;

•	each short-term plan has a one-year performance period;

•	generally, payments under the short-term plans may not exceed 150% of the target award levels;

•	payouts are determined after year-end by comparing the Company's or subsidiary's actual performance to the pre-established performance targets that were set by the Compensation Committee;

•	the Compensation Committee, in its discretion, may decrease awards;

•
for participants other than the Named Executive Officers in the 162(m) Plans, the Compensation Committee, in its discretion, may also increase awards and may approve the payment of awards where business unit performance would otherwise not meet the minimum criteria set for payment of awards, although it rarely does so; and

•	awards are paid annually in cash and are immediately vested when paid.
For 2012, the short-term plans were designed to provide target short-term incentive compensation to the Named Executive Officers of between 10% and 100% of salary midpoint, depending on the Named Executive Officer's position.
The table below shows the short-term target awards and payouts approved by the Compensation Committee for each Named Executive Officer for 2012:

Named Executive Officer and Short-Term Plan	(A) 2012 Salary Midpoint	(B) Short-Term Plan Target as a % of Salary Midpoint (%)	(C) = (A) x (B) Short-Term Plan Target ($)	Short-Term Plan Payout as a % of Salary Midpoint (%)	Short-Term Plan Payout ($)
Alfred M. Rankin, Jr. (NMHG Short-Term Plan - pre-spin) (1)	$1,001,400	100%	$1,001,400	72.1%	$722,510
Alfred M. Rankin, Jr. (NACCO Short-Term Plan - post-spin) (1)	$1,001,400	10%	$100,140	9.7%	$97,236
Kenneth C. Schilling (NMHG Short-Term Plan - pre-spin) (2)	$317,500	40%	$127,000	28.8%	$91,345
J.C. Butler, Jr. (NACCO Short-Term Plan)	$349,400	45%	$157,230	46.1%	$161,121
Robert L. Benson (NA Coal Short-Term Plan)	$552,600	60%	$331,560	62.6%	$345,783
Gregory H. Trepp (HBB Short-Term Plan)	$581,600	60%	$348,960	62.3%	$362,220
Michael J. Gregory (NA Coal Short-Term Plan)	$242,800	40%	$97,120	42.9%	$104,084

(1)
Mr. Rankin's target award under the NMHG Short-Term Plan was established at the beginning of 2012 before the Hyster-Yale spin-off. Only 75% of Mr. Rankin's payout under the NMHG Short-Term Plan was based on his pre-spin service while NMHG was a subsidiary of NACCO. Therefore, this is the payout amount shown above and included in the Summary Compensation Table with respect to the NMHG Short-Term Plan. This same amount is also disclosed in Hyster-Yale's 2013 proxy statement. Mr. Rankin's target award under the NACCO Short-Term Plan is equal to 40% of the remaining 25% of his 2012 target award as of the spin-off date (40% of $250,350 equals $100,140). His entire payout under the NACCO Short-Term Plan is reflected in the Summary Compensation Table on page 49.

(2)
The payout amount shown above and in the Summary Compensation Table for Mr, Schilling is equal to the amount earned under the NMHG Short-Term Plan before the spin-off date while NMHG was a subsidiary of NACCO and before Mr. Schilling resigned from NACCO. This same amount is also disclosed in Hyster-Yale's 2013 proxy statement.

As described in more detail below, the Compensation Committee considered the factors described under “- Overview of Executive Compensation Methodology” beginning on page 18 and adopted performance criteria and target performance levels upon which the short-term plan awards were based.
Refer to “- Employment and Severance Agreements and Change in Control Payments” beginning on page 45 for a description of the impact of a change in control on short-term plan awards.
The following tables show the performance criteria established by the Compensation Committee for 2012 under the various short-term incentive plans to determine final incentive compensation payments for the Named Executive Officers. The applicable plan, performance objectives and payout percentages are different for different groups of employees, depending on their category of participation. When reviewing the tables, note the following:

(1)
Achievement Percentages. The achievement percentages are based on the formulas contained in underlying performance guidelines adopted by the Compensation Committee. The formulas do not provide for straight-line interpolation from the performance target to the maximum payment target. The minimum achievement percentage is 0% and the maximum achievement percentage is 150%.

(2)
ROTCE Performance Factors. ROTCE is calculated as shown beginning on page 23 under “- Incentive Compensation of Named Executive Officers - ROTCE Methodology and Explanation” (including the adjustments for the non-recurring or special items). ROTCE targets and results are not disclosed for the reasons stated in that section.

(3)
Maximum Payout Percentage. As required under the 2012 guidelines adopted by the Compensation Committee for the short-term incentive plans, payments to all participants, including the Named Executive Officers, did not exceed 150% of their target awards.

NA Coal Short-Term Incentive Compensation For Messrs. Benson and Gregory. The following table summarizes the performance criteria established by the Compensation Committee for 2012 under the NA Coal Short-Term Plan to determine final incentive compensation payments to Messrs. Benson and Gregory:

Performance Criteria	(A) Weighting	Performance Target	Performance Results	(B) Achievement Percentage(1)	(A) x (B) Payout Factor
Adjusted Net Income	50%	$34,923,000	$38,007,984	117.7%	58.9%
Consolidated Operations ROTCE	20%	(1)	(1)	65.0%	13.0%
New Project Development	30%	(2)	(2)	114.0%	34.2%
Final Payout Percentage					106.1%	(3)

(1)
The NA Coal ROTCE performance factor is based on 2012 ROTCE performance of the Mississippi Lignite Mining Company, the Florida Dragline Operations and NA Coal Royalty Company, each of which require capital investment by NA Coal and which we refer to collectively as the Consolidated Operations. The ROTCE performance target for 2012 was the same as that in effect for 2011. For 2012, the Compensation Committee did not expect the Consolidated Operations ROTCE performance to exceed the target for the NA Coal Short-Term Plan.

(2)
This table does not disclose the NA Coal New Project Development goals or targets due to their competitively sensitive nature. The new project development goals are highly specific, task-oriented goals. They identify specific future projects, customers and contracts. However, during 2012, Coyote Creek Mining Company, L.L.C., a subsidiary of NA Coal, entered into a long-term contract to develop a lignite mine in North Dakota and supply approximately 2.5 million tons of lignite annually beginning in May 2016 to the Coyote Station power plant. Also during 2012, NA Coal completed the acquisition of four related companies based in Jasper, Alabama that are involved in the mining of steam and metallurgical coal. NA Coal began production at a mine in 2012 to supply an activated carbon plant in Louisiana and continued its efforts to bring four new mines currently in the development stage to the production stage. NA Coal continued to research, evaluate and develop specific innovative technologies that will allow low-cost lignite to continue to serve as a viable fuel source option for mine-mouth power generation, to be an option for use in coal-to-

liquid projects and activated carbon production and to be utilized for other non-fuel applications. Finally, NA Coal sustained its existing international mining efforts in India and continues to explore other mining opportunities, customers and markets abroad.

(3)
NA Coal met all of the underlying performance targets established by the Compensation Committee under the NA Coal Short-Term Plan other than the Consolidated Operations ROTCE target, resulting in an initial performance payout factor of 106.1%. This factor was then multiplied by the sum of each participant's 2012 short-term award target, which determined the amount of a maximum payment sub-pool under the NA Coal Short-Term Plan. As required under the negative discretion guidelines adopted by the NA Coal Compensation Committee under the NA Coal Short-Term Plan, the maximum payment sub-pool was then allocated among eligible participants based on the application of a business unit performance factor (which did not apply to Mr. Benson but was 118% for Mr. Gregory) and an individual performance factor (115% for Mr. Benson and 118% for Mr. Gregory). Application of the formula to all participants resulted in (A) a short-term payment percentage of 104.29% for Mr. Benson and a payment of $345,783 (his 2012 short-term target of $331,560 multiplied by 104.29%) and (B) a short-term payment percentage of 107.17% for Mr. Gregory and a payment of $104,084 (his 2012 short-term target of $97,120 multiplied by 107.17%).

HBB Short-Term Incentive Compensation for Mr. Trepp. The following table summarizes the performance criteria established by the Compensation Committee for 2012 under the HBB Short-Term Plan to determine final incentive compensation payments to Mr. Trepp:

Performance Criteria	(A) Weighting	Performance Target	Performance Results	(B) Achievement Percentage(1)	(A) x (B) Payout Factor
Adjusted Net Income	30%	$21,139,000	$22,454,165	116.4%	34.9%
Net Sales	30%	$526,476,000	$521,567,465	92.6%	27.8%
HBB ROTCE	15%	(1)	(1)	132.0%	19.8%
Operating Profit Percent	25%	(2)	(2)	85.0%	21.3%
Final Payout Percentage					103.8%	(3)

(1)
The 2012 HBB ROTCE target was reduced from the 2011 ROTCE target to reflect the economic climate and to better incentivize employees. For 2012, the HBB Compensation Committee expected the HBB ROTCE performance to exceed the target for the HBB Short-Term Plan.

(2)
This table does not disclose the HBB operating profit percent target or result due to the competitively sensitive nature of that information. The operating profit target used for incentive compensation purposes reflects long-term corporate objectives and is not based on the target established by management and contained in HBB's five-year long-range business plan or the long-term HBB financial objectives (although there is a connection between them). The 2012 HBB operating profit percent target was the same as the 2011 target. For 2012, the HBB Compensation Committee did not expect HBB to meet the operating profit percent target.

(3)
For 2012, HBB performance resulted in a performance payout factor of 103.8% of short-term incentive compensation target for all participants, including Mr. Trepp, resulting in a payment of $362,220 (his 2012 short-term target of $348,960 multiplied by 103.8%).

NMHG Short-Term Incentive Compensation for Mr. Schilling for Pre-Spin Service. The following table summarizes the performance criteria established by the Compensation Committee for 2012 under the NMHG Short-Term Plan to determine the final incentive compensation payment for Mr. Schilling for pre-spin service. The pre-spin portion of his 2012 short-term award is based on the performance factors shown below that were in effect while NMHG was a subsidiary of NACCO:

Pre-Spin Performance Criteria	(A) Initial Weighting at Subsidiary Level	(B) Pre-Spin Weighting for Mr. Schilling	(C)=(A) x (B) Payment Factor	Performance Target	Performance Result	(D) Achievement Percentage	(C) x (D) Payout Factor
NMHG Adjusted Operating Profit Dollars	30%	82%	24.60%	$94,579,000	$115,106,000	134.2%	33.0%
NMHG Operating Profit Percentage	20%	82%	16.40%	(1)	(1)	78.3%	12.8%
NMHG ROTCE	20%	82%	16.40%	(1)	(1)	150.0%	24.6%
NMHG Market Share - Americas w/o Brazil	12%	82%	9.84%	(1)	(1)	35.3%	3.5%
NMHG Market Share - Brazil	3%	82%	2.46%	(1)	(1)	13.1%	0.3%
NMHG Market Share - Europe, Middle East and Asia (EMEA)	9%	82%	7.38%	(1)	(1)	—%	—%
NMHG Market Share - Asia	2%	82%	1.64%	(1)	(1)	100.0%	1.6%
NMHG Market Share - Pacific	3%	82%	2.46%	(1)	(1)	100.0%	2.5%
NMHG Market Share - Japan	1%	82%	0.82%	(1)	(1)	50.0%	0.4%
NMHG Total							78.7%
HBB Adjusted Net Income	30%	8%	2.40%	$21,139,000	$22,454,165	116.4%	2.8%
HBB ROTCE	15%	8%	1.20%	(2)	(2)	132.0%	1.6%
HBB Operating Profit Percent	25%	8%	2.00%	(2)	(2)	85.0%	1.7%
HBB Net Sales	30%	8%	2.40%	$526,476,000	$521,567,465	92.6%	2.2%
HBB Total							8.3%
KC Adjusted Net Income	30%	2%	0.60%	$2,820,000	$(2,842,136)	—%	—%
KC ROTCE	15%	2%	0.30%	(3)	(3)	—%	—%
KC Operating Profit Percent	25%	2%	0.50%	(3)	(3)	—%	—%
KC Net Sales	30%	2%	0.60%	$236,005,000	$224,695,287	52.1%	0.3%
KC Positive Discretion						10.0%	0.2%
KC Total							0.5%
NA Coal Adjusted Net Income	50%	8%	4.00%	$34,923,000	$38,007,984	117.7%	4.7%
NA Coal Consolidated Operations ROTCE	20%	8%	1.60%	(2)	(2)	65.0%	1.0%
NA Coal New Project Development	30%	8%	2.40%	(2)	(2)	114.0%	2.7%
NA Coal Total							8.4%
Final Pre-Spin Payout Percentage							95.9%	(4)

(1)
NMHG Performance Factors: This table does not disclose the NMHG operating profit percent or market share targets or results due to the competitively sensitive nature of that information. The operating profit percent target used for incentive compensation purposes reflects long-term corporate objectives and is not based on the target established by management and contained in NMHG's five-year long-range business plan or the long-term NMHG financial objectives (although there is a connection between them). The 2012 NMHG operating profit percent target was the same as the 2011 target. For 2012, the NMHG Compensation Committee did not expect NMHG to meet the operating profit percent target or the Brazil and EMEA market share targets.

(2)
HBB and NA Coal Performance Factors: Refer to the HBB Short-Term Plan chart and the NA Coal Short-Term Plan chart above for descriptions of the subsidiary targets and the reasons for non-disclosure of certain targets.

(3)
KC Performance Factors: This table does not disclose the KC operating profit percent target or results due to the competitively sensitive nature of that information. The operating profit target used for incentive compensation purposes reflects long-term corporate objectives and is not based on the target established by management and contained in KC's five-year long-range business plan or the long-term KC financial objectives (although there is a connection between them). The 2012 KC operating profit percent and ROTCE targets were the same as the 2011 targets. For 2012, the KC Compensation Committee did not expect KC to meet the operating profit percent target or the ROTCE target. Due to the extraordinary effort of management employees in a difficult retail climate, the Compensation Committee increased the KC incentive compensation payments by 10% to better incentivize employees.

(4)
The portion of Mr. Schilling's incentive compensation payment under the NMHG Short-Term Plan for 2012 that is required to be disclosed in this Proxy Statement is calculated as follows: Multiply his pre-spin 2012 salary midpoint by his pre-spin incentive target compensation percentage to determine his target dollar amount: $317,500 multiplied by 40% = $127,000. Allocate the target dollar amount between pre-spin service (75% or $95,250) and post-spin service (25% or $31,750). Multiply the pre-spin service target dollar amount by the applicable payment percentage, based on performance criteria and results for NMHG, NA Coal, HBB and KC, which was 95.9% as shown on the above table: $95,250 multiplied by 95.9% = $91,345. This amount is reflected in our Summary Compensation Table on page 49 and also in Hyster-Yale's 2013 proxy statement.

NACCO Short-Term Incentive Compensation for Mr. Butler. The following tables summarize the performance criteria established by the Compensation Committee for 2012 under the NACCO Short-Term Plan to determine the final incentive compensation payment for Mr. Butler. 75% of his 2012 short-term award is based on pre-spin performance factors and 25% of his 2012 award is based on post-spin performance factors:

Pre-Spin Performance Criteria	(A) Initial Weighting at Subsidiary Level	(B) Pre-Spin Weighting for Mr. Butler	(C)=(A) x (B) Payment Factor	Performance Target	Performance Result	(D) Achievement Percentage	(C) x (D) Payout Factor
NMHG Adjusted Operating Profit Dollars	30%	19.25%	5.78%	$94,579,000	$115,106,000	134.2%	7.8%
NMHG Operating Profit Percentage	20%	19.25%	3.85%	(1)	(1)	78.3%	3.0%
NMHG ROTCE	20%	19.25%	3.85%	(1)	(1)	150.0%	5.8%
NMHG Market Share - Americas w/o Brazil	12%	19.25%	2.30%	(1)	(1)	35.3%	0.8%
NMHG Market Share - Brazil	3%	19.25%	0.58%	(1)	(1)	13.1%	0.1%
NMHG Market Share - EMEA	9%	19.25%	1.73%	(1)	(1)	—%	—%
NMHG Market Share - Asia	2%	19.25%	0.39%	(1)	(1)	100.0%	0.4%
NMHG Market Share - Pacific	3%	19.25%	0.58%	(1)	(1)	100.0%	0.6%
NMHG Market Share - Japan	1%	19.25%	0.19%	(1)	(1)	50.0%	0.1%
NMHG Total							18.6%
HBB Adjusted Net Income	30%	7%	2.10%	$21,139,000	$22,454,165	116.4%	2.4%
HBB ROTCE	15%	7%	1.05%	(1)	(1)	132.0%	1.4%
HBB Operating Profit Percent	25%	7%	1.75%	(1)	(1)	85.0%	1.5%
HBB Net Sales	30%	7%	2.10%	$526,476,000	$521,567,465	92.6%	1.9%
HBB Total							7.2%
KC Adjusted Net Income	30%	1.75%	0.53%	$2,820,000	$(2,842,136)	—%	—%
KC ROTCE	15%	1.75%	0.25%	(1)	(1)	—%	—%
KC Operating Profit Percent	25%	1.75%	0.44%	(1)	(1)	—%	—%
KC Net Sales	30%	1.75%	0.53%	$236,005,000	$224,695,287	52.1%	0.3%
KC Positive Discretion						10.0%	0.2%
KC Total							0.5%
NA Coal Adjusted Net Income	50%	72%	36.00%	$34,923,000	$38,007,984	117.7%	42.4%
NA Coal Consolidated Operations ROTCE	20%	72%	14.40%	(1)	(1)	65.0%	9.4%
NA Coal New Project Development	30%	72%	21.60%	(1)	(1)	114.0%	24.6%
NA Coal Total							76.4%
Final Pre-Spin Payout Percentage							102.7%	(2)

Post-Spin Performance Criteria	(A) Initial Weighting at Subsidiary Level	(B) Post-Spin Weighting for Mr. Butler	(C)=(A) x (B) Payment Factor	Performance Target	Performance Result	(D) Achievement Percentage (1)	(C) x (D) Payout Factor
HBB Adjusted Net Income	30%	20%	6.00%	$21,139,000	$22,454,165	116.4%	7.0%
HBB ROTCE	15%	20%	3.00%	(1)	(1)	132.0%	4.0%
HBB Operating Profit Percent	25%	20%	5.00%	(1)	(1)	85.0%	4.3%
HBB Net Sales	30%	20%	6.00%	$526,476,000	$521,567,465	92.6%	5.6%
HBB Total							20.9%
KC Adjusted Net Income	30%	5%	1.50%	$2,820,000	$(2,842,136)	—%	—%
KC ROTCE	15%	5%	0.75%	(1)	(1)	—%	—%
KC Operating Profit Percent	25%	5%	1.25%	(1)	(1)	—%	—%
KC Net Sales	30%	5%	1.50%	$236,005,000	$224,695,287	52.1%	0.8%
KC Positive Discretion						10.0%	0.5%
KC Total							1.3%
NA Coal Adjusted Net Income	50%	75%	37.50%	$34,923,000	$38,007,984	117.7%	44.1%
NA Coal Consolidated Operations ROTCE	20%	75%	15.00%	(1)	(1)	65.0%	9.8%
NA Coal New Project Development	30%	75%	22.50%	(1)	(1)	114.0%	25.7%
NA Coal Total							79.6%
Final Post-Spin Payout Percentage							101.8%	(2)

(1)	HBB, NA Coal, NMHG and KC Performance Factors: Refer to the short-term plan charts above for descriptions of the subsidiary targets and the reason for non-disclosure of certain targets.

(2)	Mr. Butler's incentive compensation payment under the NACCO Short-Term Plan for 2012 is calculated as follows:
Calculation for Pre-Spin Service: Multiply Mr. Butler's 2012 salary midpoint by his incentive target compensation percentage to determine his target dollar amount: $349,400 multiplied by 45% = $157,230. Allocate the target dollar amount between pre-spin service (75% or $117,923) and post-spin service (25% or $39,308). Multiply the pre-spin service target dollar amount by the applicable payment percentage, based on performance criteria and results for NMHG, NA Coal, HBB and KC, which was 102.7% as shown on the first table above: $117,923 multiplied by 102.7% = $121,106.
Calculation for Post-Spin Service: Multiply the post-spin service target dollar amount by the applicable payment percentage based on performance criteria and results for NA Coal, HBB and KC, which was 101.8%, as shown on the immediately preceding table: $39,308 multiplied by 101.8% = $40,015.
Calculation of Total 2012 Short-Term Incentive Compensation: Add the pre-spin and post-spin amounts together, resulting in a payment of $161,121 to Mr. Butler for 2012 under the NACCO Short-Term Plan.
Short-Term Incentive Compensation for Mr. Rankin. The 2012 short-term compensation of $819,746 that is reflected in the Summary Compensation Table on page 49 for Mr. Rankin is the sum of (i) his award under the NMHG Short-Term Plan that was earned for pre-spin service while NMHG was a subsidiary of NACCO ($722,510) and (ii) his award under the NACCO Short-Term Plan for post-spin service ($97,236), both as described in further detail below. His payment under the NMHG Short-Term Plan is also disclosed in Hyster-Yale's 2013 proxy statement.

NMHG Short-Term Incentive Compensation for Mr. Rankin for Pre-Spin Service. The following table summarizes the performance criteria established by the Compensation Committee for 2012 under the NMHG Short-Term Plan to determine the final, actual incentive compensation payment for Mr. Rankin under the NMHG Short-Term Plan for pre-spin service:

Pre-Spin Performance Criteria	(A) Initial Weighting at Subsidiary Level	(B) Pre-Spin Weighting for Mr. Rankin	(C)=(A) x (B) Payment Factor	Performance Target	Performance Result	(D) Achievement Percentage	(C) x (D) Payout Factor
NMHG Adjusted Operating Profit Dollars	30%	55%	16.50%	$94,579,000	$115,106,000	134.2%	22.1%
NMHG Operating Profit Percentage	20%	55%	11.00%	(1)	(1)	78.3%	8.6%
NMHG ROTCE	20%	55%	11.00%	(1)	(1)	150.0%	16.5%
NMHG Market Share - Americas w/o Brazil	12%	55%	6.60%	(1)	(1)	35.3%	2.3%
NMHG Market Share - Brazil	3%	55%	1.65%	(1)	(1)	13.1%	0.2%
NMHG Market Share - EMEA	9%	55%	4.95%	(1)	(1)	—%	—%
NMHG Market Share - Asia	2%	55%	1.10%	(1)	(1)	100.0%	1.1%
NMHG Market Share - Pacific	3%	55%	1.65%	(1)	(1)	100.0%	1.7%
NMHG Market Share - Japan	1%	55%	0.55%	(1)	(1)	50.0%	0.3%
NMHG Total							52.8%
HBB Adjusted Net Income	30%	20%	6.00%	$21,139,000	$22,454,165	116.4%	7.0%
HBB ROTCE	15%	20%	3.00%	(2)	(2)	132.0%	4.0%
HBB Operating Profit Percent	25%	20%	5.00%	(2)	(2)	85.0%	4.3%
HBB Net Sales	30%	20%	6.00%	$526,476,000	$521,567,465	92.6%	5.6%
HBB Total							20.9%
KC Adjusted Net Income	30%	5%	1.50%	$2,820,000	$(2,842,136)	—%	—%
KC ROTCE	15%	5%	0.75%	(3)	(3)	—%	—%
KC Operating Profit Percent	25%	5%	1.25%	(3)	(3)	—%	—%
KC Net Sales	30%	5%	1.50%	$236,005,000	$224,695,287	52.1%	0.8%
KC Positive Discretion						10.0%	0.5%
KC Total							1.3%
NA Coal Adjusted Net Income	50%	20%	10.00%	$34,923,000	$38,007,984	117.7%	11.8%
NA Coal Consolidated Operations ROTCE	20%	20%	4.00%	(2)	(2)	65.0%	2.6%
NA Coal New Project Development	30%	20%	6.00%	(2)	(2)	114.0%	6.8%
NA Coal Total							21.2%
Final Pre-Spin Payout Percentage							96.2%	(4)

(1)-(3). See footnotes under "-NMHG Short-Term Incentive Compensation for Mr. Schilling for Pre-Spin Service" beginning on page 28.
(4). The portion of Mr. Rankin's incentive compensation payment under the NMHG Short-Term Plan for pre-spin service in 2012 that is required to be disclosed in this Proxy Statement and Hyster-Yale's 2013 Proxy Statement is calculated as follows: Multiply his 2012 salary midpoint by his incentive target compensation percentage to determine his target dollar amount: $1,001,400 multiplied by 100% = $1,001,400. Allocate the target dollar amount between pre-spin service (75% or $751,050) and post-spin service (25% or $250,350). Multiply the pre-spin service target dollar amount by the applicable payment percentage, based on performance criteria and results for NMHG, NA Coal, HBB and KC which was 96.2% as shown on the above table: $751,050 multiplied by 96.2% = $722,510.
NACCO Short-Term Incentive Compensation for Mr. Rankin for Post-Spin Service. For 2012, the short-term incentive compensation under the NACCO Short-Term Plan for Mr. Rankin was based solely on performance against specific business objectives of HBB, NA Coal and KC for the year, as identified in each subsidiary's short-term plan. The following table summarizes the performance criteria established by the Compensation Committee for 2012 to determine the final incentive compensation payment for Mr. Rankin under the NACCO Short-Term Plan for post-spin service:

Post-Spin Performance Criteria	(A) Initial Weighting at Subsidiary Level	(B) Post-Spin Weighting for Mr. Rankin	(C)=(A) x (B) Payment Factor	Performance Target	Performance Result	(D) Achievement Percentage	(C) x (D) Payout Factor
HBB Adjusted Net Income	30%	45%	13.50%	$21,139,000	$22,454,165	116.4%	15.7%
HBB ROTCE	15%	45%	6.75%	(1)	(1)	132.0%	8.9%
HBB Operating Profit Percent	25%	45%	11.25%	(1)	(1)	85.0%	9.6%
HBB Net Sales	30%	45%	13.50%	$526,476,000	$521,567,465	92.6%	12.5%
HBB Total							46.7%
KC Adjusted Net Income	30%	10%	3.00%	$2,820,000	$(2,842,136)	—%	—%
KC ROTCE	15%	10%	1.50%	(1)	(1)	—%	—%
KC Operating Profit Percent	25%	10%	2.50%	(1)	(1)	—%	—%
KC Net Sales	30%	10%	3.00%	$236,005,000	$224,695,287	52.1%	1.6%
KC Positive Discretion						10.0%	1.0%
KC Total							2.6%
NA Coal Adjusted Net Income	50%	45%	22.50%	$34,923,000	$38,007,984	117.7%	26.5%
NA Coal Consolidated Operations ROTCE	20%	45%	9.00%	(1)	(1)	65.0%	5.9%
NA Coal New Project Development	30%	45%	13.50%	(1)	(1)	114.0%	15.4%
NA Coal Total							47.8%
Final Post-Spin Payout Percentage							97.1%	(2)

(1) HBB, NA Coal and KC Performance Factors: Refer to the short-term plan charts above for descriptions of individual subsidiary targets and the reason for non-disclosure of certain targets.
(2) The final payment to Mr. Rankin under the NACCO Short-Term Plan for post-spin services was $97,236 (97.1% multiplied by his NACCO post-spin short-term incentive compensation target of $100,140).
Long-Term Incentive Compensation
In General. The purpose of our long-term incentive compensation plans is to enable senior management employees to accumulate capital through future managerial performance, which the Compensation Committee believes contributes to the future success of our businesses. Our long-term incentive compensation plans generally require long-term commitment on the part of our senior management employees, and cash withdrawals or stock sales are generally not permitted for a number of years. Rather, the awarded amount is effectively invested in the Company for an extended period to strengthen the tie between stockholders' and the Named Executive Officers' long-term interests.
The Compensation Committee believes that awards under our long-term plans promote a long-term focus on our profitability due to the holding periods under the long-term plans. Those individual Named Executive Officers who have a greater impact on our long-term strategy receive a higher percentage of their compensation as long-term compensation. In 2012, only certain executives who are employed by NACCO were entitled to receive equity-based compensation from the Company. The Compensation Committee does not consider a Named Executive Officer's long-term incentive awards for prior periods when determining the value of a long-term incentive award for the current period because it considers those prior awards to represent compensation for past services.
All of the long-term incentive compensation plans, which we refer to as long-term plans, follow the same basic pattern for award determination:

•
target awards for each executive are equal to a specified percentage of the executive's 2012 salary midpoint, based on the number of Hay points assigned to the position and the Hay Group's recommendations regarding an appropriate level of long-term incentive compensation at that level;

•	each long-term plan has a one-year performance period;

•	awards under the long-term plans are determined after year-end by comparing the Company's or subsidiary's actual performance to the pre-established performance targets;

•	the Compensation Committee, in its discretion, may decrease awards; and

•
for participants other than the Named Executive Officers in the 162(m) Plans, the Compensation Committee, in its discretion, may also increase awards and may approve the payment of awards where business unit performance would otherwise not meet the minimum criteria set for payment of awards, although it rarely does so.

For 2012, the long-term plans were designed to provide target long-term incentive compensation to the Named Executive Officers of between 35% and 316.25% depending on the Named Executive Officer's position.
The table below shows the long-term target awards and payouts approved by the Compensation Committee for each Named Executive Officer for 2012:

Named Executive Officer and Long-Term Plan	(A) Salary Midpoint ($)	(B) Long-Term Plan Target as a Percentage of Salary Midpoint ($)		(C)=(A) x (B) Long-Term Plan Target ($)		(D) Cash-Denominated Long-Term Plan Payout(4)(5)		(E)=(D)/(A) Cash-Denominated Long- Term Plan Payout as a Percentage of Salary Midpoint (%)	(F) Fair Market Value of Long-Term Plan Payout (4)(5)
Alfred M. Rankin, Jr. (NACCO Long-Term Plan)	$1,001,400	316.25%	(1)	$3,166,928	(2)	$3,197,805	(6)	319.33%	$5,072,288
Kenneth C. Schilling (NMHG Long-Term Plan)	$317,500	57.5%	(1)	$182,563	(3)	$125,968	(6)	39.67%	$200,160
J.C. Butler, Jr. (NACCO Long-Term Plan)	$349,400	80.5%	(1)	$281,267		$602,614		172.47%	$955,853
Robert L. Benson (NA Coal Long-Term Plan)	$552,600	130%		$718,380		$1,917,356		346.97%	N/A
Gregory H. Trepp (HBB Long-Term Plan)	$581,600	130%		$756,080		$612,425		105.30%	N/A
Michael J. Gregory (NA Coal Long-Term Plan)	$242,800	35%		$84,980		$226,812		93.42%	N/A

(1)
The target percentages for participants in the NACCO Long-Term Plan and NMHG Long-Term include a 15% increase from the Hay-recommended long-term plan target awards that the Compensation Committee applies each year to account for the immediately taxable nature of the NACCO Long-Term Plan awards. See “- Long-Term Incentive Compensation - Equity-Based Long-Term Incentive Compensation for Messrs. Rankin, Schilling and Butler” beginning on page 37.

(2)
Mr. Rankin's target award under the NACCO Long-Term Plan was established at the beginning of 2012 before the Hyster-Yale spin-off. 75% of the target amount ($2,375,196) is attributable to pre-spin service. The Compensation Committee used negative discretion to allocate the remaining $791,732 for post-spin service 40% to NACCO ($316,693) and 60% to Hyster-Yale ($475,039) to reflect Mr. Rankin's division of duties following the spin-off.

(3)
Mr. Schilling received his entire 2012 long-term award under the NMHG Long-Term Plan. The amount shown in column (D) above is the portion of his payout that is attributable to pre-spin service while NMHG was a subsidiary of NACCO.

(4)
Awards under the NA Coal and HBB Long-Term Plans are each calculated and paid in dollars. There is no difference between the amount of the cash-denominated awards and the fair market value of the awards under those plans.

(5)
Awards under the NACCO Long-Term Plan and the NMHG Long-Term Plan are initially denominated in dollars. The amounts shown in columns (D) and (E) reflect (i) the dollar-denominated awards that were earned by Messrs. Rankin and Butler under the NACCO Long-Term Plan for services performed in 2012 and (ii) the dollar-denominated award that was earned by Mr. Schilling under the NMHG Long-Term Plan for pre-spin services while NMHG was a subsidiary of NACCO. This is the amount that is used by the Compensation Committee when analyzing the total compensation of the Named Executive Officers who receive equity compensation. As described in “- Long-Term Incentive Compensation - Equity-Based Long-Term Incentive Compensation for Messrs. Rankin, Schilling and Butler” beginning on page 37, the dollar-denominated awards are then paid to the participants in a combination of restricted stock and cash. For the Named Executive Officers, 35% of the 2012 award was distributed in cash, to approximate their income tax withholding obligations for the shares, and the remaining 65% was distributed in whole shares of restricted stock. The actual number of shares of stock issued would normally be determined by taking the dollar value of the stock component of the award and dividing it by the lower of the average share price during the 2012 performance period or the preceding calendar year. For 2012, however, due to the impact of the Hyster-Yale spin-off on the price of Hyster-Yale stock and NACCO Class A Common, the Compensation Committee defined the "average share price" for this purpose as the lower of (i) the average NACCO Class A Common share price for 2011 which was $91.54 or (ii) $115.37 which is the sum of (A) the average NACCO Class A Common share price for the period from January 1, 2012 through September 28, 2012 plus (B) the average share price of a hypothetical "Hyster-Yale/NACCO composite share" for the last three months of 2012 that was calculated by adding the weekly closing value of one share of NACCO Class A Common plus two shares of Hyster-Yale class A common stock for such time period. The number of shares of NACCO Class A Common and Hyster-Yale stock actually distributed under the long-term equity plans was also adjusted using similar methodology and to reflect the extraordinary dividends paid by NACCO and Hyster-Yale in December, 2012. The amounts shown in column (F) reflect the sum of (i) the cash distributed and (ii) the grant date fair value of the stock that was distributed for the 2012 long-term awards. This amount is computed in accordance with FASB ASC Topic 718 and is the same as the amount that is disclosed in the Summary Compensation Table on page 49. The shares were valued using the date on which the long-term plan awards were approved by the applicable compensation committee. The difference in the amounts disclosed in columns (D) and (F) is due to the fact that the number of shares issued was calculated using a price of $91.54 and the grant date fair value was calculated using the average of the high and low share price when the shares were granted, as well as the adjustments made by the compensation committees in determining the number of shares to be issued as a result of the Hyster-Yale spin-off and the extraordinary dividends.

(6)	The portion of the awards for Messrs. Rankin and Schilling that is attributable to pre-spin service while NMHG was a subsidiary of NACCO is also disclosed in Hyster-Yale's 2013 proxy statement.
Due to the nature of the NA Coal and HBB Long-Term Plans, the awards and payments under the plans are described in both the Grants of Plan-Based Awards Table on page 52 and the Nonqualified Deferred Compensation Table on page 56. Also refer to “- Employment and Severance Agreements and Change in Control Payments” beginning on page 45 for a description of the impact of a change in control on long-term plan awards.
The following tables show the performance criteria established by the Compensation Committee for 2012 under the long-term plans to determine final, actual incentive compensation payments for the Named Executive Officers. The applicable plan, performance objectives and payout percentages are different for different groups of employees, depending on their category of participation. When reviewing the tables, please note the following:

(1)
Achievement Percentages. The achievement percentages are based on the formulas contained in underlying performance guidelines adopted by the Compensation Committee. The formulas do not provide for straight-line interpolation from the performance target to the maximum payment target. The minimum achievement percentage is 0% and the maximum achievement percentage is 150%.

(2)
ROTCE Performance Factors. ROTCE is calculated in the manner as shown beginning on page 23 under “- Incentive Compensation of Named Executive Officers - ROTCE Methodology and Explanation” (including the adjustments for the non-recurring or special items). ROTCE targets and results are not disclosed for the reasons stated in that section.

(3)
Maximum Payout Percentages. As required under the 2012 guidelines adopted by the Compensation Committee for the long-term incentive plans, (i) the payment to Mr. Trepp did not exceed 150% of his target award and (ii) the cash-denominated payment to Messrs. Rankin and Schilling under the NACCO Long-Term Plan and/or the NMHG Long-Term Plan did not exceed 200% of their target awards. There is no maximum award limit under the NA Coal Long-Term Plan or with respect to the portion of Mr. Butler's award under the NACCO Long-Term Plan that is attributable to NA Coal's performance under the NA Coal Long-Term Plan.

NA Coal Long-Term Incentive Compensation for Messrs. Benson and Gregory. The NA Coal Long-Term Plan for Years 2006 to 2015 has a ten-year term and is in effect from 2006 through 2015. The plan uses economic value of income of current and new projects as the performance criteria because the NA Coal Compensation Committee believes it is a more accurate reflection of the rate of return in NA Coal's business, where a substantial portion of revenue is based on long-term contracts and projects. As described below, awards under the NA Coal Long-Term Plan also generally have a holding period of ten years.

NA Coal Long-Term Plan awards are based on a formula consisting of three component targets: New Project Factor (40%); Annual Factor (30%); and Cumulative Factor (30%). Each of these components is described in detail below.

•
New Project Factor. When the plan was established in 2006, the NA Coal Compensation Committee set a target dollar level of the “present value appreciation” that was to be earned by new projects obtained during the entire ten-year plan term. Value appreciation for a new project is determined based on the economics of the project. For example, the present value appreciation will be determined based on the forecasted net income and cost of capital over the life of the contract (which could be 40 years) based on the contract terms, including a present value calculation over the life of the contract. During the year the new project comes into existence, the value appreciation of that project for the ten-year term of the NA Coal Long-Term Plan (or the remainder thereof) is taken into account under the new project factor portion of the NA Coal Long-Term Plan and compared to the target that was initially set by the Committee in 2006.

•
Annual Factor. When the plan was established, the NA Coal Compensation Committee listed each NA Coal project that was in effect at that time. Using the existing contractual terms for each project, as shown in NA Coal's five-year business plan that was in effect in 2006 and forecasting the results out for another five years, the Compensation Committee established annual net income targets and forecasted capital expenditure targets for each project for each year from 2006 through 2015. Each year, the Committee compares the actual net income and actual capital charges for each project against these previously established targets to determine whether the pre-established targets have been satisfied.

•
Cumulative Factor. When the plan was established, the Compensation Committee used the same five-year business plan and forecasting for the same projects to establish cumulative net income targets and cumulative forecasted capital expenditure targets for the same projects for each and every year during the ten-year term of the plan. Each year, the Committee compares the actual cumulative net income and actual capital charges for each project against these previously established targets to determine whether the pre-established targets have been satisfied.

If the NA Coal Compensation Committee determines in any year, which we refer to as an Adjustment Year, that a new project has provided significantly less net income appreciation than originally expected, then the amount of any prior award previously attributed to that project as the result of a prior year's New Project Factor will reduce the New Project Factor in the Adjustment Year, which we refer to as the New Project Adjustment. If the New Project Adjustment is large enough, it is possible for participants to receive negative awards in a given year.
At the start of each year during the ten-year term of the NA Coal Long-Term Plan, participants are granted dollar denominated award targets. Award targets are based on a percentage of each participating executive's salary midpoint. For 2012, the award target was designed to provide target compensation of 130% of salary midpoint for Mr. Benson and 35% of salary midpoint for Mr. Gregory.
Following the end of the year, final awards for each participant are determined by adjusting the award target by the Annual Factor, the Cumulative Factor and the New Project Factor. In addition, the New Project Adjustment is made, if applicable. The NA Coal Compensation Committee, in its discretion, may also increase or decrease awards under the plan and may approve the payment of awards where business unit performance would otherwise not meet the minimum criteria set for payment of awards.
The awards for Messrs. Benson and Gregory and other eligible NA Coal employees were based on the performance criteria and final performance results shown in the following table:

Performance Criteria	Weighting	Payout Factor
New Project Factor	40%	264.3%
Annual Factor	30%	—%
Cumulative Factor	30%	2.6%
Final Payout Percentage (1)		266.9%	(2)

(1)
This table does not include the performance targets or results due to the competitively sensitive nature of that information. Refer to footnote (2) beginning on page 26 for a description of publicly-known new projects for 2012. The Compensation Committee did not expect that any of the NA Coal performance targets would be met in 2012.

(2)
For 2012, Mr. Benson received a long-term award of $1,917,356 (his 2012 long-term target of $718,380 multiplied by 266.9%) and Mr. Gregory received a long-term award of $226,812 (his 2012 long-term target of $84,980 multiplied by 266.9%).

The final awards are then credited to participants' accounts under the NA Coal Long-Term Plan. Account balances are credited with interest based on the average monthly rate of ten-year U.S. Treasury notes. Participants become vested in their accounts at the rate of 20% per year, commencing with the first year in which they are granted an award target. However, participants are automatically 100% vested on the earliest of:

•	December 31, 2015;

•	a change in control;

•	termination of employment on account of death or disability; or

•	retirement at or after age 55 with at least ten years of service.

The account balance is payable in cash from general assets of NA Coal (or its applicable subsidiary) upon the earliest of the dates described in the prior paragraph; provided, however, that awards attributable to the Liberty Fuels Kemper County IGCC Project are subject to the special payment rules and conditions described in the plan.
HBB Long-Term Incentive Compensation for Mr. Trepp. Long-term compensation for HBB executives is initially based on HBB's consolidated ROTCE performance, which reflects the Compensation Committee's belief that our stockholders are entitled to at least a certain rate of ROTCE for HBB and that performance against that rate of return should determine the long-term incentive compensation payouts under the HBB Long-Term Plan.
At the beginning of 2012, the Compensation Committee set a consolidated ROTCE performance target and a performance period of one year for the awards under the HBB Long-Term Plan. Because the consolidated ROTCE performance target is based on the stockholder protection rate of return rather than HBB's current-year annual operating plan, it is possible that in any given year the expected actual level of performance for the year could be higher or lower than the consolidated ROTCE performance target for that year.
Consistent with the methodology used for our short-term 162(m) Plans, we establish a payment pool under the HBB Long-Term Plan based on actual results against the maximum ROTCE performance target. For 2012, because ROTCE results were above the maximum consolidated ROTCE performance target, the HBB Long-Term Plan had a maximum payment pool of 150%. The maximum consolidated ROTCE performance target under the HBB Long-Term Plan for 2012 was the same as the target that was in effect in 2011. Although the Compensation Committee expected that the maximum ROTCE target would be met in 2012, the target was not set so low that the result was guaranteed.
The Compensation Committee then considers actual results against underlying financial and operating performance measures for HBB and exercises “negative discretion,” as permitted under Code Section 162(m), to determine the final long-term incentive compensation payment for each participant out of the maximum payment pool. These underlying financial and operating performance measures reflect the achievement of specified business goals for 2012, as further described below. For more information about our use of ROTCE performance targets for tax deductibility purposes, see “- Incentive Compensation of Named Executive Officers - Design of Incentive Program: Use of ROTCE and Underlying Performance Metrics” beginning on page 22.
The awards granted under the HBB Long-Term Plan are subject to the following rules:

•	The awards are immediately vested as of the grant date of the award (which is the January 1st following the end of the performance period).

•	Once granted, awards are not subject to any forfeiture or risk of forfeiture under any circumstances.

•
Awards approved by the Compensation Committee for a calendar year are credited to separate sub-accounts established for each participant for each award year. The sub-accounts are credited with interest based on the rate earned by the Vanguard RST fixed income fund under the 401(k) plans. While a participant remains actively employed, additional interest is credited based on the excess (if any) of a ROTCE-based rate over the Vanguard RST fixed income fund rate.

•	Each sub-account is paid at the earliest of death, disability, retirement, change in control or on the third anniversary of the grant date of the award.
Due to the nature of the HBB Long-Term Plan, the awards under the plan are described in both the Grants of Plan-

Based Awards Table on page 52 and the Nonqualified Deferred Compensation Table on page 56.
The following table summarizes the performance criteria established by the Compensation Committee for 2012 under the HBB Long-Term Plan to determine Mr. Trepp's final incentive compensation payments:

Performance Criteria	(A) Weighting	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Factor
Adjusted Standard Margin	15%	(1)	(1)	46.8%	7.0%
Net Sales	15%	$526,476,000	$521,567,465	85.3%	12.8%
HBB ROTCE(3)	25%	(2)	(2)	129.5%	32.4%
Operating Profit Percentage	45%	(2)	(2)	64.0%	28.8%
Final Payout Percentage					81.0%	(3)

(1)
This table does not include the adjusted standard margin target or result due to the competitively sensitive nature of that information. For 2012, the HBB Compensation Committee expected HBB to meet its adjusted standard margin target under the HBB Long-Term Plan.

(2)
The ROTCE and operating profit percent targets under the HBB Long-Term Plan were slightly higher than those used under the HBB Short-Term Plan. For 2012, the HBB Compensation Committee did not expect that the operating profit percent target would be met but did expect that the ROTCE target would be met. Refer to the HBB Short-Term Plan chart shown on page 27 for descriptions of the targets and reasons for non-disclosure.

(3)	For 2012, Mr. Trepp received a long-term award of $612,425 (his 2012 long-term target of $756,080 multiplied by 81%).

Equity-Based Long-Term Incentive Compensation for Messrs. Rankin, Schilling and Butler. NACCO and Hyster-Yale maintain two types of equity-based long-term incentive compensation plans for certain executives who perform services at their global headquarters:

•	Standard Long-Term Equity Plans:

◦
NACCO. The NACCO Long-Term Plan uses the Company's consolidated ROTCE to determine the minimum and maximum payment pools which reflects the Compensation Committee's belief that the Company and its stockholders are entitled to at least a certain rate of ROTCE for the Company overall and that our performance against that rate of return should determine the long-term incentive compensation payouts under the NACCO Long-Term Plan. Although the NACCO Compensation Committee expected that the ROTCE target would be met in 2012, the target was not set so low that the result was guaranteed. For 2012, ROTCE results at or above the maximum consolidated ROTCE performance resulted in a maximum permissible payment of 200% of target for Messrs. Rankin and Butler, except for the portion of Mr. Butler's payout attributable to NA Coal's performance under the NA Coal Long-Term Plan, which is unlimited. The NACCO Compensation Committee then used negative discretion comparing the performance of NACCO's subsidiaries to the performance criteria established under the subsidiary long-term plans to determine the final payouts under the NACCO Long-Term Plan, as shown on the tables below. 75% of the award for Messrs. Rankin and Butler took into account pre-spin NMHG performance while NMHG was a subsidiary of NACCO. The pre-spin portion of Mr. Rankin's award is also disclosed in Hyster-Yale's 2013 proxy statement. Mr. Schilling did not receive a 2012 award under the NACCO Long-Term Plan.

◦
Hyster-Yale. For 2012, the NMHG Long-Term Plan used Hyster-Yale's post-spin consolidated ROTCE to determine the minimum and maximum payment pools. Although the Hyster-Yale compensation committee expected that the ROTCE target would be met in 2012, the target was not set so low that the result was guaranteed. For 2012, ROTCE results at or above the maximum consolidated ROTCE performance resulted in a maximum permissible payment of 200% of target for Mr. Schilling. The Hyster-Yale compensation committee used the performance criteria shown below to determine Mr. Schilling's final pre-spin payout under the NMHG Long-Term Plan. This amount is disclosed on the Summary Compensation Table on page 49 and in Hyster-Yale's 2013 proxy statement.

•	Supplemental Long-Term Equity Plans. The NACCO Supplemental Long-Term Plan and the NMHG

supplemental equity plan give the applicable compensation committee the flexibility to provide discretionary additional equity compensation. The compensation committees did not grant any awards under the supplemental equity plans for services performed in 2012.
Under each of the long-term equity plans, the executive is effectively required to invest the non-cash portion of the payout in NACCO Class A common stock or Hyster-Yale class A common stock, as applicable, for up to ten years. This is because, as discussed below, the shares awarded generally may not be transferred for ten years following the last day of the award year. During the holding period, the ultimate value of the shares is subject to change based upon the value of the shares of stock. The value of the award is enhanced as the value of the stock increases or is reduced as the value of the stock decreases. Thus, the awards provide the executives with an incentive over the ten-year period to increase the value of the applicable company, which is expected to be reflected in the increased value of the stock awarded. As a result of the annual equity grants under the long-term equity plans and the corresponding transfer restrictions, the number of shares of stock that an executive holds generally increases each year. Consequently, NACCO executives will continue to have or accumulate exposure to long-term Company performance notwithstanding any short-term changes in the price of shares of Class A Common. This increased exposure strongly aligns the long-term interests of the Named Executive Officers with those of other stockholders.
Target awards under the long-term equity plans are initially expressed in a dollar amount equal to a percentage of the participant's salary midpoint based on the number of Hay points assigned to the executive's position and the Hay Group's long-term incentive compensation recommendations for that Hay point level. These amounts are then increased by 15% to account for the immediately taxable nature of the long-term equity plan awards. The dollar-denominated payments generally may not exceed 200% of the award target, except for the portion of Mr. Butler's award that is attributable to NA Coal's performance under the NA Coal Long-Term Plan, which is unlimited. The compensation committees retain discretionary authority to increase or decrease the amount of any award that would otherwise be payable to a participant or to approve the payment of awards where performance would otherwise not meet the minimum criteria set for payment of awards (except awards for covered employees under Code Section 162(m) which may only be decreased).
Final awards are paid to the participants in a combination of restricted stock and cash, with the cash amount approximating the income tax withholding obligations of the participants for the stock. For 2012, approximately 65% of each award was distributed in shares of restricted stock and 35% in cash. The actual number of shares of stock issued to a participant is determined by taking the dollar value of the stock component of the award and dividing it by the average share price. For this purpose, the average share price is generally calculated as the lesser of:

•
the average closing price of stock on the NYSE at the end of each week during the year preceding the start of the performance period (or such other previous calendar year as determined by the compensation committee no later than the 90th day of the performance period); or

•	the average closing price of stock on the NYSE at the end of each week during the performance period.
For 2012 awards, however, a modified calculation was required as a result of the impact of the Hyster-Yale spin-off on the price of NACCO and Hyster-Yale stock following the spin-off. See "Long-Term Incentive Compensation" above.
Awards under the long-term equity plans are fully vested when granted and the participants have all of the rights of a stockholder, including the right to vote, upon receipt of the shares. The participants also have the right to receive dividends that are declared and paid after they receive the award shares. The full amount of each final award, including the fair market value of the award shares on the date of grant, is fully taxable to the participant.
The award shares that are issued are subject to transfer restrictions that generally lapse on the earliest to occur of:

•	the date which is ten years after the last day of the performance period;

•	the date of the participant's death or permanent disability; or

•	five years (or earlier with the approval of the applicable compensation committee) from the date of retirement.
The compensation committees have the right to release the restrictions at an earlier date, but rarely do so.
Mr. Rankin Long-Term Incentive Calculation. The following tables summarize the performance criteria (each of which mirrors the performance criteria that were used under the subsidiary long-term incentive plans) established by the Compensation Committee for 2012 under the NACCO Long-Term Plan to determine the final incentive compensation payment for Mr. Rankin. 75% of his 2012 long-term award is based on pre-spin performance factors and 25% of his 2012 award is based on post-spin performance factors:

Pre-Spin Performance Criteria	(A) Initial Weighting at Subsidiary Level	(B) Pre-Spin Weighting for Mr. Rankin	(C)=(A) x (B) Payment Factor	Performance Target	Performance Result	(D) Achievement Percentage	(C) x (D) Payout Factor
NMHG Operating Profit Percentage	40%	55%	22.00%	(1)	(1)	76.4%	16.8%
NMHG ROTCE	30%	55%	16.50%	(1)	(1)	150.0%	24.8%
NMHG Market Share - Americas w/o Brazil	12%	55%	6.60%	(1)	(1)	—%	—%
NMHG Market Share - Brazil	3%	55%	1.65%	(1)	(1)	—%	—%
NMHG Market Share - EMEA	9%	55%	4.95%	(1)	(1)	10.0%	0.5%
NMHG Market Share - Asia	2%	55%	1.10%	(1)	(1)	25.0%	0.3%
NMHG Market Share - Pacific	3%	55%	1.65%	(1)	(1)	25.0%	0.4%
NMHG Market Share - Japan	1%	55%	0.55%	(1)	(1)	12.5%	0.1%
NMHG Total							42.9%
HBB Adjusted Standard Margin	15%	20%	3.00%	(2)	(2)	46.8%	1.4%
HBB ROTCE	25%	20%	5.00%	(2)	(2)	129.5%	6.5%
HBB Operating Profit Percent	45%	20%	9.00%	(2)	(2)	64.0%	5.8%
HBB Net Sales	15%	20%	3.00%	$526,476,000	$521,567,465	85.3%	2.6%
HBB Total							16.3%
KC Adjusted Gross Profit	15%	5%	0.75%	$106,145,000	$95,831,716	—%	—%
KC ROTCE	25%	5%	1.25%	(1)	(1)	—%	—%
KC Operating Profit Percent	45%	5%	2.25%	(1)	(1)	—%	—%
KC Net Sales	15%	5%	0.75%	$236,005,000	$224,695,287	52.1%	0.4%
K Positive Discretion						10.0%	0.5%
KC Total							0.9%
NA Coal Annual Factor	30%	20%	6.00%	(2)	(2)	(2)	—%
NA Coal Cumulative Factor	30%	20%	6.00%	(2)	(2)	(2)	0.5%
NA Coal New Project Factor	40%	20%	8.00%	(2)	(2)	(2)	52.9%
NA Coal Total							53.4%
Final Pre-Spin Payout Percentage							113.5%	(3)

Post-Spin Performance Criteria	(A) Initial Weighting Subsidiary Level	(B) Post-Spin Weighting for Mr. Rankin	(C) = (A) x (B) NACCO Payment Factor	Performance Target	Performance Result	(D) Achievement Percentage	(C) x (D) Payout Percentage
HBB Adjusted Standard Margin	15%	45%	6.75%	(2)	(2)	46.8%	3.2%
HBB ROTCE	25%	45%	11.25%	(2)	(2)	129.5%	14.6%
HBB Operating Profit Percent	45%	45%	20.25%	(2)	(2)	64.0%	13.0%
HBB Net Sales	15%	45%	6.75%	$526,476,000	$521,567,465	85.3%	5.8%
HBB Total							36.6%
KC Adjusted Gross Profit	15%	10%	1.50%	(1)	(1)	—%	—%
KC ROTCE	25%	10%	2.50%	(1)	(1)	—%	—%
KC Operating Profit Percent	45%	10%	4.50%	(1)	(1)	—%	—%
KC Net Sales	15%	10%	1.50%	$236,005,000	$224,695,287	52.1%	0.8%
KC Positive Discretion						10.0%	1.0%
KC Total							1.8%
NA Coal Annual Factor	30%	45%	13.50%	(2)	(2)	(2)	—%
NA Coal Cumulative Factor	30%	45%	13.50%	(2)	(2)	(2)	1.2%
NA Coal New Project Factor	40%	45%	18.00%	(2)	(2)	(2)	118.9%
NA Coal Total							120.1%
Final Post-Spin Payout Percentage							158.5%	(3)

(1)
NMHG and KC Performance Factors. These tables do not disclose the NMHG performance targets or results or the KC adjusted gross profit, ROTCE or operating profit percent targets or results due to the competitively sensitive nature of that information. For 2012, the KC Compensation Committee did not expect KC to meet any of these targets and the NMHG Compensation Committee did not expect NMHG to meet the operating profit percent target or the Brazil and EMEA market share targets. Due to the extraordinary effort of management employees in a difficult retail climate, the Compensation Committee increased KC incentive compensation payouts by 10% to better incentivize employees.

(2)
HBB and NA Coal Performance Factors. See the HBB Long-Term Plan table and the NA Coal Long-Term Plan table for descriptions of individual targets in the HBB and NA Coal Long-Term Plans and reasons for non-disclosure of certain targets and results.

(3)	Mr. Rankin's incentive compensation payment under the NACCO Long-Term Plan for 2012 was calculated as follows:
Calculation for Pre-Spin Service: The Compensation Committee increased Mr. Rankin's Hay-recommended long-term incentive target of 275% by 15% (316.25%) to reflect the immediately taxable nature of the long-term equity award. Multiply his 2012 salary midpoint by his adjusted incentive target compensation percentage to determine his target dollar amount: $1,001,400 multiplied by 316.25% = $3,166,928. Allocate the target dollar amount between pre-spin service (75% or $2,375,196) and post-spin service (25% or $791,732). Multiply the pre-spin service target dollar amount by the applicable payment percentage, based on performance criteria and results for NMHG, NA Coal, HBB and KC, which was 113.5% as shown on the first table above resulting in a cash-denominated amount of $2,695,847 ($2,375,196 multiplied by 113.5%). This amount is also reflected in Hyster-Yale's 2013 proxy statement.
Calculation for Post-Spin Service: Multiply the post-spin target amount by 40% to reflect the portion of time that Mr. Rankin is expected to perform post-spin services for NACCO (40% of $791,732 is $316,693). Then multiply the adjusted post-spin service target dollar amount by the applicable payment percentage based on performance criteria and results for NA Coal, HBB and KC, which was 158.5%, as shown on the immediately preceding table: $316,693 multiplied by 158.5% = $501,958.
Calculation of Total 2012 Long-Term Incentive Compensation: Add the pre-spin and post-spin amounts together, resulting in a cash denominated award of $3,197,805 to Mr. Rankin for 2012 under the NACCO Long-Term Plan. This amount was then paid partially in cash and partially in restricted shares of Class A Common.

Mr. Schilling Long-Term Incentive Calculation. The following table summarizes the performance factors used under the NMHG Long-Term Plan to determine the final incentive compensation payment for Mr. Schilling for pre-spin service in 2012:

Pre-Spin Performance Criteria	(A) Initial Weighting at Subsidiary Level	(B) Pre-Spin Weighting for Mr. Schilling	(C)=(A) x (B) Payment Factor	Performance Target	Performance Result	(D) Achievement Percentage	(C) x (D) Payout Factor
NMHG Operating Profit Percentage	40%	82%	32.80%	(1)	(1)	76.4%	25.1%
NMHG ROTCE	30%	82%	24.60%	(1)	(1)	150.0%	36.9%
NMHG Market Share - Americas w/o Brazil	12%	82%	9.84%	(1)	(1)	—%	—%
NMHG Market Share - Brazil	3%	82%	2.46%	(1)	(1)	—%	—%
NMHG Market Share - EMEA	9%	82%	7.38%	(1)	(1)	10.0%	0.7%
NMHG Market Share - Asia	2%	82%	1.64%	(1)	(1)	25.0%	0.4%
NMHG Market Share - Pacific	3%	82%	2.46%	(1)	(1)	25.0%	0.6%
NMHG Market Share - Japan	1%	82%	0.82%	(1)	(1)	12.5%	0.1%
NMHG Total							63.8%
HBB Adjusted Standard Margin	15%	8%	1.20%	(2)	(2)	46.8%	0.6%
HBB ROTCE	25%	8%	2.00%	(2)	(2)	129.5%	2.6%
HBB Operating Profit Percent	45%	8%	3.60%	(2)	(2)	64.0%	2.3%
HBB Net Sales	15%	8%	1.20%	$526,476,000	$521,567,465	85.3%	1.0%
HBB Total							6.5%
KC Adjusted Gross Profit	15%	2%	0.30%	$106,145,000	$95,831,716	—%	—%
KC ROTCE	25%	2%	0.50%	(1)	(1)	—%	—%
KC Operating Profit Percent	45%	2%	0.90%	(1)	(1)	—%	—%
KC Net Sales	15%	2%	0.30%	$236,005,000	$224,695,287	52.1%	0.2%
K Positive Discretion						10.0%	0.2%
KC Total							0.4%
NA Coal Annual Factor	30%	8%	2.40%	(2)	(2)	(2)	—%
NA Coal Cumulative Factor	30%	8%	2.40%	(2)	(2)	(2)	0.2%
NA Coal New Project Factor	40%	8%	3.20%	(2)	(2)	(2)	21.1%
NA Coal Total							21.3%
Final Pre-Spin Payout Percentage							92.0%	(3)
(1)-(2). See footnotes under "-Mr. Rankin Long-Term Incentive Calculation" beginning on page 38.

(3). Mr. Schilling's incentive compensation payment under the NMHG Long-Term Plan attributable to pre-spin service for 2012 was calculated as follows: The Compensation Committee increased Mr. Schilling's pre-spin Hay-recommended long-term incentive target of 50% by 15% (57.5%) to reflect the immediately taxable nature of the long-term equity award. Multiply Mr. Schilling's pre-spin 2012 salary midpoint by his adjusted incentive target compensation percentage to determine his pre-spin target dollar amount: $317,500 multiplied by 57.5% = $182,563. Allocate the target dollar amount between pre-spin service (75% or $136,922) and post-spin service (25% or $45,641). Multiply the pre-spin service target dollar amount by the applicable payment percentage, based on pre-spin performance criteria and results for NMHG, NA Coal, HBB and KC, which was 92.0% as shown on the above table: $136,922 multiplied by 92.0% = $125,968. This cash-denominated award was then paid partially in cash and partially in restricted shares of Hyster-Yale Class A common stock. This amount is also reflected in Hyster-Yale's 2013 proxy statement.
Mr. Butler Long-Term Incentive Calculation. The following tables summarize the performance criteria established by the Compensation Committee for 2012 under the NACCO Long-Term Plan to determine the final incentive compensation payment for Mr. Butler. 75% of his 2012 long-term award is based on pre-spin performance factors and 25% of his 2012 award is based on post-spin performance factors:

Pre-Spin Performance Criteria	(A) Initial Weighting at Subsidiary Level	(B) Pre-Spin Weighting for Mr. Butler	(C)=(A) x (B) Payment Factor	Performance Target	Performance Result	(D) Achievement Percentage	(C) x (D) Payout Factor
NMHG Operating Profit Percentage	40%	19.25%	7.70%	(1)	(1)	76.4%	5.9%
NMHG ROTCE	30%	19.25%	5.78%	(1)	(1)	150.0%	8.7%
NMHG Market Share - Americas w/o Brazil	12%	19.25%	2.31%	(1)	(1)	—%	—%
NMHG Market Share - Brazil	3%	19.25%	0.58%	(1)	(1)	—%	—%
NMHG Market Share - EMEA	9%	19.25%	1.73%	(1)	(1)	10.0%	0.2%
NMHG Market Share - Asia	2%	19.25%	0.39%	(1)	(1)	25.0%	0.1%
NMHG Market Share - Pacific	3%	19.25%	0.58%	(1)	(1)	25.0%	0.1%
NMHG Market Share - Japan	1%	19.26%	0.19%	(1)	(1)	12.5%	—%
NMHG Total							15.0%
HBB Adjusted Standard Margin	15%	7%	1.05%	(2)	(2)	46.8%	0.5%
HBB ROTCE	25%	7%	1.75%	(2)	(2)	129.5%	2.3%
HBB Operating Profit Percent	45%	7%	3.15%	(2)	(2)	64.0%	2.0%
HBB Net Sales	15%	7%	1.05%	$526,476,000	$521,567,465	85.3%	0.9%
HBB Total							5.7%
KC Adjusted Net Income	15%	1.75%	0.26%	$106,145,000	$95,831,716	—%	—%
KC ROTCE	25%	1.75%	0.44%	(1)	(1)	—%	—%
KC Operating Profit Percent	45%	1.75%	0.79%	(1)	(1)	—%	—%
KC Net Sales	15%	1.75%	0.26%	$236,005,000	$224,695,287	52.1%	0.1%
KC Positive Discretion						10.0%	0.2%
KC Total							0.3%
NA Coal Annual Factor	30%	72%	21.60%	(2)	(2)	(2)	—%
NA Coal Cumulative Factor	30%	72%	21.60%	(2)	(2)	(2)	1.9%
NA Coal New Project Factor	40%	72%	28.80%	(2)	(2)	(2)	190.3%
NA Coal Total							192.2%
Final Pre-Spin Payout Percentage							213.2%	(3)

Post-Spin Performance Criteria	(A) Initial Weighting Subsidiary Level	(B) Post-Spin Weighting for Mr. Butler	(C) = (A) x (B) NACCO Payment Factor	Performance Target	Performance Result	(D) Achievement Percentage (1)	(C) x (D) Payout Percentage
HBB Adjusted Standard Margin	15%	20%	3.00%	(2)	(2)	46.8%	1.4%
HBB ROTCE	25%	20%	5.00%	(2)	(2)	129.50%	6.5%
HBB Operating Profit Percent	45%	20%	9.00%	(2)	(2)	64.0%	5.8%
HBB Net Sales	15%	20%	3.00%	$526,476,000	$521,567,465	85.3%	2.6%
HBB Total							16.3%
KC Adjusted Gross Profit	15%	5%	0.75%	(1)	(1)	—%	—%
KC ROTCE	25%	5%	1.25%	(1)	(1)	—%	—%
KC Operating Profit Percent	45%	5%	2.25%	(1)	(1)	—%	—%
KC Net Sales	15%	5%	0.75%	$236,005,000	$224,695,287	52.1%	0.4%
KC Positive Discretion						10.0%	0.5%
KC Total							0.9%
NA Coal Annual Factor	30%	75%	22.50%	(2)	(2)	(2)	—%
NA Coal Cumulative Factor	30%	75%	22.50%	(2)	(2)	(2)	2.0%
NA Coal New Project Factor	40%	75%	30.00%	(2)	(2)	(2)	198.2%
NA Coal Total							200.2%
Final Post-Spin Payout Percentage							217.4%	(3)

(1)-(2). See footnotes under "-Mr. Rankin Long-Term Incentive Calculation" beginning on page 38.
(3) Mr. Butler's incentive compensation payment under the NACCO Long-Term Plan for 2012 was calculated as follows:
Calculation for Pre-Spin Service: The Compensation Committee increased Mr. Butler's Hay-recommended long-term incentive target of 70% by 15% (80.50%) to reflect the immediately taxable nature of the long-term equity award. Multiply his 2012 salary midpoint by his adjusted incentive target compensation percentage to determine his target dollar amount: $349,400 multiplied by 80.50% = $281,267. Allocate the target dollar amount between pre-spin service (75% or $210,950) and post-spin service (25% or $70,317). Multiply the pre-spin service target dollar amount by the applicable payment percentage, based on performance criteria and results for NMHG, NA Coal, HBB and KC, which was 213.2% as shown on the first table above: $210,950 multiplied by 213.2% = $449,745.
Calculation for Post-Spin Service: Multiply the post-spin service target dollar amount by the applicable payment percentage based on performance criteria and results for NA Coal, HBB and KC, which was 217.4%, as shown on the immediately preceding table: $70,317 multiplied by 217.4% = $152,869.
Calculation of Total 2012 Long-Term Incentive Compensation: Add the pre-spin and post-spin amounts together, resulting in a cash denominated award of $602,614 to Mr. Butler for 2012 under the NACCO Long-Term Plan. This amount was then paid partially in cash and partially in restricted shares of Class A Common.

Other Compensation of Named Executive Officers
Discretionary Cash Bonuses. The Compensation Committee has the authority to grant, and has from time to time granted, discretionary cash bonuses to the executive officers, including the Named Executive Officers, in addition to the short-term and long-term incentive plan compensation described above. The Compensation Committee uses discretionary cash bonuses to reward substantial achievement or superior service to the Company and/or its subsidiaries, particularly when such achievement or service is not reflected in the performance criteria established under our short-term and long-term incentive compensation plans. No discretionary cash bonuses were awarded to the Named Executive Officers for 2012 performance.
Retirement Plans. The material terms of the various retirement plans are described in the narratives following the Pension Benefits Table on page 58 and the Nonqualified Deferred Compensation Table on page 56.
Defined Benefit Pension Plans. The Company no longer provides any defined benefit pensions to the Named Executive Officers, although the previously frozen defined benefit pensions for NA Coal employees, including Messrs. Benson and Gregory, are currently increased by annual cost-of-living adjustments, which we refer to as COLAs.
Defined Contribution Plans. We provide the Named Executive Officers and most other employees in the U.S. with defined contribution retirement benefits. Employer contributions under the defined contribution retirement plans are calculated under formulas that are designed to provide employees with competitive retirement income. The Compensation Committee believes that the target level of retirement benefits gives us the ability to attract and retain talented management employees at the senior executive level and below.
For the Company and all subsidiaries other than NA Coal, additional employer contributions may be made in the form of profit sharing contributions, depending on company performance. In general, if the Company and/or those subsidiaries perform well, the amount of the profit sharing contribution increases.
With the exception of a portion of the retirement benefits that are provided to Mr. Rankin, the Named Executive Officers and other executive officers receive the same retirement benefits as all other similarly-situated employees. However, the benefits that are provided to the Named Executive Officers and other executive officers are provided under a combination of qualified and nonqualified retirement plans, while the benefits that are provided to other employees are provided generally only under qualified plans. The nonqualified retirement plans generally provide the executive officers with the retirement benefits that would have been provided under the qualified plans, but that cannot be provided due to various Internal Revenue Service regulations and limits and non-discrimination requirements.
Our retirement plans contain the following three types of benefits:

•	employee deferrals;

•	matching benefits or "safe harbor" employer contributions; and

•	profit sharing benefits.
The “compensation” that is taken into account under the plans generally includes base salary and annual incentive payments, but excludes most other forms of compensation, including long-term incentive compensation and other discretionary payments. However, annual incentive payments are excluded under the HBB plans, except for purposes of calculating profit sharing benefits.
Under the plans, eligible employees may elect to defer up to 25% of compensation. Under the matching portion of the plans for 2012, eligible employees receive employer matching contributions on their deferrals in accordance with the following applicable contribution formula:

•	NACCO Plan (post-spin) - Mr. Rankin: 5% of compensation, regardless of amount contributed by the employee.

•	NMHG Plans (pre-spin) - Messrs. Rankin, Schilling and Butler: a 3% match on the first 7% of before-tax contributions.

•	HBB Plans - Mr. Trepp: 3% employer safe-harbor contribution, regardless of amount contributed by the employee.

•	NA Coal Plans - Messrs. Butler (post-spin), Benson and Gregory: a 5% match on the first 5% of before-tax contributions.
Under the profit sharing portion of the plans, eligible employees receive a profit sharing contribution equal to a specified percentage of compensation. The percentage varies based on a formula that takes into account the employee's age and compensation. Mr. Rankin's formula, the HBB formula and the NMHG formula also take into account ROTCE performance for the year. As applied to the Named Executive Officers in 2012, the range of profit sharing contributions under each applicable formula were:

•	Mr. Rankin: between 4.50% and 14.90% of compensation for pre-spin service; between 7.00% and 16.35% of compensation for post-spin service;

•	Mr. Schilling: between 3.20% and 10.05% of compensation;

•	Mr. Butler: between 3.20% and 10.05% of compensation for pre-spin service; 5.0% of compensation for post-spin service;

•	Messrs. Benson and Gregory: 6.25% of compensation; and

•	Mr. Trepp: between 4.40% and 11.25% of compensation.
The Named Executive Officers are 100% vested in their deferrals and in all matching/safe-harbor contributions. They are also 100% vested in all benefits that are provided under the nonqualified plans. However, they become vested in their profit sharing contributions under the qualified plans at the rate of 20% for each year of service. All of the Named Executive Officers are 100% vested in all profit sharing benefits.
Benefits under the qualified plans are generally payable at any time following a termination of employment. Participants have the right to invest their qualified plan account balances among various investment options that are offered by the plans' trustees. Participants can elect various forms of payment including lump sum distributions and installments.
The defined contribution nonqualified retirement plans are structured as “pay-as-you-go” plans, based on the Compensation Committee's desire to:

•	avoid additional statutory and regulatory restrictions applied to nonqualified deferred compensation plans under Section 409A of the Internal Revenue Code;

•	simplify plan administration and recordkeeping; and

•	eliminate the risk to the executives based on the unfunded nature of these plans.
Under the “pay-as-you-go” plans:

•
participants' account balances, other than excess profit sharing benefits, are credited with earnings during the year based on the rate of return of the Vanguard RST fixed income fund, which is one of the investment funds under the qualified plans. The maximum annual earnings rate for this purpose is 14%;

•	no interest is credited on excess profit sharing benefits;

•	the amounts credited under the plans each year are paid during the period from January 1st to March 15th of the following year; and

•
the amounts credited under the plans each year are increased by 15% to reflect the immediately taxable nature of the payments. The 15% increase will apply to all benefits other than the portion of the excess 401(k) benefits that are in excess of the amount needed to obtain a full employer matching contribution under the plans.

Certain Named Executive Officers also maintain accounts under various deferred compensation plans that were frozen effective December 31, 2007:

•
Mr. Rankin. Mr. Rankin maintains accounts under The NACCO Industries, Inc. Unfunded Benefit Plan, which we refer to as the Frozen NACCO Unfunded Plan, and the Retirement Benefit Plan for Alfred M. Rankin, Jr., which we refer to as the Frozen Rankin Retirement Plan.

•	Mr. Benson. Mr. Benson maintains an account under The North American Coal Corporation Deferred Compensation Plan for Management Employees, which we refer to as the Frozen NA Coal Unfunded Plan.
The frozen accounts are subject to the following rules:

•	No additional benefits are credited to the frozen plans (other than interest credits).

•
The frozen accounts are credited with interest each year. Interest credits are based on the greater of 5% or a ROTCE rate. The maximum interest rate for this purpose is 14%. The amount of the annual interest credits, increased by 15% to reflect the immediately taxable nature of the payments, is paid to these Named Executive Officers during the period from January 1st to March 15th of the following year.

•
The frozen accounts (including unpaid interest for the year of payment, if any) will be paid at the earlier of termination of employment (subject to a six-month delay if required under Section 409A of the Internal Revenue Code) or a change in control.

•
Upon payment of the frozen accounts, a determination will be made whether the highest incremental state and federal personal income tax rates in the year of payment exceed the rates that were in effect in 2008 when all other nonqualified participants received their nonqualified plan payment. In the event the rates have increased, an additional tax gross-up payment will be paid to the Named Executive Officer. The Compensation Committee determined that the employer and not the executive should bear the risk of a tax increase after 2008 because the Named Executive Officers would have received payment of their frozen accounts in 2008 were it not for the adverse cash flow and income tax impact on us. No other tax gross-ups (such as gross-ups for excise or other taxes) will be paid.

Refer to “Employment and Severance Agreements and Change in Control Payments” below for a description of the impact of a change in control on the terms of the nonqualified deferred compensation plans.
Refer to “Nonqualified Deferred Compensation Benefits” beginning on page 56 for a more detailed description of the current and frozen plans.
Other Benefits. All salaried U.S. employees, including the Named Executive Officers, participate in a variety of health and welfare benefit plans that are designed to enable us to attract and retain our workforce in a competitive marketplace.
Perquisites and Other Personal Benefits. Although we provide limited perquisites and other personal benefits to certain executives, we do not believe these perquisites and other personal benefits constitute a material component of the executive officer's compensation package. See note (6) to the Summary Compensation Table on page 49.
Employment and Severance Agreements and Change in Control Payments. Upon a Named Executive Officer's termination of employment with us for any reason, the Named Executive Officer (and all other employees) are entitled to:

•	amounts or benefits earned or accrued during their term of employment, including earned but unpaid salary and accrued but unused vacation pay; and

•
benefits that are provided under the retirement plans, incentive compensation plans and nonqualified deferred compensation plans at termination of employment that are further described in this Proxy Statement.

Upon termination of employment in certain circumstances and in accordance with the terms of the plans, the Named Executive Officers are also entitled to severance pay and continuation of certain health benefits provided under broad-based severance pay plans that are generally available to all salaried employees that provide benefits for a stated period of time based on length of service, with various maximum time periods.
None of the Named Executive Officers has an employment agreement that provides for a fixed period of employment, fixed positions or duties, or for a fixed base salary or actual or target annual bonus. In addition, there are no pre-arranged severance agreements with any of the Named Executive Officers, and the Compensation Committee must review and approve any material severance payment that is in excess of the amount the Named Executive Officer is otherwise entitled to receive under the broad-based severance plans.
Change in control provisions are included in all short-term and long-term incentive compensation plans and all nonqualified defined contribution retirement plans. In order to advance the compensation objective of attracting, retaining and motivating qualified management, the Compensation Committee believes that it is appropriate to provide limited change in control protections to the Named Executive Officers and other employees. The Hyster-Yale spin-off did not trigger a change in control under any of our plans.
The accrued account balances under the subsidiary long-term incentive compensation plans, as well as the accrued account balances under all of the nonqualified defined contribution plans, will automatically be paid in the form of a lump sum payment in the event of a change in control of NACCO or the participant's employer. A pro-rata target award under the current year's short-term and long-term plans will also be paid in the event of a change in control. The Compensation Committee believes that the change in control payment triggers are appropriate due to the unfunded nature of the benefits provided under these plans. The Compensation Committee believes that the skills, experience and services of its key management employees are a strong factor in our success and that the occurrence of a change in control transaction would create uncertainty for these employees. The Compensation Committee believes that some key management employees would consider terminating employment in order to trigger the payment of their unfunded benefits if an immediate payment is not made when a change in control occurs. The change in control payment trigger is designed to encourage key management employees to remain employed during and after a change in control.
The change in control payment trigger under the nonqualified defined contribution plans does not increase the amount of the benefits payable under those plans. Participants will only receive their accrued account balance (including interest) as of the date of the change in control. However, the change in control provisions under our current short-term and long-term incentive compensation plans, in addition to providing for the immediate payment of the account balance (plus interest) as of the date of the change in control (if any), also provide for the payment of a pro-rated award target for the year of the change in control.
Importantly, these change in control provisions are not employment agreements and do not guarantee employment for any of the executives for any period of time. In addition, none of the payments under the incentive compensation plans or the nonqualified deferred compensation plans will be “grossed up” for any excise taxes imposed on the executives as a result of the receipt of payments upon a change in control.
For a further discussion of the potential payments that may be made to the Named Executive Officers in connection with a change in control, see “- Potential Payments Upon Termination/Change in Control” beginning on page 54.
Tax and Accounting Implications
Deductibility of Executive Compensation. As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Code Section 162(m), which provides that, subject to certain exceptions, we may not deduct compensation of more than $1 million that is paid to certain individuals. For 2012, the NACCO Long-Term Plan, the NMHG Long-Term Plan, the NMHG Short-Term Plan, the NA Coal Short-Term Plan and the HBB Long-Term Plan were used so that, together with steps taken by the Compensation Committee in the administration of the plans, payouts on most awards made under the plans should not count towards the $1 million cap that Code Section 162(m) imposes for purposes of federal income tax deductibility.
While the Compensation Committee intends generally for payments under certain of our incentive plans to meet the criteria for federal income tax deductibility under Code Section 162(m), such deductibility is not guaranteed and is only one factor among a number of factors considered in determining appropriate levels or modes of compensation. We maintain the flexibility to compensate executive officers based upon an overall determination of what the Compensation Committee believes is in the best interests of the Company and its stockholders, even if all or a portion of the compensation is determined not to be deductible under applicable law.
Accounting for Stock-Based Compensation. NACCO and Hyster-Yale account for stock-based payments in accordance with the requirements of FASB ASC Topic 718. Based on FASB ASC Topic 718, the grant date of the awards under the long-term equity plans for this purpose is the date on which the award shares are issued, which occurs in the year following the year in which the shares are earned. See note (2) of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 for more information regarding accounting treatment of our equity awards.
Other Policies and Considerations
Assessment of Risks in our Compensation Program. As part of its oversight, the Compensation Committee considers the impact of the Company's compensation program on the Company's risk profile. The Committee directed management to annually undertake a detailed risk assessment of our compensation programs. Each year, management, with the assistance of outside legal counsel, reviews our pay practices and incentive programs to identify any potential risks to the Company. Our pay philosophy provides an effective balance of base salary and incentive compensation; short-term and long-term performance measures; financial and non-financial performance measures and allows for the use of Compensation Committee discretion. Further, the Company has policies to mitigate compensation-related risk including lengthy holding periods for long-term awards; stated payment caps; insider-trading prohibitions and independent Compensation Committee oversight. The Compensation Committee agreed with the finding of management's assessment for 2012 that our compensation programs are effectively designed to help mitigate excessive risk-taking and that the risks arising from the Company's compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Stock Ownership Guidelines. While the Company encourages the executive officers to own shares of Class A Common, it does not have any formal policy requiring the executive officers to own any specified amount of Class A Common. However, the shares of Class A Common granted under the long-term equity plans generally must be held for a period of ten years. Executive officers of the subsidiaries do not have a similar requirement as they are compensated based on the performance of the applicable subsidiary and not on the performance of the Company as a whole, and as a result, during 2012 did not receive shares of Class A Common.
Role of Executive Officers in Compensation Decisions. Our management, in particular the Chief Executive Officer of the Company and the Chief Executive Officer of each subsidiary, reviews our goals and objectives relevant to the compensation of our executive officers. The Chief Executive Officer of the Company annually reviews the performance of each executive officer (other than the Chief Executive Officer, whose performance is reviewed by the Compensation Committee) and makes recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, to the Compensation Committee. In addition to the Chief Executive Officer's recommendations, the Compensation Committee considers recommendations made by the Hay Group, our independent outside compensation consultant, which bases its recommendations upon an analysis of similar positions at a broad range of domestic industries, as well as an understanding of our policies and objectives, as described above. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executive officers. After considering these recommendations, the Compensation Committee determines the base salary and incentive compensation levels for the executive officers, including each Named Executive Officer, and any additional discretionary payments.
Executive Compensation Program for 2013 and Impact of 2011 "Say on Pay" Stockholder Vote
When setting executive compensation for 2013, the Compensation Committee took into account the results of the stockholder advisory vote on executive compensation that occurred at the 2011 Annual Meeting of stockholders. Because a substantial majority (over 94%) of the votes cast approved the compensation program described in our 2011 proxy statement, the Compensation Committee applied the same principles in determining the amounts and types of executive compensation for 2012 and 2013. Therefore, our executive compensation program for 2013 will be structured in a manner similar to the 2011 and 2012 programs.
Principal changes for 2013 include (1) modifications to salary midpoints and base salaries in view of internal considerations as well as marketplace practice as reflected in analyses, general industry survey data and the recommendations of the Hay Group based on an updated All Industrials survey and (2) changes to certain performance measures, weightings and/or targets for the incentive compensation plans based on management recommendations as to the performance objectives of the particular business for 2013 or to better incentivize certain groups of participants.
The following additional changes have been made to our compensation program for 2013:

•	Since NACCO and Hyster-Yale are no longer related companies, any compensation Mr. Rankin receives from Hyster-Yale after the spin-off will not be described in our future Proxy Statements.

•
The Hay Group, upon request from our Compensation Committee, reviewed the position of the Chairman, President and Chief Executive Officer of NACCO following the Hyster-Yale spin-off. After considering several options, the Compensation Committee adopted a compensation model for 2013 based on the Hay-recommended aggregate compensation amounts for a hypothetical Chief Executive Officer of a "composite NACCO/Hyster-Yale" company. Based on Mr. Rankin's anticipated 2013 services being allocated 60% to Hyster-Yale and 40% to NACCO, our Compensation Committee then reduced the perquisite allowance, short-term incentive compensation target and long-term incentive compensation target for the "composite CEO" to 40% of the levels recommended by the Hay Group for 2013 to set Mr. Rankin's NACCO compensation for 2013. A similar approach was taken when setting Mr. Rankin's base salary for 2013.

•
The Compensation Committee expects to make adjustments to the average share price and final award payouts under the NACCO Long-Term Plan for 2013 to reflect the impact of the Hyster-Yale spin-off and the 2012 extraordinary dividends, in a manner similar to the adjustments that were made in 2012. See note (5) under the long-term incentive compensation table on page 33.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company's management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC.
RICHARD DE J. OSBORNE, CHAIRMAN
JOHN P. JUMPER
JAMES A. RATNER

Summary Compensation Table
The following table sets forth the compensation for services of our Named Executive Officers in all capacities to the Company and its subsidiaries. This table includes pre-spin and post-spin compensation for Messrs. Rankin and Butler. The information for Mr. Schilling includes only amounts that were earned before the spin-off while Hyster-Yale and NMHG were subsidiaries of NACCO. SEC disclosure rules require that the compensation earned by Messrs. Rankin and Schilling in 2012 prior to the spin-off also be included in Hyster-Yale's 2013 proxy statement. This disclosure is duplicative; they were not compensated twice for the same duties.
SUMMARY COMPENSATION TABLE
For Fiscal Year Ended December 31, 2012

Name and Principal Position	Year	Salary(2)($)	Stock Awards(3)($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value(4) and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation ($)(6)	Total ($)
Alfred M. Rankin, Jr.; Chairman, President and Chief Executive Officer of NACCO; Chairman of HBB, NA Coal and KC (1)	2012	$1,064,209	$3,953,048	$1,938,986	(7)	$1,896,554	$432,785	$9,285,582
	2011	$1,217,000	$1,426,409	$1,589,048	(7)	$1,871,523	$629,760	$6,733,740
	2010	$1,217,943	$5,306,595	$2,037,348	(7)	$1,628,046	$341,592	$10,531,524
Kenneth C. Schilling, Vice President and Controller of NACCO and Vice President and Chief Financial Officer of NMHG (8)	2012	$236,250	$156,059	$135,446	(7)	$12,381	$58,613	$598,749
	2011	$297,022	$81,785	$156,613	(7)	$8,361	$76,218	$619,999
	2010	$284,168	$322,910	$189,945	(7)	$9,020	$34,572	$840,615
J.C. Butler, Jr.; Sr. Vice President Finance, Treasurer and Chief Administrative Officer of NACCO and Sr. Vice President Project Development and Administration of NA Coal (9)	2012	$340,000	$744,911	$372,063	(7)	$8,814	$92,031	$1,557,819
Robert L. Benson; President and Chief Executive Officer of NA Coal	2012	$536,000	$—	$2,263,139	(10)	$269,912	$169,621	$3,238,672
	2011	$495,000	$—	$344,744		$265,836	$152,561	$1,258,141
	2010	$442,950	$—	$867,586		$236,295	$144,021	$1,690,852
Gregory H. Trepp; President and Chief Executive Officer of HBB	2012	$522,588	$—	$974,645	(11)	$156,071	$94,739	$1,748,043
	2011	$494,988	$—	$542,607		$101,623	$95,029	$1,234,247
	2010	$494,952	$—	$1,102,800		$13,466	$93,805	$1,705,023
Michael J. Gregory, Vice President - International Operations and Special Projects of NA Coal (12)	2012	$257,691	$—	$330,896	(13)	$95,648	$72,775	$757,010

(1)
Amounts listed for 2012 for Mr. Rankin include the sum of (i) compensation he earned during the first nine months of 2012 prior to the spin-off date while he was employed by NMHG and while NMHG was a subsidiary of NACCO and (ii) compensation he earned from NACCO following the spin-off date. The 2012 total compensation figure from the above table is allocated between NACCO and NMHG as follows:

	Perquisite Allowance	Salary	Stock Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
NACCO Compensation	$5,000	$120,201	$3,953,048	$1,216,476	$1,836,482	$71,333	$7,202,540
Hyster-Yale/NMHG Compensation (for pre-spin services)	$37,500	$901,508	$0	$722,510	$60,072	$361,452	$2,083,042
Total Compensation Disclosed on NACCO 2012 Summary Compensation Table	$42,500	$1,021,709	$3,953,048	$1,938,986	$1,896,554	$432,785	$9,285,582
As stated above, SEC disclosure rules require that the compensation earned by Mr. Rankin in 2012 prior to the spin-off be included in this Proxy Statement and Hyster-Yale's 2013 proxy statement. This disclosure is duplicative and he was not compensated twice for the same duties. To avoid double counting of such amounts, the following table lists the actual compensation that was paid to Mr. Rankin by each entity for 2012, resulting in total compensation of $10,388,186:

	Perquisite Allowance	Salary	Stock Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
NACCO Compensation	$5,000	$120,201	$3,953,048	$1,216,476	$1,836,482	$71,333	$7,202,540
Hyster-Yale/NMHG Compensation	$45,000	$1,081,809	$458,456	$996,417	$80,096	$523,868	$3,185,646
Total 2012 Compensation	$50,000	$1,202,010	$4,411,504	$2,212,893	$1,916,578	$595,201	$10,388,186

(2)	The amounts reported under the “Salary” column include both the base salary and the fixed dollar amount of cash paid in lieu of perquisites for the Named Executive Officers.

(3)
The amounts reported in the Stock Award column represent the aggregate grant date fair value of the shares of stock that were granted to Named Executive Officers for awards under the long-term equity plans, computed in accordance with FASB ASC Topic 718. Based on FASB ASC Topic 718, the grant date of the awards under the long-term equity plans is the date on which the shares are issued, which is a date after the end of the fiscal year in which the services are performed. However, based on SEC guidance, the share awards that are payable under the NACCO Long-Term Plan and the NMHG Long-Term Plan are required to be reported for the year in which the employee's service inception date for such award occurs (i.e., the year earned), while the discretionary share awards that are payable under the supplemental long-term equity plans (if any) are required to be reported for the year in which such awards are granted (i.e., the year paid). As a result, the share awards shown in the table reflect the following:

•
2012. The amount shown reflects the shares that were granted to Messrs. Rankin and Butler under the NACCO Long-Term Plan for 2012 and the shares that were granted to Mr. Schilling under the NMHG Long-Term Plan for pre-spin performance in 2012. The amount shown is the grant date fair value as determined in accordance with FASB ASC Topic 718. Refer to the table on page 33 under "Long-Term Incentive Compensation" to determine the target long-term awards, as well as the cash-denominated awards for 2012 under the long-term equity plans.

•	2011. The amount shown reflects the shares that were granted to Messrs. Rankin and Schilling under the NACCO Long-Term Plan for 2011 performance.

•
2010. For Messrs. Rankin and Schilling, the amount shown reflects the sum of (i) the shares that were granted on the service inception date in March 2010 and issued on February 8, 2011 under the NACCO Long-Term Plan for 2010 performance plus (ii) the discretionary shares that were issued on January 29, 2010 under the NACCO Supplemental Plan for 2009 performance.

(4)
Amounts listed in this column include the aggregate change in the actuarial present value of accumulated plan benefits under our defined benefit pension plans, as described in the Pension Benefits Table on page 58. For 2012, the following amounts were included: $6,220 for Mr. Schilling (for pre-spin service), $193,761 for Mr. Benson and $91,515 for Mr. Gregory. Messrs. Rankin, Butler and Trepp do not participate in any defined benefit pension plans.

(5)
Amounts listed in this column also include the interest that is in excess of 120% of the federal long-term interest rate, compounded monthly, that was credited to the executives' accounts under the plans described in the Nonqualified Deferred Compensation Table on page 56. For 2012, the following amounts were included: $1,896,554 for Mr.

Rankin; $6,161 for Mr. Schilling (for pre-spin service); $8,814 for Mr. Butler; $76,151 for Mr. Benson, $156,071 for Mr. Trepp and $4,133 for Mr. Gregory.

(6)	All other compensation earned during 2012 for each of the Named Executive Officers is as follows:

	Alfred M. Rankin, Jr.	Kenneth C. Schilling	J.C. Butler, Jr.	Robert L. Benson	Gregory H. Trepp	Michael J. Gregory
Employer Qualified Matching Contributions	$5,531	$5,531	$7,375	$12,500	$0	$12,500
Employer Nonqualified Matching Contributions	$43,881	$4,336	$9,384	$29,610	$0	$4,806
Employer Qualified Profit Sharing Contributions	$0	$19,219	$25,625	$19,495	$13,841	$19,495
Employer Nonqualified Profit Sharing Contributions	$335,450	$27,876	$38,022	$74,871	$63,145	$15,592
Other Qualified Employer Retirement Contributions	$0	$0	$0	$0	$7,500	$0
Other Nonqualified Employer Retirement Contributions	$25,140	$0	$9,138	$0	$8,178	$0
Employer Paid Life Insurance Premiums	$8,450	$893	$1,474	$16,146	$0	$8,664
Perquisites and Other Personal Benefits	$13,065	$0	$0	$12,448	$0	$9,913
Other	$1,268	$758	$1,013	$4,551	$2,075	$1,805
Total	$432,785	$58,613	$92,031	$169,621	$94,739	$72,775
The Company does not provide Mr. Rankin with any defined benefit pension benefits. Of the $432,785 in other compensation shown above for Mr. Rankin, $410,002 represents defined contribution retirement benefits earned in 2012.
The amount listed for Mr. Rankin's perquisites and other personal benefits is the aggregate incremental cost to the Company of his personal use of the corporate aircraft to attend board meetings of other non-related for-profit and non-profit companies. The Compensation Committee has determined that it is in the best interest of the Company and its stockholders that Mr. Rankin serve on these boards. The aggregate incremental cost is determined on a per flight basis and includes the cost of actual fuel used, the hourly cost of aircraft maintenance for the applicable number of flight hours, landing fees, trip related hanger and parking costs and crew expenses and other variable costs specifically incurred.
Perquisites for Messrs. Benson and Gregory include spousal travel and meal expenses. Amounts listed in “Other” include employer-paid premiums for personal excess liability insurance, floating holiday pay, taxable holiday gifts, discriminatory travel accident insurance benefits and flex payments in lieu of medical, dental and life insurance.

(7)	For 2010 and 2011, the amounts listed for Messrs. Rankin and Schilling are the cash payments under the NACCO Short-Term Plan and the NACCO Long-Term Plan. For 2012, the amounts listed reflect:

•	cash payments under the NACCO Short-Term Plan and the NACCO Long-Term Plan for Mr. Butler;

•	cash payments under the NMHG Short-Term Plan and NMHG Long-Term Plan for Mr. Schilling with respect to pre-spin service; and

•
a cash payment under the NACCO Short-Term Plan for Mr. Rankin's post-spin service; a cash payment under the NMHG Short-Term Plan for Mr. Rankin's pre-spin service and a cash payment under the NACCO Long-Term Plan for Mr. Rankin's pre-spin and post-spin 2012 service.

(8)
Mr. Schilling was the principal financial officer of NACCO for the portion of 2012 before the spin-off date. The amounts listed in this Summary Compensation Table for Mr. Schilling include only compensation that was earned during the first nine months of 2012 prior to the spin-off date. These same compensation numbers are also required to be disclosed in Hyster-Yale's 2013 proxy statement. Despite this duplicative disclosure, Mr. Schilling was not compensated twice for the same duties.

(9)	Mr. Butler was not a Named Executive Officer for 2010 or 2011. He became the principal financial officer of NACCO on September 28, 2012 in conjunction with the Hyster-Yale spin-off.

(10)	The amount listed for 2012 includes a cash payment of $345,783 to Mr. Benson under the NA Coal Short-Term Plan and $1,917,356 representing the value of his award under the NA Coal Long-Term Plan.

(11)	The amount listed for 2012 includes a cash payment of $362,220 to Mr. Trepp under the HBB Short-Term Plan and

$612,425 representing the value of his award under the HBB Long-Term Plan.

(12)	Mr. Gregory was not a Named Executive Officer for 2010 or 2011.

(13)	The amount listed for Mr. Gregory for 2012 includes a cash payment of $104,084 under the NA Coal Short-Term Plan and $226,812 representing the value of his award under the NA Coal Long-Term Plan.
Grants of Plan-Based Awards
The following table sets forth information concerning awards granted to the Named Executive Officers for fiscal year 2012 and estimated payouts in the future, under the incentive compensation plans of the Company and its principal subsidiaries.
GRANTS OF PLAN-BASED AWARDS
For Fiscal Year Ended December 31, 2012

				(A) Estimated Future or Possible Payouts Under Non-Equity Incentive Plan Awards(1)		(B) Estimated Future or Possible Payouts Under Equity Incentive Plan Awards		Grant Date Fair Value of Stock Awards(2) ($)
Name	Grant Date	Plan Name		Target ($)	Maximum ($)	Target ($)	Maximum ($)
Alfred M. Rankin, Jr.	N/A	NACCO Short-Term Plan (post-spin)	(3)	$100,140	$150,210	N/A	N/A	N/A
	N/A	NMHG Short-Term Plan (pre-spin)	(3)	$751,050	$1,126,575	N/A	N/A	N/A
	2/12/2013	NACCO Long-Term Plan	(4)	$1,108,425	$2,216,850	$2,058,503	$4,117,006	$3,953,048
Kenneth C. Schilling	N/A	NMHG Short-Term Plan (pre-spin)	(3)	$95,250	$142,875	N/A	N/A	N/A
	2/13/2013	NMHG Long-Term Plan (pre-spin)	(4)	$47,923	$95,846	$88,999	$177,999	$156,059
J.C. Butler, Jr.	N/A	NACCO Short-Term Plan	(3)	$157,230	$235,845	N/A	N/A	N/A
	2/12/2013	NACCO Long-Term Plan	(4)	$98,443	N/A	$182,824	N/A	$744,911
Robert L. Benson	N/A	NA Coal Short-Term Plan	(3)	$331,560	$497,340	N/A	N/A	N/A
	N/A	NA Coal Long-Term Plan	(5)	$718,380	N/A	N/A	N/A	N/A
Gregory H. Trepp	N/A	HBB Short-Term Plan	(3)	$348,960	$523,440	N/A	N/A	N/A
	N/A	HBB Long-Term Plan	(5)	$756,080	$1,134,120	N/A	N/A	N/A
Michael J. Gregory	N/A	NA Coal Short-Term Plan	(3)	$97,120	$145,680	N/A	N/A	N/A
	N/A	NA Coal Long-Term Plan	(5)	$84,980	N/A	N/A	N/A	N/A

(1)	There are no minimum or threshold payouts to the Named Executive Officers under any of the incentive plans.

(2)
Amounts in this column reflect the grant date fair value of shares of stock that were granted and issued to Messrs. Rankin, Schilling and Butler for the 2012 performance period under the NACCO Long-Term Plan and/or the NMHG Long-Term Plan, as applicable. These amounts are also reflected in the Summary Compensation Table on page 49. The amount shown is the grant date fair market value as determined in accordance with FASB ASC Topic 718.

(3)
Awards under the short-term plans are based on a one-year performance period that consists solely of the 2012 calendar year. The awards are paid out, in cash, as soon as practicable after they are calculated and approved by the Compensation Committee. Therefore, there is no post-2012 payout opportunity under these plans. The amounts disclosed in this table are the target and maximum awards that were initially communicated to the executives when the targets were established by the Compensation Committee in 2012 except the amounts shown for Messrs. Rankin and Schilling for the NMHG Short-Term Plan reflect pro-rata pre-spin target awards only. The amount the executives actually received, after the final payout was calculated based on the actual performance compared to the pre-established performance goals, is disclosed in the Summary Compensation Table.

(4)
These amounts reflect the awards issued in 2013 under the NACCO Long-Term Plan and/or the NMHG Long-Term Plan for 2012 performance. Awards under the plans are based on a one-year performance period that consists solely of the 2012 calendar year. The awards are paid out, partially in stock and partially in cash, as soon as practicable after they are calculated and approved by the applicable compensation committee. Therefore, there is no post-2012 payout opportunity for any award under the plans. The amounts disclosed in this table are the dollar values of the target and maximum awards that were communicated to the executives when the targets were initially established by the Compensation Committee in 2012 (adjusted for pre-spin service only for Mr. Schilling). These targets include the 15% increase to account for the immediately taxable nature of these long-term equity plan awards. The cash portion of the award, representing 35% of the total award, is listed under column (A) of this table. The remaining 65% of the award, reflecting the stock portion of the award, is listed under column (B) of this table. The maximum award limit under the the NACCO Long-Term Plan and the NMHG Long-Term Plan is 200% of the cash-denominated target award, except for the portion of Mr. Butler's award that is attributable to NA Coal performance under the NA Coal Long-Term Plan, which is unlimited. The number of shares of stock the Named Executive Officers actually received under the long-term equity plans is disclosed in the Stock Vested Table below.

(5)
These amounts reflect the dollar value of the award targets for Messrs. Benson, Trepp and Gregory for the 2012 performance period under their respective long-term plans. There is no maximum award limit under the NA Coal Long-Term Plan.

Description of Material Factors Relating to the Summary Compensation Table and Grants of Plan-Based Awards Table
The compensation of the Named Executive Officers consists of the following components: base salary (which includes a fixed dollar amount of cash in lieu of perquisites), short-term cash incentives and long-term equity incentives for employees of NACCO or non-equity long-term incentives for employees of the Company's subsidiaries. All of the Named Executive Officers also receive various retirement benefits. Each of these components is described in detail in the “- Compensation Discussion and Analysis” which begins on page 14. Additional details of certain components are provided below.
Equity Compensation
Messrs. Rankin and Butler participate in the NACCO Long-Term Plan. Mr. Schilling participates in the NMHG Long-Term Plan. As described in more detail in “- Equity Based Long-Term Incentive Compensation for Messrs. Rankin, Schilling and Butler" beginning on page 37, awards are based on one-year performance periods and are immediately vested and paid when approved by the applicable compensation committee. Therefore, no equity awards remain outstanding for the year ended December 31, 2012.
Other employees are also eligible to receive discretionary equity awards under the NACCO Supplemental Long-Term Plan and/or the NMHG supplemental long-term plan.
Awards under the long-term equity plans are paid partially in cash and partially in the form of fully vested shares of restricted stock. While the stock is fully vested at the time of grant, it is subject to transfer restrictions for a period of ten years from the date of grant. Refer to (i) “- Equity Based Long-Term Incentive Compensation for Messrs. Rankin, Schilling and Butler" beginning on page 37 for a description of the transfer restrictions applicable to the shares of Class A Common issued under the long-term equity plans and (ii) note (4) of the "Grants of Plan-Based Awards" table above for a detailed description of these awards. The following table reflects the stock awards issued in 2013 to Messrs. Rankin and Butler under the NACCO Long-Term Plan and to Mr. Schilling under the NMHG Long-Term Plan for 2012 performance. No stock awards were issued under the supplemental long-term plans for services provided in 2012.
STOCK VESTED
For Fiscal Year Ended December 31, 2012

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Alfred M. Rankin, Jr.- NACCO Long-Term Plan	60,985	$3,953,048
Kenneth C. Schilling - NMHG Long-Term Plan (pre-spin)	3,066	$156,059
J.C. Butler, Jr. - NACCO Long-Term Plan	11,492	$744,911
Robert L. Benson	—	$0
Gregory H. Trepp	—	$0
Michael J. Gregory	—	$0

Stock Options
The Compensation Committee did not grant any stock options under the Company's 1975 Stock Option Plan or 1981 Stock Option Plan during the fiscal year ended December 31, 2012 to any person, including the Named Executive Officers. The Compensation Committee has not granted stock options since 1989 in the belief that the likely value realized is unclear both in amount and in its relationship to performance. At December 31, 2012, there were no outstanding options to purchase shares of Class A Common or Class B Common.
Potential Payments Upon Termination/Change in Control
As discussed in “- Employment and Severance Agreements and Change in Control Payments” on page 45, none of the Named Executive Officers is a party to an employment agreement or a severance agreement and the following change in control provisions are contained in our incentive compensation and U.S. nonqualified defined contribution retirement plans:

•
the account balances as of the date of the change in control under the subsidiary long-term incentive compensation plans and all of the U.S. nonqualified defined contribution plans will automatically be paid in the form of a lump sum payment in the event of a change in control of the Company or the participant's employer; and

•
the change in control provisions under our long-term and short-term incentive compensation plans, in addition to providing for the immediate payment of the account balance (plus interest) as of the date of the change in control (if any), also provide for the payment of a pro-rated target award for the year of the change in control.

A “change in control” for purposes of these plans generally consists of any of the following; provided that the event otherwise qualifies as a change in control under the regulations issued under Section 409A of the Internal Revenue Code:
(1) An acquisition of more than 50% of the voting securities of the Company (for those plans that cover the employees of the Company) or the voting securities of the subsidiary (for those plans which cover the employees of the subsidiary); other than acquisitions directly from the Company or the subsidiary, as applicable, involving:

•	any employee benefit plan;

•	the Company;

•	the applicable subsidiary or one of its affiliates; or

•	the parties to the stockholders' agreement discussed under “- Amount and Nature of Beneficial Ownership - Class B Common Stock” on page 65;
(2) The members of the Company's current Board of Directors (and their approved successors) ceasing to constitute a majority of the Company's Board of Directors or, if applicable, the board of directors of a successor of the Company;
(3) For those plans that cover the employees of a subsidiary, the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the subsidiary and its affiliates, excluding a business combination pursuant to which the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of the applicable entity immediately prior to such business combination continue to hold at least 50% of the voting securities of the successor;
(4) For all plans, the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation, or other transaction involving the Company excluding, however, a business combination pursuant to which both of the following apply:

•
the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of the Company immediately prior to such business combination continue to hold at least 50% of the voting securities of the successor; and

•
at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company providing for such business combination, at least a majority of the members of the Board of Directors of the Company were incumbent directors.

For purposes of calculating the amount of any potential payments to the Named Executive Officers under the table provided below, we have assumed that a change in control occurred on December 31, 2012. We believe that the remaining assumptions listed below, which are necessary to produce these estimates, are reasonable individually and in the aggregate. However, there can be no assurance that a change in control would produce the same or similar results as those described if it occurs on any other date or if any assumption is not correct in fact.

POTENTIAL PAYMENTS UPON TERMINATION/CHANGE IN CONTROL

Name	Estimated Total Value of Payments Based on Incentive Plan Award Targets in Year of Change in Control ($)(1)	Estimated Total Value of Cash Payments Based on Accrued Balance in Long-Term Plans in Year of Change in Control ($)(2)	Estimated Total Value of Cash Payments Based on Accrued Balance in Nonqualified Deferred Compensation Plans($)(3)	Estimated Total Value of all Payments ($)
Alfred M. Rankin, Jr.	$4,018,118	N/A	$15,457,669	$19,475,787
Kenneth C. Schilling (4)	$0	$0	$0	$0
J.C. Butler, Jr.	$438,497	N/A	$80,899	$519,396
Robert L. Benson	$1,049,940	$2,363,087	$724,025	$4,137,052
Gregory H. Trepp	$1,105,040	$1,392,561	$82,071	$2,579,672
Michael J. Gregory	$182,100	$466,749	$42,018	$690,867

(1)
This column reflects the award targets for the Named Executive Officers under the short-term and long-term incentive compensation plans for 2012. Under the change in control provisions of the plans, they would have been entitled to receive their award targets for 2012 if a change in control had occurred on December 31, 2012. Awards under the NACCO Long-Term Plan are denominated in dollars and the amounts shown in the above-table reflect the dollar-denominated 2012 target awards. As described in note (4) to the Grants of Plan-Based Awards table, Messrs. Rankin and Butler would receive approximately 35% of the value of the award in cash, and the remainder in shares of restricted Class A Common. The amount included in the above table for Mr. Rankin for the NMHG Short-Term Plan is equal to 75% of the target award, reflecting pre-spin service only. This amount also appears in Hyster-Yale's 2013 proxy statement.

(2)
This column reflects the December 31, 2012 account balances under the subsidiary long-term plans, excluding the 2012 award (which is reflected in Column (1)). Under the change in control provisions of those plans, these Named Executive Officers would have been entitled to receive the acceleration of the payment of their entire account balances under those plans if a change in control had occurred on December 31, 2012. The amounts shown were earned for services performed in years prior to 2012 and are already 100% vested. No additional amounts are paid due to a change in control. There are no accrued balances under the long-term equity plans.

(3)
This column reflects the account balances of the Named Executive Officers as of December 31, 2012 under all of the defined contribution, nonqualified deferred compensation plans. Under the change in control provisions of those plans, the Named Executive Officers would have been entitled to receive payment of their entire account balances under those plans if a change in control had occurred on December 31, 2012. The majority of the amounts shown were earned for services performed in years prior to 2012 and are already100% vested. Only a small portion of the account balance represents benefits earned for services performed in 2012. No additional amounts are paid due to a change in control. These plans are discussed in more detail under “Nonqualified Deferred Compensation Benefits” below.

(4)
Because Mr. Schilling resigned from NACCO effective September 28, 2012, Mr. Schilling would not have been entitled to any potential change in control payments under the Company's plans if a change in control had occurred on December 31, 2012.

Nonqualified Deferred Compensation Benefits
The following table sets forth information concerning benefits earned by, and paid to, the Named Executive Officers under our nonqualified defined contribution, deferred compensation plans.
NONQUALIFIED DEFERRED COMPENSATION
For Fiscal Year Ended December 31, 2012

Name	Nonqualified Deferred Compensation Plan	Executive Contributions in 2012 ($)(1)	Employer Contributions in 2012 ($)	Aggregate Earnings in 2012 ($)(2)	Aggregate Withdrawals/ Distributions in 2012 ($)	Aggregate Balance at December 31, 2012 ($)
Alfred M. Rankin, Jr.	Frozen NACCO Unfunded Plan	$0(3)	$0(3)	$705,302	$705,302(4)	$4,812,018(5)
	Frozen Rankin Retirement Plan	$0(3)	$0(3)	$1,475,869	$1,475,869(4)	$10,069,313(6)
	NACCO Excess Plan (post-spin)	$8,764	$50,804(7)	$9,032	$0	$68,600(8)
	NMHG Excess Plan (pre-spin)	$82,005	$353,667(7)	$72,066	$0	$507,738(9)
Kenneth C. Schilling	NMHG Excess Plan (pre-spin)	$20,139	$32,212(7)	$7,266	$0	$59,617(9)
J.C. Butler, Jr.	NMHG Excess Plan (pre-spin)	$16,358	$38,906(7)	$8,353	$0	$63,617(9)
	NA Coal Excess Plan (post-spin)	$6,800	$8,500(7)	$1,982	$0	$17,282(10)
Robert L. Benson	NA Coal Excess Plan	$67,219	$104,481(7)	$21,632	$187,733(11)	$193,333(10)
	Frozen NA Coal Unfunded Plan	$0(3)	$0(3)	$71,219	$71,571(4)	$530,692(12)
	NA Coal Long-Term Plan	$0(3)	$1,917,356	$41,840	$0	$4,280,443(13)
Gregory H. Trepp	HBB Excess Plan	$0(3)	$71,323(7)	$10,748	$87,159(11)	$82,071(14)
	HBB Long-Term Plan	$0(3)	$612,425	$180,945	$0	$2,004,986(15)
Michael J. Gregory	NA Coal Excess Plan	$16,754	$20,398(7)	$4,866	$64,347(11)	$42,018(10)
	NA Coal Long-Term Plan	$0(3)	$226,812	$8,264	$0	$693,561(13)

(1)	These amounts, which were otherwise payable in 2012 but were deferred at the election of the executives, are included in the Summary Compensation Table.

(2)	The above-market earnings portion of the amounts shown in this column are included in the Summary Compensation Table on page 49.

(3)
As described in more detail in the “- Compensation Discussion and Analysis” beginning on page 14, the Frozen NACCO Unfunded Plan, the Frozen Rankin Retirement Plan and the Frozen NA Coal Unfunded Plan were each frozen effective December 31, 2007 and we refer to these plans collectively as the Frozen Unfunded Plans. No additional contributions (other than interest credits) will be made to these plans. No employee contributions are made to the NA Coal or HBB Long-Term Plans or the HBB Excess Plan.

(4)
The Named Executive Officers who participate in the Frozen Unfunded Plans will receive payment of their December 31, 2007 account balances upon the earlier of a change in control or termination of employment (with a six month delay if required by Section 409A of the Internal Revenue Code). However, the interest that is accrued under the Frozen Unfunded Plans each calendar year is paid to those Named Executive Officers no later than March 15th of the following year. Because the interest that was credited to their accounts for 2011 was paid in 2012, it is reflected as a distribution for 2012.

(5)
Of Mr. Rankin's December 31, 2012 account balance, $591,355 is reported as nonqualified deferred compensation earnings for 2012 in the Summary Compensation Table. In addition, $3,953,378 of the account balance was previously reported in prior Summary Compensation Tables.

(6)	Of Mr. Rankin's December 31, 2012 account balance, $1,237,429 is reported as nonqualified deferred compensation earnings for 2011 in the Summary Compensation Table. In addition, $8,234,731 of the account balance was previously reported in prior Summary Compensation Tables.

(7)	These amounts are also reflected in the “All Other Compensation” column of the Summary Compensation Table and specifically identified in note (6) to the Summary Compensation Table.

(8)
$67,266 of Mr. Rankin's December 31, 2012 account balance under the NACCO Industries, Inc. Executive Excess Retirement Plan that was adopted as of the spin-off date, which we refer to as the NACCO Excess Plan, is reported in the Summary Compensation Table for 2012. Because the account balance under the NACCO Excess Plan is paid out each year, none of his current account balance was previously reported in prior Summary Compensation Tables.

(9)
$495,744 of Mr. Rankin's account balance, $58,512 of Mr. Schilling's account balance and $62,296 of Mr. Butler's account balance under the NACCO Materials Handling Group, Inc. Excess Retirement Plan, which we refer to as the NMHG Excess Plan, is reported in the 2012 Summary Compensation Table. The amounts reflected in this table for Messrs. Rankin, Schilling, and Butler were earned prior to the spin-off date. Because 2012 was the first year they participated in the NMHG Excess Plan, none of their current account balance was previously reported in prior Summary Compensation Tables.

(10)
Of their December 31, 2012 account balance under The North American Coal Corporation Excess Retirement Plan, which we refer to as the NA Coal Excess Plan, $17,082 of Mr. Butler's account balance, $189,382 of Mr. Benson's account balance and $41,285 of Mr. Gregory's account balance is reported in the 2012 Summary Compensation Table. Because the account balance under the NA Coal Excess Plan is paid out each year, none of their current account balances was previously reported in prior Summary Compensation Tables.

(11)
The Named Executive Officers will each receive payment of the amounts earned under the active nonqualified deferred compensation plans for each calendar year (including interest) no later than March 15th of the following year. Because the payments for 2011 were made in 2012, they are reflected as a distribution in 2012. Because the payments for 2012 were made in 2013, they are reflected in the Named Executive Officer's aggregate balance as of December 31, 2012 and are not reflected as a distribution in 2012.

(12)
$58,470 of Mr. Benson's December 31, 2012 account balance is reported in the 2012 Summary Compensation Table and $189,670 of his account balance was previously reported in prior Summary Compensation Tables.

(13)
Messrs. Benson and Gregory are participants in the NA Coal Long-Term Plan. $1,917,356 of Mr. Benson's account balance and $226,812 of Mr. Gregory's account balance is reported in the 2012 Summary Compensation Table. $1,847,039 of Mr. Benson's account balance and $0 of Mr. Gregory's account balance was previously reported in prior Summary Compensation Tables.

(14)
$80,067 of Mr. Trepp's December 31, 2012 account balance under the Hamilton Beach Brands, Inc. Excess Retirement Plan, which we refer to as the HBB Excess Plan, is reported in the 2012 Summary Compensation Table. Because the account balance under the HBB Excess Plan is paid out each year, none of his current account balance was previously reported in prior Summary Compensation Tables.

(15)
Mr. Trepp is a participant in the HBB Long-Term Plan. $759,752 of Mr. Trepp's account balance is reported in the 2012 Summary Compensation Table and $1,202,077 of his account balance was previously reported in prior Summary Compensation Tables.

Description of Nonqualified Deferred Compensation Plans
Refer to “-Retirement Plans” beginning on page 43 for a detailed discussion of the terms of our nonqualified deferred compensation plans. The following is a summary of special rules that apply under the nonqualified deferred compensation plans that are not otherwise described in the “- Compensation Discussion and Analysis” beginning on page 14.
Mr. Rankin Excess Retirement Plans
In addition to the matching and profit sharing benefits described in the “-Compensation Discussion and Analysis,” following the spin-off in 2012 Mr. Rankin also received (1) a retirement benefit equal to 5% of the sum of NACCO base salary and perquisite allowance and (2) a transitional benefit of $25,140.

Defined Benefit Pension Plans
The following table sets forth information concerning defined benefit pension benefits earned by, and paid to, the Named Executive Officers under our qualified and nonqualified pension plans.
PENSION BENEFITS
As of Fiscal Year Ended December 31, 2012

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Alfred M. Rankin, Jr.	N/A (1)	N/A		N/A	N/A
Kenneth C. Schilling	Part I of Combined Plan	2.1	(2)	$45,934	$0
	The SERP	2.1	(2)	$4,070	$0
J.C. Butler, Jr.	N/A (1)	N/A		N/A	N/A
Robert L. Benson	Part I of Combined Plan	28.10	(3)	$866,586	$0
	The SERP	28.10	(3)	$782,205	$0
Gregory H. Trepp	N/A (1)	N/A		N/A	N/A
Michael J. Gregory	Part I of Combined Plan	30.4	(3)	$687,196	$0
	The SERP	30.4	(3)	$222,036	$0

(1)	Messrs. Rankin, Butler and Trepp never participated in any of our defined benefit pension plans.

(2)	For Mr. Schilling, the number of years of credited service taken into account to determine pension benefits was frozen as of December 31, 1993.

(3)	For Messrs. Benson and Gregory, the number of years of credited service taken into account to determine pension benefits was frozen as of December 31, 2004.
Description of Pension Plans
The Named Executive Officers no longer actively participate in any defined benefit pension benefits that are sponsored by NACCO or our subsidiaries.
The qualified U.S. pension benefits for Messrs. Schilling, Benson and Gregory are provided under Part I of the Combined Defined Benefit Plan of NACCO Industries, Inc. and its Subsidiaries, which we refer to as the Combined Plan. Their non-qualified pension benefits are provided under the SERP. Their benefits are frozen except that the pension benefits of Messrs. Benson and Gregory are currently increased by a COLA.
Pension benefits for Messrs. Schilling, Benson and Gregory under the Combined Plan and the SERP are computed under the following formula: (1) 1.1% of “final average pay” multiplied by years of credited service up to 30, plus (2) 0.5% of final average pay multiplied by years of credited service in excess of 30. Additional benefits are paid for earnings in excess of “covered compensation” taken into account for Federal Social Security purposes. “Final average pay” is based on the average annual earnings for the highest five consecutive years during the last ten years prior to the freeze date. For this purpose, earnings included only base salary, cash in lieu of perquisites and annual incentive compensation payments and excluded all other forms of compensation, including severance payments, relocation allowances and other similar fringe benefits.
Messrs. Benson and Gregory are eligible for unreduced normal retirement benefits. Subsidized early retirement benefits are available to participants who terminate employment at or after age 55 with at least ten years of vesting service. Mr. Schilling is not currently eligible for subsidized early retirement benefits. Each of them is 100% vested since they have completed 5 years of service.
The normal form of pension payment is a single life annuity for unmarried participants and a 50% or 75% joint and survivor annuity for married participants. Other forms of annuity payments are also available. If a participant elects a joint and survivor annuity form of benefit, the amount of the benefit is reduced to reflect the survivorship protection.
The amounts shown above were determined as of December 31, 2012, which is the measurement date for pension benefits that is used in the Company's financial statements. In determining the present value of the pension benefits in the Pension Table shown above, the following material assumptions were used:

•	a discount rate of 3.90% for the Combined Plan and 3.50% for the SERP;

•	the RP2000 mortality table with mortality improvement projected to 2020 and no collar adjustment; and

•	assumed retirement age of 65 with no pre-retirement decrement.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and the NYSE. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file.
Based upon the review of the copies of Section 16(a) forms received by us, and upon written representations from reporting persons concerning the necessity of filing a Form 5 Annual Statement of Changes in Beneficial Ownership, we believe that, during 2012, all filing requirements applicable for reporting persons were met, except as follows:
Thomas A. Koza's transfer of shares to a family partnership was not reported timely on Form 4 due to an administrative error; Miles B. Haberer's initial statement of beneficial ownership of securities was not reported timely on Form 3 due to an administrative error; a gift of shares by John F. Turben was not reported timely on Form 5 due to an administrative error.

2.	Approval, for purposes of Section 162(m) of the Internal Revenue Code, of the NACCO Industries, Inc. Annual Incentive Compensation Plan (Effective September 28, 2012)
For periods prior to 2012, the annual incentive compensation that was paid to the employees of the Company was paid under a short-term incentive compensation plan that was sponsored by NACCO and approved by the Company's stockholders in accordance with Code Section 162(m).
Effective January 1, 2012, the Compensation Committee replaced the prior short-term compensation plan of the Company with a plan sponsored by NMHG. However, as a result of the Hyster-Yale spin-off and the transfer of certain employees back to the payroll of NACCO, the Compensation Committee adopted a new NACCO Short-Term Plan as of the spin-off date. For target awards that are issued on or after January 1, 2013, the NACCO Short-Term Plan is being submitted for stockholder approval to meet one of the requirements under Code Section 162(m) governing the federal income tax deductibility of awards paid to covered employees under Code Section 162(m).
The NACCO Short-Term Plan is not intended to provide new or additional compensation benefits to the employees of NACCO and the terms of the plan are identical to the terms of the 2012 NMHG Short-Term Plan and similar to the terms of the NACCO short-term plan that was in effect prior to 2012. The following summary of the NACCO Short-Term Plan is qualified in its entirety by reference to the NACCO Short-Term Plan attached to this Proxy Statement as Appendix A.
Purpose. The purpose of the NACCO Short-Term Plan continues to be to further the profits and growth of NACCO by enabling it to attract and retain employees by offering the opportunity to earn annual incentive compensation to those employees who will be in a position to make significant contributions to such profits and growth. The Compensation Committee expects to, but is not required to, administer the NACCO Short-Term Plan in a manner that will permit the deductibility of all or a portion of the awards paid under the NACCO Short-Term Plan for 2013 and future years to covered employees under Code Section 162(m).
Administration and Eligibility. The NACCO Short-Term Plan will be administered by the NACCO Compensation Committee. Salaried employees of NACCO in salary grades 24 and above, including directors of NACCO who are also employees of NACCO, who in the judgment of the Compensation Committee, occupy key positions in which their efforts may significantly contribute to the profits or growth of the Company are eligible to participate in the NACCO Short-Term Plan. As of March 1, 2013, there were 8 individuals who participated in the NACCO Short-Term Plan. The Compensation Committee identifies NACCO Short-Term Plan participants and applicable performance objectives for each year not later than the 90th day of each year, although new participants may be added at a later date, subject to restrictions under Code Section 162(m) and provided they are employed for at least 90 days during a performance period.

Awards. Each year, the Compensation Committee establishes a dollar-denominated target level of short-term incentive opportunity for each participant. The awards are expressed in a dollar amount equal to a percentage of the participant's salary midpoint based on the number of Hay points assigned to the participant's position and the Hay Group's short-term incentive compensation recommendations for that Hay point level. For 2013, as described in more detail under "-Executive Compensation Program for 2013 and Impact of 2011 "Say on Pay" Stockholder Vote" on page 47, the Compensation Committee then reduces Mr. Rankin's target award to 40% of the amount recommended by the Hay Group. No minimum or threshold award levels will be established. However, maximum award levels will be established for certain performance objectives. The maximum award level represents the maximum amount of incentive award that may be paid to a participant for a performance period, even if the maximum performance level is exceeded. Under no circumstances will any participant receive a final award under the NACCO Short-Term Plan in any calendar year exceeding $8,000,000.
Final awards under the NACCO Short-Term Plan are made to participants for one-year performance periods in amounts determined pursuant to performance goals and formulas which will be based upon specified performance objectives of the participants, NACCO and/or its subsidiaries. The performance objectives for any award (or portion thereof) that is designated by the Compensation Committee to be a “qualified performance-based award” under Code Section 162(m) will be established by the Compensation Committee not later than the 90th day of the performance period on which the award is to be based. The Compensation Committee must certify that the performance thresholds and any other material terms were met or exceeded prior to payment of any final award. However, the Compensation Committee retains discretionary authority to increase or decrease the amount of any award that would otherwise be payable to a participant (except with respect to awards for the covered employees under Code Section 162(m) which may only be decreased).
In the event of a change in control (as defined by the NACCO Short-Term Plan), participants will be entitled to receive a pro-rata award for the year, in an amount equal to the target award for the year, pro-rated to reflect the period of time the participant was employed during such year prior to the change in control.
Awards are paid in cash during the period from January 1st through March 15th of the calendar year following the end of each performance period.
Final 2012 Awards and Target 2013 Awards. Final awards under the NACCO Short-Term Plan for 2012 with respect to the Named Executive Officers are shown in the Summary Compensation Table on page 49. Although final awards under the NACCO Short-Term Plan for 2013 and thereafter are not currently determinable, the following are target awards for 2013 for our Named Executive Officers, all of our executive officers as a group, all non-executive directors as a group and all non-executive officer employees as a group.
NACCO Short-Term Plan

Name and Position	Dollar Value(s)
Alfred M. Rankin, Jr. - Chairman, President and Chief Executive Officer of NACCO	$413,560
Kenneth C. Schilling - Vice President and Controller of NACCO and Vice President and Chief Financial Officer of NMHG	$—	(1)
J.C. Butler, Jr. - Sr. Vice President Finance, Treasurer and Chief Administrative Officer of NACCO and Sr. Vice President Project Development and Administration of NA Coal	$161,550
Robert L. Benson - President and Chief Executive Officer of NA Coal	$—	(1)
Gregory H. Trepp - President and Chief Executive Officer of HBB and Chief Executive Officer of KC	$—	(1)
Michael J. Gregory - Vice President - International Operations and Special Projects of NA Coal	$—	(1)
Executive Officer Group (18 persons)	$631,265	(1)
Non-Executive Director Group (8 persons)	$—	(2)
Non-Executive Officer Employee Group (4,282 persons)	$139,140	(1)

(1)	Employees who are not employed by NACCO in 2013 are not eligible to participate in the NACCO Short-Term Plan.

(2)	Directors who are not employees of NACCO are not eligible to participate in the NACCO Short-Term Plan.
The Compensation Committee will adopt no later than March 30, 2013 the performance objectives and targets for the awards that will be earned for the one-year performance period ending December 31, 2013. Under the terms of the NACCO Short-Term Plan, the permissible performance objectives may be described in terms of NACCO-wide objectives or objectives that are related to the performance of (i) the individual participant or (ii) any subsidiary, division, business unit, department or function of NACCO. Performance objectives may be measured on an absolute or relative basis. Different groups of participants may be subject to different performance objectives for the same performance period. Relative performance may be measured by a group of peer companies or by a financial market index. Performance objectives shall be based on one or more, or a combination, of the following criteria, or the attainment of specified levels of growth or improvement in one or more of the following criteria: return on equity, return on total capital employed, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, earnings before interest and taxes, revenue, revenue growth, gross margin, net or standard margin, return on investment, increase in the fair market value of shares, share price (including, but not limited to, growth measures and total stockholder return), operating profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), inventory turns, financial return ratios, market share, earnings measures/ratios, economic value added, balance sheet measurements (such as receivable turnover), internal rate of return, customer satisfaction surveys or productivity, net income, operating profit or increase in operating profit, market share, increase in market share, sales value increase over time, economic value income, economic value increase over time, new project development, or net sales.
Stockholder Vote. The affirmative vote of a majority of the votes cast is required to approve this proposal for purposes of Code Section 162(m). In accordance with our Bylaws, the affirmative vote of the holders of a majority of the voting power of our stock that is present in person or represented by proxy, and that is actually voted on this proposal, is required to approve this proposal. As a result, other than as set forth above, abstentions and broker non-votes in respect of this proposal will not be counted for purposes of determining whether this proposal has received the requisite approval under our Bylaws by our stockholders.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE, FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE, THE NACCO INDUSTRIES, INC. ANNUAL INCENTIVE COMPENSATION PLAN (EFFECTIVE SEPTEMBER 28, 2012).
It is intended that the shares represented by proxies in the enclosed form(s) will be voted for the proposal to approve the NACCO Short-Term Plan, unless contrary instructions are received. If the NACCO Short-Term Plan is not approved by Company stockholders, no payments will be made under the NACCO Short-Term Plan with respect to 2013 and thereafter.

3.	Ratification of Appointment of the Independent Registered Public Accounting Firm of the Company for the Current Fiscal Year
Ernst & Young LLP has been selected by the Audit Review Committee as the principal independent registered public accounting firm for the current fiscal year for us and certain of our subsidiaries. The appointment of Ernst & Young LLP as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, our Board of Directors believes that obtaining stockholder ratification is a sound governance practice.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE CURRENT FISCAL YEAR.
It is expected that representatives of Ernst & Young LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and, if a representative is in attendance, the representative will be available to answer appropriate questions.
If our stockholders fail to vote on an advisory basis in favor of the appointment of Ernst & Young LLP, the Audit Review Committee will take such actions as it deems necessary as a result of such stockholder vote.
Audit Fees
2012 - Ernst & Young LLP billed or will bill us $2.1 million, in the aggregate, for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements and internal controls for the fiscal year ended December 31, 2012 and the reviews of the interim financial statements included in our Forms 10-Q filed during the fiscal year ended December 31, 2012, as well as for services provided in connection with statutory audits and regulatory filings with the SEC.
2011 - Ernst & Young LLP billed us $4.0 million, in the aggregate, for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements and internal controls for the fiscal year ended December 31, 2011 and the reviews of the interim financial statements included in our Forms 10-Q filed during the fiscal year ended December 31, 2011, as well as for services provided in connection with statutory audits and regulatory filings with the SEC.

Audit-Related Fees
2012 and 2011 - Ernst & Young LLP billed or will bill us less than $0.1 million, in the aggregate, each year for assurance and related services rendered by Ernst & Young LLP in each of 2012 and 2011, primarily related to services for accounting advisory services and audits of certain employee benefit plans.
Tax Fees
2012 and 2011 - Ernst & Young LLP did not provide services and has not billed and will not bill us for professional tax services rendered by Ernst & Young LLP during the fiscal years ended December 31, 2012 and 2011.
All Other Fees
2012 and 2011 - Ernst & Young LLP did not provide services and has not billed and will not bill us fees for services provided by Ernst & Young LLP, other than the services reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” during the fiscal years ended December 31, 2012 and 2011.
Except as set forth above and approved by the Audit Review Committee pursuant to our pre-approval policies and procedures, no assurance or related services, tax compliance, tax advice or tax planning services were performed by the principal independent registered public accounting firm for us during the last two fiscal years.
Pre-Approval Policies and Procedures
Under our pre-approval policies and procedures, only audit, audit-related services and limited tax services will be performed by our principal independent registered public accounting firm. All audit, audit-related, tax and other accounting services to be performed for us must be pre-approved by our Audit Review Committee. In furtherance of this policy, for 2012, the Audit Review Committee authorized us to engage Ernst & Young LLP for specific audit, audit-related and tax services up to specified fee levels. The Audit Review Committee has delegated to the Chairman of the Audit Review Committee together with one other Audit Review Committee member the authority to approve services other than audit, review or attest services, which approvals are reported to the Audit Review Committee at its next meeting. We provide a summary of authorities and commitments at each general meeting of the Audit Review Committee.
The Audit Review Committee has considered whether the providing of the non-audit services to us by Ernst & Young LLP is compatible with maintaining its independence. In addition, as a result of the recommendation of the Audit Review Committee, we have adopted policies limiting the services provided by our independent registered public accounting firm that are not audit or audit-related services.
BENEFICIAL OWNERSHIP OF CLASS A COMMON AND CLASS B COMMON
Set forth in the following tables is the indicated information as of February 28, 2013 (except as otherwise indicated) with respect to (1) each person who is known to us to be the beneficial owner of more than five percent of the Class A Common, (2) each person who is known to us to be the beneficial owner of more than five percent of the Class B Common and (3) the beneficial ownership of Class A Common and Class B Common by our directors, principal executive officer, principal financial officers and the three other most highly compensated executive officers during 2012 and all of our executive officers and directors as a group. Kenneth C. Schilling was our principal financial officer through the September 28, 2012 spin-off of Hyster-Yale, at which time J.C. Butler, Jr. became our principal financial officer. Beneficial ownership of Class A Common and Class B Common has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 under the Exchange Act. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of Class A Common or Class B Common.
Holders of shares of Class A Common and Class B Common are entitled to different voting rights with respect to each class of stock. Each share of Class A Common is entitled to one vote per share. Each share of Class B Common is entitled to ten votes per share. Holders of Class A Common and holders of Class B Common generally vote together as a single class on matters submitted to a vote of our stockholders. Shares of Class B Common are convertible into shares of Class A Common on a one-for-one basis, without cost, at any time at the option of the holder of the Class B Common.

Amount and Nature of Beneficial Ownership
Class A Common Stock

Name	Title of Class	Sole Voting and Investment Power		Shared Voting or Investment Power		Aggregate Amount		Percent of Class(1)
Dimensional Fund Advisors LP (2) 1299 Ocean Avenue Santa Monica, CA 90401	Class A	450,866	(2)	—		450,866	(2)	6.61%
LSV Asset Management (3) 155 N. Wacker Drive, Suite 4600 Chicago, IL 60606	Class A	429,409	(3)	—		429,409	(3)	6.29%
Beatrice B. Taplin Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class A	343,213		—		343,213		5.03%
The Vanguard Group, Inc. (4) 100 Vanguard Blvd. Malvern, PA 19355	Class A	409,144	(4)	9,001		418,145	(4)	6.13%
John P. Jumper (5)	Class A	1,118		—		1,118		—
Dennis W. LaBarre (5)	Class A	10,759		—		10,759		0.16%
Richard de J. Osborne (5)	Class A	6,513		—		6,513		0.10%
Alfred M. Rankin, Jr.	Class A	270,630		540,126	(6)	810,756	(6)	11.88%
James A. Ratner (5)	Class A	320		—		320		—
Britton T. Taplin (5)	Class A	34,331		5,755	(7)	40,086	(7)	0.59%
David F. Taplin (5)	Class A	14,390		18,000	(8)	32,390	(8)	0.47%
John F. Turben (5)	Class A	4,570		—		4,570		—
David B.H. Williams (5)	Class A	2,652		492,027	(9)	494,679	(9)	7.25%
J.C. Butler, Jr.	Class A	31,554		493,557	(10)	525,111	(10)	7.69%
Kenneth C. Schilling	Class A	11,221		—		11,221		0.16%
Robert L. Benson	Class A	—		—		—		—
Michael J. Gregory	Class A	—		—		—		—
Gregory H. Trepp	Class A	—		—		—		—
All executive officers and directors as a group (27 persons)	Class A	390,814		663,565	(11)	1,054,379	(11)	15.45%

(1)	Less than 0.10%, except as otherwise indicated.

(2)
A Schedule 13G/A filed with the SEC with respect to Class A Common on February 11, 2013 reported that Dimensional Fund Advisors LP, which is referred to as Dimensional, may be deemed to beneficially own the shares of Class A Common reported above as a result of being an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serving as an investment manager to certain other commingled group trusts and separate accounts, which are referred to collectively as the Dimensional Funds, which own the shares of Class A Common. In its role as investment adviser or manager, Dimensional possesses the sole power to vote 442,738 shares of Class A Common and the sole power to invest 450,866 shares of Class A Common owned by the Dimensional Funds. However, all shares of Class A Common reported above are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of all such shares.

(3)
A Schedule 13G filed with the SEC with respect to Class A Common on February 13, 2013 reported that LSV Asset Management may be deemed to beneficially own the shares of Class A Common reported above as a result of being an investment adviser.

(4)
A Schedule 13G/A filed with the SEC with respect to Class A Common on February 12, 2013 reported that The Vanguard Group, Inc. may be deemed to beneficially own the shares of Class A Common reported above as a result of being an investment adviser.

(5)	Pursuant to our Non-Employee Directors' Plan, each non-employee director has the right to acquire additional shares of Class A Common within 60 days after February 28, 2013. The shares each non-employee director has the right to receive are not included in the table because the actual number of additional shares will be determined on April 1, 2013 by taking the amount of such director's quarterly retainer required to be paid in shares of Class A Common plus any voluntary portion of such director's quarterly retainer, if so elected, divided by the average of the closing price per share of Class A Common on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the calendar quarter ending on March 31, 2013.

(6)
Alfred M. Rankin, Jr. may be deemed to be a member of Rankin Associates II, L.P., which is referred to as Associates, which is made up of the individuals and entities holding limited partnership interests in Associates and Rankin Management, Inc., which is referred to as RMI, the general partner of Associates. Associates may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 338,295 shares of Class A Common held by Associates. Although Associates holds the 338,295 shares of Class A Common, it does not have any power to vote or dispose of such shares of Class A Common. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in Associates. RMI exercises such powers by action of its board of directors, which acts by majority vote and consists of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, the individual trusts of whom are the shareholders of RMI. Under the terms of the Limited Partnership Agreement of Associates, Associates may not dispose of Class A Common without the consent of RMI and the approval of the holders of more than 75% of all of the partnership interests of Associates. As a result of holding through his trust, of which he is trustee, partnership interests in Associates, Mr. Rankin may be deemed to beneficially own, and share the power to dispose of, 338,295 shares of Class A Common held by Associates. In addition, Mr. Rankin may be deemed to be a member of a group, as defined under the Exchange Act, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin Associates IV, L.P., which we refer to as Rankin IV. As a result, the group consisting of Mr. Rankin, the other general and limited partners of Rankin IV and Rankin IV may be deemed to beneficially own, and share the power to vote and dispose of, 105,272 shares of Class A Common held by Rankin IV. Mr. Rankin disclaims beneficial ownership of 537,020 shares of Class A Common held by (a) members of Mr. Rankin's family, (b) charitable trusts, (c) trusts for the benefit of members of Mr. Rankin's family and (d) Associates and Rankin IV to the extent in excess of his pecuniary interest in each such entity.

(7)
Britton T. Taplin is deemed to share with his spouse voting and investment power over 5,755 shares of Class A Common held by Mr. Taplin's spouse; however, Mr. Taplin disclaims beneficial ownership of such shares. Mr. Taplin has pledged 2,023 shares of Class A Common.

(8)
David F. Taplin is deemed to share with his step-sister the power to vote and dispose of 18,000 shares of Class A Common as a result of being a co-trustee of a trust; however, Mr. Taplin has disclaimed beneficial ownership of such shares to the extent in excess of his pecuniary interest in such shares.

(9)
David B.H. Williams is deemed to be a member of Associates and, accordingly, may be deemed to beneficially own and share the power to dispose of, 338,295 shares of Class A Common held by Associates. In addition, Mr. Williams is deemed to share with his spouse voting and investment power over 45,641 shares of Class A Common beneficially owned by his spouse; he disclaims all interest in such shares. Mr. Williams' spouse is also a member of Rankin IV, therefore he is deemed to share beneficial ownership of 105,272 shares of Class A Common held by Rankin IV; he disclaims all interest in such shares. Mr. Williams also disclaims 2,819 shares of Class A Common held in trusts for the benefit of his minor daughters and for which he is a trustee and has sole power to vote and dispose of the shares.

(10)
J.C. Butler, Jr., an executive officer of NACCO, is deemed to be a member of Associates and, accordingly, may be deemed to beneficially own, and share the power to dispose of, 338,295 shares of Class A Common held by Associates. Mr. Butler's spouse is a member of Rankin IV, therefore he is deemed to share beneficial ownership of 105,272 shares of Class A Common held by Rankin IV; he disclaims all interest in such shares. Mr. Butler disclaims all interest in 4,349 shares of Class A Common held in trust for the benefit of his minor children and for which he is the trustee and has sole power to vote and dispose of the shares. Mr. Butler is deemed to share with his spouse the power to vote and dispose of 45,641 shares of Class A Common beneficially owned by Mr. Butler's spouse; however, Mr. Butler disclaims beneficial ownership of such shares.

(11)
The aggregate amount of Class A Common beneficially owned by all executive officers and directors and the aggregate amount of Class A Common beneficially owned by all executive officers and directors as a group for which they have shared voting or investment power include the shares of Class A Common of which Mr. Rankin has disclaimed beneficial ownership in note (6) above, Mr. B. Taplin has disclaimed beneficial ownership in note (7) above, Mr. D. Taplin has disclaimed beneficial ownership in note (8) above, Mr. Williams has disclaimed beneficial ownership in note (9) above and Mr. Butler has disclaimed beneficial ownership in note (10) above. As described in note (5) above, the aggregate amount of Class A Common beneficially owned by all executive officers and directors as a group as set forth in the table above does not include shares that the non-employee directors have the right to acquire within 60 days after February 28, 2013 pursuant to the Non-Employee Directors' Plan.
Class B Common Stock

Name	Title of Class	Sole Voting and Investment Power		Shared Voting or Investment Power		Aggregate Amount		Percent of Class(1)
Clara Taplin Rankin, et al. (2) c/o PNC Bank, N.A. 3550 Lander Road Pepper Pike, OH 44124	Class B	—	(2)	—	(2)	1,542,757	(2)	97.50%
Rankin Associates I, L.P., et al. (3) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B	—	(3)	—	(3)	472,371	(3)	29.85%
Beatrice B. Taplin Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B	337,310	(4)	—		337,310	(4)	21.32%
Rankin Associates IV, L.P., et al. (5) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B	—	(5)	—	(5)	294,728	(5)	18.63%
John P. Jumper	Class B	—		—		—		—
Dennis W. LaBarre	Class B	100		—		100		—
Richard de J. Osborne	Class B	—		—		—		—
Alfred M. Rankin, Jr.	Class B	63,052	(6)	767,099	(6)	830,151	(6)	52.47%
James A. Ratner	Class B	—		—		—		—
Britton T. Taplin	Class B	—		—		—		—
David F. Taplin	Class B	15,883	(7)	—		15,883	(7)	1.00%
John F. Turben	Class B	—		—		—		—
David B.H. Williams	Class B	—		767,023	(8)	767,023	(8)	48.48%
J.C. Butler, Jr.	Class B	—		767,023	(9)	767,023	(9)	48.48%
Kenneth C. Schilling	Class B	—		—		—		—
Robert L. Benson	Class B	—		—		—		—
Michael J. Gregory	Class B	—		—		—		—
Gregory H. Trepp	Class B	—		—		—		—
All executive officers and directors as a group (27 persons)	Class B	80,910	(10)	767,099	(10)	848,009	(10)	53.59%

(1)	Less than 0.10%, except as otherwise indicated.

(2)
A Schedule 13D, which was filed with the SEC with respect to Class B Common and most recently amended on February 14, 2013, which is referred to as the Stockholders 13D, reported that, except for NACCO and PNC Bank, N.A., as depository, the signatories to the stockholders' agreement, together in certain cases with trusts and custodianships, which are referred to collectively as the Signatories, may be deemed to be a “group” as defined under the Exchange Act, and therefore may be deemed as a group to beneficially own all of the Class B Common subject to the stockholders' agreement, which is an aggregate of 1,542,757 shares. The stockholders' agreement requires that each Signatory, prior to any conversion of such Signatory's shares of Class B Common into Class A Common or prior to any sale or transfer of Class B Common to any permitted transferee (under the terms of the Class B Common) who has not become a Signatory, offer such shares to all of the other Signatories on a pro-rata basis. A Signatory may sell or transfer all shares not purchased under the right of first refusal as long as they first are converted into Class A Common prior to their sale or transfer. The shares of Class B Common subject to the stockholders' agreement constituted 97.50% of the Class B Common outstanding on February 28, 2013 or 68.12% of the combined voting power of all Class A Common and Class B Common outstanding on such date. Certain Signatories own Class A Common, which is not subject to the stockholders' agreement. Under the stockholders' agreement, NACCO may, but is not obligated to, buy any of the shares of Class B Common not purchased by the Signatories following the trigger of the right of first refusal. The stockholders' agreement does not restrict in any respect how a Signatory may vote such Signatory's shares of Class B Common.

(3)
A Schedule 13D, which was filed with the SEC with respect to Class B Common and most recently amended on February 14, 2013, reported that Rankin Associates I, L.P., which is referred to as Rankin I, and the trusts holding limited partnership interests in Rankin I may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 472,371 shares of Class B Common held by Rankin I. Although Rankin I holds the 472,371 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin I, share the power to vote such shares of Class B Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin I. Each of the trusts holding general and limited partnership interests in Rankin I share with each other the power to dispose of such shares. Under the terms of the Second Amended and Restated Limited Partnership Agreement of Rankin I, Rankin I may not dispose of Class B Common or convert Class B Common into Class A Common without the consent of the general partners owning more than 75% of the general partnership interests of Rankin I and the consent of the holders of more than 75% of all of the partnership interests of Rankin I. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin I and each of the trusts holding limited partnership interests in Rankin I is also subject to the stockholders' agreement.

(4)
Beatrice B. Taplin has the sole power to vote and dispose of 337,310 shares of Class B Common held in trusts. The Stockholders 13D reported that the Class B Common beneficially owned by Beatrice B. Taplin is subject to the stockholders' agreement.

(5)
A Schedule 13D, which was filed with the SEC with respect to Class B Common and most recently amended on February 14, 2013, reported that the trusts holding limited partnership interests in Rankin IV may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 294,728 shares of Class B Common held by Rankin IV. Although Rankin IV holds the 294,728 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin IV, share the power to vote such shares of Class B Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin IV. Each of the trusts holding general and limited partnership interests in Rankin IV share with each other the power to dispose of such shares. Under the terms of the Amended and Restated Limited Partnership Agreement of Rankin IV, Rankin IV may not dispose of Class B Common or convert Class B Common into Class A Common without the consent of the general partners owning more than 75% of the general partnership interests of Rankin IV and the consent of the holders of more than 75% of all of the partnership interests of Rankin IV. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin IV and each of the trusts holding limited partnership interests in Rankin IV is also subject to the stockholders' agreement.

(6)
Alfred M. Rankin, Jr. may be deemed to be a member of the group described in note (3) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I and therefore may be deemed to beneficially own, and share the power to vote and dispose of, 472,371 shares of Class B Common held by Rankin I. In addition, Mr. Rankin may be deemed to be a member of the group described in note (5) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin IV and therefore may be deemed to beneficially own, and share the power to vote and dispose of, 294,728 shares of Class B Common held by Rankin IV. Mr. Rankin disclaims beneficial ownership of 713,791 shares of Class B Common held by Rankin I and Rankin IV to the extent in excess of his pecuniary interest in each such entity. The Stockholders 13D reported that the Class B Common beneficially owned by Alfred M. Rankin, Jr. is subject to the stockholders' agreement.

(7)	The Stockholders 13D reported that the Class B Common beneficially owned by David F. Taplin is subject to the stockholders' agreement.

(8)
David B.H.Wiliams' spouse is a member of Rankin I and Rankin IV; therefore, he is deemed to share beneficial ownership of 767,023 shares of Class B Common held by Rankin I and Rankin IV. Mr. Williams disclaims beneficial ownership of such shares.

(9)
The spouse of J.C. Butler, Jr., an executive officer of NACCO, is a member of Rankin I and Rankin IV; therefore, Mr. Butler is deemed to share beneficial ownership of 767,023 shares of Class B Common held by Rankin I and Rankin IV. Mr. Butler disclaims beneficial ownership of such shares.

(10)
The aggregate amount of Class B Common beneficially owned by all executive officers and directors as a group and the aggregate amount of Class B Common beneficially owned by all executive officers and directors as a group for which they have shared voting or investment power include the shares of Class B Common of which Mr. Rankin has disclaimed beneficial ownership in note (6) above, Mr. Williams has disclaimed beneficial ownership in note (8) above and Mr. Butler has disclaimed beneficial ownership in note (9) above.

Beatrice B. Taplin is the sister-in-law of Clara Taplin Rankin. Britton T. Taplin is the son of Beatrice B. Taplin, and David F. Taplin is a nephew of Beatrice B. Taplin and Clara Taplin Rankin. Clara Taplin Rankin is the mother of Alfred M. Rankin, Jr. J.C. Butler, Jr., an executive officer of NACCO, is the son-in-law of Alfred M. Rankin, Jr. and the brother-in-law of David B.H. Williams. David B.H. Williams is the son-in-law of Alfred M. Rankin Jr. and brother-in-law of Mr. Butler. The combined beneficial ownership of such persons shown in the foregoing tables equals 1,359,101 shares, or 19.91%, of the Class A Common and 1,183,344 shares, or 74.79%, of the Class B Common outstanding on February 28, 2013. The combined beneficial ownership of all our directors, together with Beatrice B. Taplin, and all of our executive officers whose beneficial ownership of Class A Common and Class B Common must be disclosed in the foregoing tables in accordance with Rule 13d-3 under the Exchange Act, equals 1,397,592 shares, or 20.48%, of the Class A Common and 1,185,319 shares, or 74.91%, of the Class B Common outstanding on February 28, 2013. Such shares of Class A Common and Class B Common together represent 58.51% of the combined voting power of all Class A Common and Class B Common outstanding on such date.
SUBMISSION OF STOCKHOLDER PROPOSALS
Proposals of stockholders intended to be eligible for inclusion in our Proxy Statement and form of proxy relating to our next annual meeting must be received at our executive offices on or before November 22, 2013. Such proposals must be addressed to the Company, 5875 Landerbrook Drive, Suite 220, Cleveland, Ohio 44124-4069, Attention: Secretary. Any stockholder intending to propose any matter at the next annual meeting but not intending for us to include the matter in our Proxy Statement and proxy related to the next annual meeting must notify us on or after December 22, 2013 but on or before January 21, 2014 of such intention in accordance with the procedures set forth in our Bylaws. If we do not receive such notice within that time frame, the notice will be considered untimely. Our proxy for the next annual meeting will grant authority to the persons named therein to exercise their voting discretion with respect to any matter of which we did not receive notice between December 22, 2013 and January 21, 2014. Notices should be submitted to the address set forth above.
COMMUNICATIONS WITH DIRECTORS
Our security holders and other interested parties may communicate with our Board of Directors as a group, with the non-management directors as a group, or with any individual director by sending written communications to NACCO Industries, Inc., 5875 Landerbrook Drive, Suite 220, Cleveland, Ohio 44124-4069, Attention: Secretary. Complaints regarding accounting, internal accounting controls or auditing matters will be forwarded directly to the Chairman of the Audit Review Committee. All other communications will be provided to the individual director(s) or group of directors to whom they are addressed. Copies of all communications will be provided to all other directors; provided, however, that any such communications that are considered to be improper for submission to the intended recipients will not be provided to the directors. Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate, directly or indirectly, to our or our subsidiaries business or communications that relate to improper or irrelevant topics.
SOLICITATION OF PROXIES
We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mails, proxies may be solicited by our directors, officers and employees by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Class A Common and Class B Common held of record by such persons, and we will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

OTHER MATTERS
The directors know of no other matters which are likely to be brought before the meeting. The enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.
John D. Neumann
Secretary
Cleveland, Ohio
March 22, 2013
It is important that the proxies be returned promptly. Stockholders who do not expect to attend the meeting are urged to fill out, sign, date and mail the enclosed form of proxy in the enclosed envelope, which requires no postage if mailed in the United States, or in the alternative, vote your shares electronically either over the internet (www.investorvote.com/NC) or by touch-tone telephone (1-800-652-8683). Stockholders who hold both Class A Common and Class B Common only have to fill out, sign, date and return the single enclosed form of proxy or vote once via the internet or telephone. For information on how to obtain directions to be able to attend the annual meeting and vote in person, please contact our General Counsel at 5875 Landerbrook Drive, Suite 220, Cleveland, Ohio 44124-4069, or call (440) 229-5151 or email ir@naccoind.com.

Appendix A

NACCO INDUSTRIES, INC. ANNUAL INCENTIVE COMPENSATION PLAN

1.	Purpose of the Plan
The purpose of the NACCO Industries, Inc. Annual Incentive Compensation Plan (the “Plan”) is to further the profits and growth of NACCO Industries, Inc. (the “Company”) by enabling the Company and its wholly-owned subsidiaries (together with the Company, the “Employers”) to attract and retain employees by offering annual incentive compensation to those employees who will be in a position to help the Company meet its financial and business objectives.

2.	Definitions
(a)“Award” means cash paid to a Participant under the Plan for a Performance Period in an amount determined in accordance with Section 5.

(b)“Change in Control” means the occurrence of an event described in Appendix 1 hereto.

(c)“Committee” means the Compensation Committee of the Company's Board of Directors or any other committee appointed by the Company's Board of Directors to administer this Plan in accordance with Section 3, so long as any such committee consists of not less than two directors of the Company and so long as each member of the Committee is (i) an “outside director” for purposes of Section 162(m) and (ii) is not an employee of the Company or any of its subsidiaries.

(d)“Covered Employee” means any Participant who is a “covered employee” for purposes of Section 162(m) or any Participant who the Committee determines in its sole discretion could become a “covered employee.”

(e)“Disability” means an approved application for disability benefits under an Employer's long-term disability plan or under any applicable government program.

(f)“Guidelines” means the guidelines that are approved by the Committee for the administration of the Awards granted under the Plan. To the extent that there is any inconsistency between the Guidelines and the Plan, the Guidelines will control.

(g)“Hay Salary Grade” shall mean the salary grade or Salary Points assigned to a Participant by the Employers pursuant to the Hay Salary System, or any successor salary system subsequently adopted by the Employers.

(h)“Participant” means any person who is classified by the Employers as a salaried employee, who in the judgment of the Committee occupies a key position in which his efforts may contribute to the profits or growth of the Employers and who is designated as a Participant in the Plan by the Committee. In addition, following the end of the Performance Period, the Committee may make one or more discretionary Awards to employees of the Employers who were not previously designated as Participants. Directors of the Employers who are also employees of the Employers are eligible to participate in the Plan.

(i)“Payment Period” means, with respect to any Performance Period, the period from January 1 to March 15 of the calendar year immediately following the calendar year in which such Performance Period ends.

(j)“Performance Period” means any period of one year (or portion thereof) on which an Award is based, as established by the Committee. Any Performance Period(s) applicable to a Qualified Performance-Based Award shall be established by the Committee not later than 90 days after the commencement of the Performance Period on which such Qualified Performance-Based Award will be based and prior to completion of 25% of such Performance Period.

(k)“Performance Objectives” shall mean the performance objectives established pursuant to the Plan for Participants. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of (i) the individual Participant or (ii) any Subsidiary, division, business unit, department or function of the Company. Performance Objectives may be measured on an absolute or relative basis. Different groups of Participants may be subject to different Performance Objectives for the same Performance Period. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance-

Based Award shall be based on one or more, or a combination, of the following criteria, or the attainment of specified levels of growth or improvement in one or more of the following criteria: return on equity, return on total capital employed, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, earnings before interest and taxes, revenue, revenue growth, gross margin, net or standard margin, return on investment, increase in the fair market value of shares, share price (including, but not limited to, growth measures and total stockholder return), operating profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), inventory turns, financial return ratios, market share, earnings measures/ratios, economic value added, balance sheet measurements (such as receivable turnover), internal rate of return, customer satisfaction surveys or productivity, net income, operating profit or increase in operating profit, market share, increase in market share, sales value, sales value increase over time, economic value income, economic value increase over time, new project development, adjusted standard margin or net sales.

(l)“Qualified Performance-Based Award” shall mean any Award or portion of an Award granted to a Covered Employee on or after January 1, 2013 that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m).

(m) “Retire” means a termination of employment that entitles the Participant to immediate commencement of his pension benefits under The Combined Defined Benefit Plan of NACCO Industries, Inc. and its Subsidiaries or, for Participants who are not members of such plan, a termination of employment with the Employers after reaching age 60 with at least 15 years of service.

(n)    “Salary Points” means the salary points assigned to a Participant by the Committee for the applicable Performance Period pursuant to the Hay salary point system, or any successor salary point system adopted by the Committee.
(o)    “Section 162(m)” means Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor provision.
(p)“Subsidiary” shall mean any corporation, partnership or other entity, the majority of the outstanding voting securities of which is owned, directly or indirectly, by the Company.
(q)“Target Award” shall mean the designated salary midpoint that corresponds to a Participant's Salary Points, multiplied by the short-term incentive compensation target percent for those Salary Points for the applicable Performance Period, as determined by the Committee. The Target Award is the Award that would be paid to a Participant under the Plan if each Performance Objective is met exactly at target level. Calculations of Target Awards for a Performance Period shall initially be based on the Participant's Hay Salary Grade as of January 1st of the first year of the Performance Period. However, such Target Awards shall be changed during or after the Performance Period under the following circumstances: (i) if a Participant receives a change in Salary Points, salary midpoint and/or short-term incentive compensation target percentage during a Performance Period, such change shall be reflected in a pro-rata Target Award, (ii) employees hired into or promoted into a position eligible to participate in the Plan during a Performance Period will be assigned a pro-rated Target Award based on their length of service during the Performance Period and (iii) the Committee may increase or decrease the amount of the Target Award at any time, in its sole and absolute discretion; provided, however, that (X) no such decrease may occur following a Change in Control and (Y) effective January 1, 2013, no such increase, adjustment or any other change may be made that would cause any Qualified Performance-Based Award to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Code Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)).

3.	Administration
This Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Award granted under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration (including, without limitation, the Guidelines), and to make all other determinations necessary or advisable for the administration of this Plan. Notwithstanding the foregoing, no such action may be taken by the Committee that would cause any Qualified Performance-Based Awards to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)). A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, shall be conclusive, final and binding upon the Employers and all present and former Participants, all other employees of the Employers, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith.

4.	Eligibility
Each Participant shall be eligible to participate in this Plan and receive Awards in accordance with Section 5; provided, however, that, unless otherwise determined by the Committee or as otherwise provided in Section 6 below, (a) a Participant must be employed by the Employers on the last day of the Performance Period (or die, become Disabled or Retire during such Performance Period) in order to be eligible to receive an Award for such Performance Period and (b) the Award of a Participant who is described in the preceding clause or who is employed on the last day of the Performance Period but is not employed during the entire Performance Period shall be paid in a pro-rated amount based on the number of days the Participant was actually employed by the Employers during such Performance Period. Notwithstanding the foregoing, the Committee shall have the discretion to grant an Award to a Participant who does not meet the foregoing requirements; provided that, effective January 1, 2013, no such action may be taken by the Committee that would cause any Qualified Performance-Based Awards to be includable as applicable employee remuneration of such Participant, as such term is defined in Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)).

5.	Awards
The Committee may, from time to time and upon such conditions as it may determine, authorize the payment of Awards to Participants, which shall be consistent with, and shall be subject to all of the requirements of, the following provisions:
(a)The Committee shall approve (i) a Target Award to be granted to each Participant and (ii) a formula for determining the amount of each Award, which formula is based upon the achievement of Performance Objectives as set forth in the Guidelines; provided, however, that with respect to any Qualified Performance-Based Award, the Committee shall approve the foregoing not later than the ninetieth day of the applicable Performance Period and prior to the completion of 25% of such Performance Period.

(b)Prior to the end of the Payment Period, the Committee shall approve (i) a preliminary calculation of the amount of each Award based upon the application of the formula and actual performance relative to the Target Awards previously determined in accordance with Section 5(a); and (ii) a final calculation of the amount of each Award to be paid to each Participant for the Performance Period. Such approval shall be certified by the Committee before any amount is paid under any Award with respect to that Performance Period. Notwithstanding the foregoing, the Committee shall have the power to (1) decrease the amount of any Award below the amount determined in accordance with Section 5(b)(i); and/or (2) increase the amount of any Award above the amount determined in accordance with Section 5(b)(i); provided, however, that (A) no such decrease may occur following a Change in Control and (B) no such increase, change or adjustment may be made that would cause any Qualified Performance-Based Award to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)). No Award, including any Award equal to the Target Award, shall be payable under the Plan to any Participant except as determined by the Committee.

(c)Each Award shall be fully paid during the Payment Period and shall be paid in cash. Awards shall be paid subject to all withholdings and deductions pursuant to Section 7. Notwithstanding any other provision of the Plan, the maximum amount paid to a Participant in a single calendar year as a result of Awards under this Plan shall not exceed $8,000,000 or such lesser amount specified in the Guidelines.

(d)At such time as the Committee approves a Target Award and formula for determining the amount of each Award, the Committee shall designate whether all or any portion of the Award is a Qualified Performance-Based Award.

6.	Change in Control

(a)	The following provisions shall apply notwithstanding any other provision of the Plan to the contrary.

(b)
Amount of Award for Year of Change In Control. In the event of a Change in Control during a Performance Period, the amount of the Award payable to a Participant who is employed by the Employers on the date of the Change in Control (or who died, become Disabled or Retired during such Performance Period and prior to the Change in Control) for such Performance Period shall be equal to the Participant's Target Award for such Performance Period, multiplied by a fraction, the numerator of which is the number of days during the Performance Period during which the Participant was employed by the Employers prior to the Change in Control and the denominator of which is the number of days in the Performance Period.

(c)
Time of Payment. In the event of a Change in Control, the payment date of all outstanding Awards (including, without limitation, the pro-rata Target Award for the Performance Period during which the Change in Control occurred) shall be the date that is between two days prior to, or within 30 days after, the date of the Change in Control, as determined by the Committee in its sole and absolute discretion.

7.	Withholding Taxes
Any Award paid to a Participant under this Plan shall be subject to all applicable federal, state and local income tax, social security and other standard withholdings and deductions.

8.	Amendment and Termination
The Committee may alter or amend this Plan (including the Guidelines) from time to time or terminate it in its entirety; provided, however, that effective January 1, 2013, no such increase, change or adjustment may be made that would cause a Qualified Performance-Based Award to be includable as “applicable employee remuneration” of a Covered Employee, as such term is defined in Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)).

9.	Approval by Stockholders
The Plan will be submitted for approval by the stockholders of the Company. If such approval has not been obtained by July 1, 2013, all grants of Target Awards made on or after January 1, 2013 for Performance Periods beginning on or after January 1, 2013 will be rescinded.

10.	General Provisions

(a)No Right of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Employers, or shall in any way affect the right and power of the Employers to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Employers might have done if this Plan had not been adopted.

(b)Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

(c)Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

(d)American Jobs Creation Act. It is intended that this Plan be exempt from the requirements of Section 409A of the Internal Revenue Code, as enacted by the American Jobs Creation Act, and the Plan shall be interpreted and administered in a manner to give effect to such intent.

(e)Limitation on Rights of Participants; No Trust. No trust has been created by the Employers for the payment of Awards granted under this Plan; nor have the Participants been granted any lien on any assets of the Employers to secure payment of such benefits. This Plan represents only an unfunded, unsecured promise to pay by the Participant's Employers, and the Participants hereunder are unsecured creditors of their Employer.

(f)Payment to Guardian. If an Award is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct payment of such Award to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to the distribution of such Award. Such distribution shall completely discharge the Company from all liability with respect to such Award.

(g)Offset of Awards. Notwithstanding anything in the Plan to the contrary, if, prior to the payment of any Award, it is determined that any amount of money is owed by the Participant to any Employer, the Award otherwise payable to the Participant may be reduced in satisfaction of the Participant's debt to such Employer. Such amount(s) owed by the Participant to the Employer may include, but is not limited to, the unused balance of any cash advances previously obtained by the Participant, or any outstanding credit card debt incurred by the Participant.

11.	Liability of Employers, Transfers and Guarantees.

(a)In general. The provisions of this Section shall apply notwithstanding any other provision of the Plan to the contrary.

(b)Liability for Payment/Transfers of Employment.

(i)
Subject to the provisions of clause (ii) of this Section, the Employers shall each be solely liable for the payment of amounts due hereunder to or on behalf of the Participants who are (or were) its employees.

(ii)
Notwithstanding the foregoing, if the benefits that are payable to or on behalf of a Participant are based on the Participant's employment with more than one Employer, the following provisions shall apply:

(1)
Upon a transfer of employment, the Participant's Award shall be transferred from the prior Employer to the new Employer. Subject to Section 11(b)(ii)(2)(C), the last Employer of the Participant shall be responsible for processing the payment of the entire amount of the Participant's Award hereunder; and

(2)
Notwithstanding the provisions of clause (i), (A) each Employer shall be solely liable for the payment of the portion of the Participant's Award that was earned by the Participant while he was employed by that Employer; (B) each Employer (unless it is insolvent) shall reimburse the last Employer for its allocable share of the Participant's distribution; (C) if any responsible Employer is insolvent at the time of distribution, the last Employer shall not be required to make a distribution to the Participant with respect to amounts which are allocable to service with that Employer; and (D) each Employer shall (to the extent permitted by applicable law)receive an income tax deduction for the Employer's allocable share of the Participant's distribution.

Effective Date
This Plan shall be effective as of, and contingent upon, the “Spin Off Date,” as such term is defined in the 2012 Separation Agreement by and between NACCO Industries, Inc. and Hyster-Yale Materials Handling, Inc. (the “Effective Date”).

Appendix 1.    Change in Control.

I. Change in Control. The term “Change in Control” shall mean the occurrence of (i), (ii) or (iii) below; provided that such occurrence occurs on or after the Effective Date and meets the requirements of Treasury Regulation Section 1.409A-3(i)(5) (or any successor or replacement thereto) with respect to a Participant:
i. Any “Person” (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more Permitted Holders, is or becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the then outstanding voting securities of NACCO Industries, Inc. (“NACCO”), other than any direct or indirect acquisition, including but not limited to an acquisition by purchase, distribution or otherwise, of voting securities:

(A) directly from NACCO that is approved by a majority of the Incumbent Directors (as defined below); or

(B) by any Person pursuant to an Excluded NACCO Business Combination (as defined below);

provided, that if at least a majority of the individuals who constitute Incumbent Directors determine in good faith that a Person has become the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the combined voting power of the outstanding voting securities of NACCO inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person is the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or less of the combined voting power of the outstanding voting securities of NACCO, then no Change in Control shall have occurred as a result of such Person's acquisition; or

ii.	a majority of the Board of Directors of NACCO ceases to be comprised of Incumbent Directors; or

iii.
the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of NACCO or the acquisition of assets of another corporation, or other transaction involving NACCO (“NACCO Business Combination”) excluding, however, such a Business Combination pursuant to which both of the following apply (such a Business Combination, an “Excluded NACCO Business Combination”):

(A) the individuals and entities who beneficially owned, directly or indirectly, NACCO immediately prior to such NACCO Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such NACCO Business Combination (including, without limitation, an entity that as a result of such transaction owns NACCO or all or substantially all of the assets of NACCO, either directly or through one or more subsidiaries); and

(B) at the time of the execution of the initial agreement, or of the action of the Board of Directors of NACCO, providing for such NACCO Business Combination, at least a majority of the members of the Board of Directors of NACCO were Incumbent Directors.

II. Definitions. The following terms as used herein shall be defined as follow:

1. “Incumbent Directors” means the individuals who, as of the day after the Effective Date, are Directors of NACCO and any individual becoming a Director subsequent to such date whose election, nomination for election by NACCO's stockholders, or appointment, was approved by a vote of at least a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of NACCO in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual's election or appointment to the Board of Directors of NACCO occurs as a result of an actual or threatened election contest (as described in Rule 14a‑12(c) of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of NACCO.

2. “Permitted Holders” shall mean, collectively, (i) the parties to the Amended and Restated 2012 Stockholders' Agreement, as further amended from time to time, by and among the “Depository”, the “Participating Stockholders” (both as defined therein) and NACCO; provided, however, that for purposes of this definition only, the definition of Participating Stockholders contained in the Stockholders' Agreement shall be such definition in effect on the date of the Change in Control, (ii) any direct or indirect subsidiary of NACCO and (iii) any employee benefit plan (or related trust) sponsored or maintained by NACCO or any direct or indirect subsidiary of NACCO.

NACCO Industries, Inc.

**IMPORTANT ANNUAL MEETING INFORMATION**

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ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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# Admission Ticket

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## Electronic Voting Instructions

### Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

**Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on May 6, 2013.**

### Vote by Internet

- Go to **www.investorvote.com/NC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

### Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 3.

1. Election of Directors:

| | | |
|---|---|---|
| 01 - John P. Jumper | 02 - Dennis W. LaBarre | 03 - Richard de J. Osborne |
| 04 - Alfred M. Rankin, Jr. | 05 - James A. Ratner | 06 - Britton T. Taplin |
| 07 - David F. Taplin | 08 - John F. Turben | 09 - David B. H. Williams |

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **Mark here to vote FOR ALL EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01 ☐ 02 ☐ 03 ☐ 04 ☐ 05 ☐ 06 ☐ 07 ☐ 08 ☐ 09 ☐

## B Non-Voting Items

**Change of Address** — Please print your new address below.

**Comments** — Please print your comments below.

**Meeting Attendance**
Mark the box to the right if you plan to attend the Annual Meeting. ☐

## C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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# 2013 Annual Meeting Admission Ticket

**2013 Annual Meeting of**
**NACCO Industries, Inc. Stockholders**

**May 7, 2013, 9:00 a.m. Local Time**
**NACCO Industries, Inc.**
**5875 Landerbrook Dr., Cleveland, OH 44124**

**Upon arrival, please present this admission ticket and photo identification at the registration desk.**

**▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼**

## Proxy — NACCO Industries, Inc.

## Notice of 2013 Annual Meeting of Stockholders

### Proxy Solicited by Board of Directors for Annual Meeting — May 7, 2013

Richard de J. Osborne and Alfred M. Rankin, Jr., or either of them, each with the full power of substitution, are hereby authorized to represent and vote all shares of Class A Common Stock and Class B Common Stock of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of NACCO Industries, Inc. to be held on May 7, 2013 or at any postponement or adjournment thereof.

**Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed and FOR Proposals 2 – 3.**

**In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.**

(Items to be voted appear on reverse side.)